Exhibit 10.7
EXECUTED
(CONFIDENTIAL TREATMENT OF CERTAIN DESIGNATED PORTIONS OF THIS AGREEMENT HAVE BEEN REQUESTED BY NATIONSTAR MORTGAGE LLC, SUCH CONFIDENTIAL PORTIONS HAVE BEEN OMITTED, AS INDICATED BY AN [*] IN THE TEXT, AND SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION).
SUBSERVICING AGREEMENT
(AMERICAN GENERAL MORTGAGE LOAN TRUST 2010-1)
Effective as of February 1, 2011
Between
MorEquity, Inc.
as Servicer
and
Nationstar Mortgage LLC
as Subservicer
RESIDENTIAL MORTGAGE LOANS

Table of Contents

Exhibit A	Mortgage Loan Data Field Request
Exhibit B	Servicing Transfer Instructions
Exhibit C	[RESERVED]
Exhibit D	Pricing Schedule
Exhibit E	[RESERVED]
Exhibit F	Tax and Flood List of Preferred Vendors
Exhibit G-1	Monthly Reports and Files
Exhibit G-2	Daily Reports and Files
Exhibit H	Nationstar Security Assessment
Exhibit I	Delegated Authority Guidelines and Approval Matrix

SUBSERVICING AGREEMENT
     THIS SUBSERVICING AGREEMENT, dated as of February 1, 2011 (this “Agreement”), is entered into between Nationstar Mortgage LLC (the “Subservicer”) and MorEquity, Inc. (the “Servicer”).
     WHEREAS, on January 31, 2010, the Servicer entered into a pooling and servicing agreement (the “Pooling and Servicing Agreement”), among Sixth Street Funding LLC (the “Depositor”), Wells Fargo Bank, N.A., as master servicer (the “Master Servicer”), securities administrator and custodian, Green Tree Servicing LLC, as designated successor servicer, and U.S. Bank National Association, as trustee, pursuant to which the Servicer is responsible for servicing the mortgage loans identified on Exhibit D thereto (the “Mortgage Loans”) for the benefit of the Depositor;
     WHEREAS, in connection with the Pooling and Servicing Agreement, the Servicer is permitted to enter into subservicing arrangements to service the Mortgage Loans;
     WHEREAS, the Servicer and the Subservicer desire that the Subservicer subservice the Mortgage Loans pursuant to this Agreement;
     NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Defined Terms.
     For purposes of this Subservicing Agreement, all capitalized words and terms in this Agreement not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The following capitalized terms, unless the context requires otherwise, shall have the respective meanings set forth below:
     Accepted Servicing Practices means, with respect to any Mortgage Loan, those mortgage servicing practices that comply with the terms of the Mortgage Loans, the Legal Requirements and the terms and conditions of this Agreement (including those requirements on Exhibit I of this Agreement), and consistent with the same standard of care, skill, prudence, and diligence with which the Subservicer services similar mortgage loans within its servicing portfolio, giving due consideration to (i) the customary and usual standards of practice of prudent institutional mortgage loan servicers that are utilized with respect to mortgage loans comparable to the Mortgage Loans and (ii) the objective of maximizing the timely recovery of principal and interest on the Mortgage Loans in the best interests of the Trust.
     Accounts mean the P & I Custodial Accounts and the T & I Escrow Accounts.
     Affiliate shall have the meaning set forth in the Pooling and Servicing Agreement.

     Agreement means this Subservicing Agreement and all written amendments hereof and supplements hereto.
     Ancillary Income means an amount equivalent to all income derived from the Mortgage Loans in accordance with Accepted Servicing Practices (other than Subservicing Fees and prepayment penalties) from Late Fees, phone pay fees, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, investment income on the Accounts, assumption fees and modification fees.
     Appraisal Report means a report setting forth the fair market value of a Mortgaged Property as determined by an appraiser and in compliance with applicable law. For appraisals conducted prior to the Servicing Transfer Date, such Appraisal Reports shall be in the form received by the Subservicer, and for appraisals conducted subsequent to the Servicing Transfer Date, such Appraisal Reports shall be in a form indicating that the related appraisals have been conducted in accordance with the Uniform Standards of Professional Appraisal Practice, provided in each case by an independent appraiser.
     Assignment of Mortgage means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the party indicated therein.
     Broker Price Opinion (“BPO”) means an opinion of the fair market value of a Mortgaged Property given by a licensed real estate broker, which generally includes at least three comparable sales and three comparable listings.
     Business Day shall have the meaning set forth in the Pooling and Servicing Agreement.
     Code shall have the meaning set forth in the Pooling and Servicing Agreement.
     Condemnation Proceeds means all awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent the award of settlement is not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.
     Custodial Agreement means any custodial agreement between the Trust and any Custodian (as the same may be amended, restated, supplemented or otherwise modified from time to time), which provides for the custody of the original Mortgage Note and recorded Mortgage, and which the Trust provides notice in writing to the Subservicer.
     Custodian shall have the meaning set forth in the Pooling and Servicing Agreement.
     De-Boarding Fee means a fee paid by Servicer to Subservicer when a Mortgage Loan transfers from Subservicer to another servicer and in accordance with Exhibit D.
     Defaulted Loan means a Mortgage Loan that is sixty (60) or more days Delinquent, or such other Mortgage Loan as may be agreed upon between Servicer and Subservicer.

     Delegated Authority Guidelines and Approval Matrix means the delegated authority to initiate loss mitigation or recovery actions within the agreed parameters set forth in Section 2.5 and in Exhibit I.
     Delinquent shall have the meaning set forth in the Pooling and Servicing Agreement.
     Designated Successor Servicer shall have the meaning set forth in the Pooling and Servicing Agreement.
     Determination Date means, with respect to each Remittance Date, the last Business Day prior to that Remittance Date.
     Due Date shall have the meaning set forth in the Pooling and Servicing Agreement.
     Eligible Account shall have the meaning set forth in the Pooling and Servicing Agreement.
     Eligible Investments means any one or more of the following obligations or securities acquired at a purchase price of not greater than par which investment provides for a date of maturity not later than the next succeeding Remittance Date:
     (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;
     (ii) (A) demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company has a short-term uninsured debt rating in one of the two highest available rating categories of Standard & Poor’s and in the highest available rating category of Moody’s and provided that each such investment has an original maturity of no more than 365 days and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;
     (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated “A” or higher by S&P and “Aaa” or higher by Moody’s, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest or (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee, the Servicer, the Master Servicer or the Securities Administrator, as the case may be, in exchange for such collateral and (C) be delivered to the Trustee, the Servicer, the Master Servicer or the Securities Administrator or, if the Trustee, the Servicer, the Master Servicer or the Securities Administrator, as applicable, is supplying the collateral, an agent for the Trustee, the Servicer, the Master Servicer or the Securities Administrator, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;
     (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by each of Standard & Poor’s and Moody’s in their respective highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;
     (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand) that is rated by each of Standard & Poor’s and Moody’s in their respective highest short-term unsecured debt ratings available at the time of such investment; and
     (vi) units of money market funds registered under the Investment Company Act of 1940 that, if rated by each of Standard & Poor’s and Moody’s, are rated in their respective highest rating categories (if so rated);
     provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.
     Escrow means all funds collected by the Subservicer and to be held in one or more T & I Escrow Accounts to cover expenses of the Mortgagor required to be paid under the Mortgage to third parties, including, without limitation, (i) taxes, special assessments, water, sewer and other governmental impositions or charges that are or may become liens on the Mortgaged Property prior to that of the Mortgage Loan, (ii) ground rents, and (iii) Hazard Insurance, Flood Insurance, and Private Mortgage Insurance and other insurance premiums.
     Escrow Payments shall have the meaning set forth in the Pooling and Servicing Agreement.
     Event of Default means any event set forth in Section 9.1 hereof.
     Fannie Mae means the government sponsored entity organized or known as the Federal National Mortgage Association or any successor thereto.
     Fannie Mae Guidelines means the guidelines contained in the Fannie Mae Servicing Guide pertaining to one-to-four-family, first or junior lien, conventional single family mortgage loans, and all supplements, amendments or additions thereto, but only with respect to the practices set forth therein that are applicable to actions undertaken in connection with the delinquency, foreclosure, REO disposition, remedies for defaulted loans and property insurance procedures and claims.
     FDIC means the Federal Deposit Insurance Corporation.

     FHA means the Federal Housing Administration of the United States Department of Housing and Urban Development, or any successor thereto.
     First Lien Mortgage Loan means a Mortgage Loan secured by a first priority lien Mortgage on the related Mortgage Property.
     Flood Insurance or Flood Insurance Policy means an insurance policy insuring against loss or damage from flood hazards not typically covered within the scope of standard extended hazard coverage, together with all riders and endorsements thereto.
     Freddie Mac means the government sponsored entity organized or known as the Federal Home Loan Mortgage Corporation or any successor thereto.
     Freddie Mac Guidelines means the guidelines contained in the Freddie Mac Single-Family Seller/Servicer Guide and all supplements, amendments, or additions thereto, but only with respect to the practices set forth therein that are applicable to actions undertaken in connection with the delinquency, foreclosure, REO disposition, remedies for defaulted loans and property insurance procedures and claims.
     Hazard Insurance or Hazard Insurance Policy means a fire casualty extended coverage insurance policy insuring against loss or damage from fire hazard, wind, liability and other risks covered within the scope of standard extended hazard coverage, together with all riders and endorsements thereto.
     High Cost Loan means any Mortgage Loan, as specifically identified on the Mortgage Loan Schedule, classified at the time of its origination as (a) a “high cost” loan under HOEPA, or (b) a “high cost,” “threshold,” “covered” (provided however the “covered” classification does not apply to loans originated subject to the New Jersey Home Ownership Act of 2002 as a “covered home loan” which are not also high cost loans), “predatory” or similar loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees.
     HOEPA means the Home Ownership and Equity Protection Act of 1994.
     HMP Owner Payments means payments from the U.S. Treasury to an investor, as outlined under the heading “Lender/Investor Compensation” in the guidelines established under the HMP Program.
     HMP Program means the Home Affordable Modification Program as issued by the United States Treasury Department.
     HMP Servicer Payments means payments from the U.S. Treasury to a servicer, as outlined under the heading “Servicer Compensation” in the guidelines established under the HMP Program , including but not limited to any and all incentive payments due under the guidelines on and after the Transfer Date.

     Insurance Policy means any insurance policy issued for a Mortgage Loan, including any related Private Mortgage Insurance, Hazard Insurance, Flood Insurance, and Title Insurance, including all riders and endorsements thereto in effect, including any replacement policy or policies for any such Insurance Policies.
     Insurance Proceeds shall have the meaning set forth in the Pooling and Servicing Agreement.
     Insurer means an insurance company that provides an Insurance Policy.
     Late Fee means, as described in the Mortgage Note, any fee paid by or due from a Mortgagor as an additional payment in respect of Mortgagor’s making payment later than the Due Date thereof, after application of any applicable grace period.
     Legal Requirements means, with respect to the context in which this defined term is used herein, all applicable federal, state or local laws (including without limitation any Predatory Lending Law and anti-money laundering law) and any other applicable requirements of any government or any agency or instrumentality thereof, which involve or relate to the origination and servicing of a Mortgage Loan, the actions or interests of the lender or mortgagee of a Mortgage Loan, the management (including ownership, servicing, and disposition) of a Mortgaged Property or REO Property, and the performance of the servicing obligations by the Subservicer hereunder.
     Lender-Paid Mortgage Insurance means lender-paid mortgage insurance.
     LIBOR means, as of any date of determination, the rate per annum equal to the one-month LIBOR rate published by Bloomberg for such date or, if such rate is not available, the rate appearing at page 3750 of the Telerate Screen as one-month LIBOR for such date.
     Limited Power of Attorney means the power of attorney or other documentation to be agreed upon by the Trustee and the Subservicer.
     Liquidated Mortgage Loan shall have the meaning set forth in the Pooling and Servicing Agreement.
     Liquidation Proceeds shall have the meaning set forth in the Pooling and Servicing Agreement.
     Master Servicer shall have the meaning set forth in the Pooling and Servicing Agreement.
     MERS® shall have the meaning set forth in the Pooling and Servicing Agreement.
     Monthly Payment shall have the meaning set forth in the Pooling and Servicing Agreement.
     Mortgage shall have the meaning set forth in the Pooling and Servicing Agreement.

     Mortgage Interest Rate shall have the meaning set forth in the Pooling and Servicing Agreement.
     Mortgage Loan means an individual mortgage loan which is the subject of this Agreement as a result of the Servicer’s identification of such Mortgage Loan and the delegation of the servicing thereof to the Subservicer pursuant to Section 2.1 hereof and which mortgage loan is included on the Mortgage Loan Schedule, and includes without limitation the Mortgage Loan Documents, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Ancillary Income and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan. As applicable, “Mortgage Loan” shall be deemed to refer to the related REO Property or unsecured debt.
     Mortgage Loan Documents means all documents relating to a Mortgage Loan held by the Trustee, Servicer, any Custodian, any Owner Designee and the Subservicer or its designee.
     Mortgage Loan Pool means each group of Mortgage Loans identified on a Mortgage Loan Schedule and made subject to this Agreement from time to time.
     Mortgage Loan Schedule means a schedule of the Mortgage Loans prepared by the Servicer to be delivered by the Servicer as set forth in Section 2.1(a) of this Agreement.
     Mortgage Note shall have the meaning set forth in the Pooling and Servicing Agreement.
     Mortgaged Property shall have the meaning set forth in the Pooling and Servicing Agreement.
     Mortgagor shall have the meaning set forth in the Pooling and Servicing Agreement.
     Negative Environmental Condition means, with respect to any Mortgaged Property, a violation of any standards under applicable statutes, ordinances, rules, regulations, orders or decisions relating to pollution, protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata and natural resources), including without limitation, applicable statutes, ordinances, rules, regulations, orders or decisions relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls and lead and lead-containing materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such items.
     Non-recoverable Servicing Advance means any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the reasonable business judgment of the Subservicer, will not, or, in the case of a proposed Servicing Advance, would not be, ultimately recoverable from related late payments, Insurance Proceeds, Primary Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

     NPV Tool means the Fannie Mae approved Net Present Value calculator utilized pursuant to the HMP Program for determining whether foreclosure, a deed in lieu, short sale or a loan modification (or other loss mitigation treatment) results in the optimal economic outcome.
     Owner Designee means a Person designated by the Trustee or Servicer, as the case may be, pursuant to a written notice delivered to the Subservicer that identifies the full legal name and address of such Person and the purpose for which such Person has been designated to act or serve on behalf of the Trustee or Servicer, as the case may be.
     P & I Custodial Account means the separate account or accounts created and maintained pursuant to Article VI hereof.
     Paid-In-Full means with respect to a Mortgage Loan, the amount required to satisfy a Mortgage Loan in full, which amount includes the unpaid principal balance, interest due on account and, to the extent permitted by the Legal Requirements, any other funds to be collected at the time of payoff from the Mortgagor pursuant to the terms of such Mortgage Loan, such as recording fees, service fees, attorney fees, escrow advances, prepayment penalties and other costs as applicable.
     Pass-Through Expense means all customary and reasonable costs and expenses incurred by the Subservicer, which pursuant to customary industry standards are due and payable to a Person other than the Subservicer, which are not reimbursable to the Subservicer from the Mortgagor or through the netting of proceeds from the related Mortgage Loan or Mortgaged Property, and which are in the nature of an expenditure that relates to establishing, maintaining or curing the right, title or interests of the mortgagee or lender of the Mortgage Loan; provided that such costs and expenses shall not include any allocation of overhead costs of the Subservicer. If not specifically listed in Exhibit I, such Pass-Through Expenses shall include, but are not limited to, each of the following items:
1.	The reasonable actual cost of research, recovery and locating any documents missing from the Mortgage Loan Documents.

2.	Payments for reasonable actual costs, fees and expenses incurred in perfecting, filing or recording documents evidencing the assignment, foreclosure, sale or mortgaging of any Mortgaged Property.

3.	Reasonable actual expenses incurred to resolve or cure a dispute or issue involving any failure of the Mortgage Loan to comply with any Legal Requirements or customary industry standards that is attributable to the Servicer, originator or any Person (other than the Subservicer).

4.	Actual expenses or costs incurred in connection with any proceeding, investigation, audit, request or other inquiry by any governmental regulatory agency or other instrumentality involving the compliance of any Mortgage Loans with the Legal Requirements relating to the origination or servicing prior to the Servicing Transfer Date of such Mortgage Loans.

5.	Prior Servicer Expenses — for the prior servicers’ failure to fund or offset the funding of the following; non-funded positive escrow, unapplied balances, non-documented corporate advances, monthly payments not forwarded to the Subservicer, and positive Lender-Paid Mortgage Insurance collected or advanced balances.

6.	Tax Penalties and Interest Expenses — incurred as a result of a prior servicer not disbursing property taxes in a timely manner as defined in the Servicing Transfer Procedures.

7.	Regulatory fines and or penalties associated with the Servicer’s or Owner Designee’s or Custodian’s failure to provide required documents in order to complete the timely satisfaction or release of the mortgage.

8.	Custodian expenses that are paid by the Subservicer.

9.	Set-up, transfer, and release fees for MERS® Mortgage Loans.

10.	Payments for the cost of transfer and/or purchase of services, including such services for property taxes and flood insurance information.
     Person shall have the meaning set forth in the Pooling and Servicing Agreement.
     Pooling and Servicing Agreement has the meaning set forth in the recitals.
     Predatory Lending Law means any Federal, state or local law relating to any predatory, High Cost Loan or abusive lending practices or transactions, which involve or govern single family mortgage loans, including without limitation any such law that provides for the assessment of liability against the purchaser or assignee of the mortgage loan for violations of such law.
     Pricing Schedule means the schedule attached hereto and incorporated herein by reference as Exhibit D, which sets forth certain pricing and compensation rates and amounts accruing and due to the Subservicer hereunder.
     Principal Prepayment shall have the meaning set forth in the Pooling and Servicing Agreement.
     Private Mortgage Insurance or Private Mortgage Insurance Policy means insurance obtained from a Private Mortgage Insurer that insures the holder of the Mortgage Note against all or a portion of any loss incurred from a Mortgagor default under the Mortgage Note or the Mortgage, including all endorsements or riders thereto.
     Private Mortgage Insurer means, with respect to any Mortgage Loan, the entity that has provided Private Mortgage Insurance with respect to such Mortgage Loan.
     Proprietary Information has the meaning set forth in Section 11.1 hereof.

     Qualified Depository has the meaning set forth in Section 6.2 hereof.
     Released Servicing Date means, with respect to a Mortgage Loan, the date on which the servicing of such Mortgage Loan is released from this Agreement and which the servicing functions for such Mortgage Loan are transferred by the Subservicer to another Person.
     REMIC means a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.
     REMIC Provisions means provisions of the United States federal income tax law relating to real estate mortgage investment conduits which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time.
     Remittance Date means each Business Day of each month.
     REO Disposition means the final sale or other disposition by the Subservicer of any REO Property on behalf of the Trust.
     REO Proceeds means proceeds, net of any unreimbursed Servicing Advances in respect of the related Mortgage Loan or REO Property, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property), which are received prior to the REO Disposition. REO Proceeds shall first be applied to outstanding accrued interest and then to outstanding principal on the related Mortgage Loan.
     REO Property means a Mortgaged Property acquired by the Subservicer on behalf of the Trust or its designee through foreclosure or by deed in lieu of foreclosure.
     Reporting Date means the applicable date for reports and files as set forth on Exhibit G-1 and Exhibit G-2.
     Servicer means MorEquity, Inc. or its successor in interest or assigns or any successor to the Servicer under this Agreement, as permitted pursuant to this Agreement.
     Servicing Advances shall have the meaning set forth in the Pooling and Servicing Agreement.
     Servicing Fee shall have the meaning set forth in the Pooling and Servicing Agreement.
     Servicing File means the applicable documents identified in Section 4.6 pertaining to a particular Mortgage Loan, and the computer files, data disks, books, records, data tapes, notes and additional documents generated in the course of servicing the Mortgage Loan, in paper or electronic form.
     Servicing Transfer Date means, with respect to a Mortgage Loan, February 1, 2011, unless otherwise agreed by the Servicer and the Subservicer.

     Servicing Transfer Procedures means the procedures for effecting servicing transfers to the Subservicer hereunder as set forth on Exhibit B attached hereto.
     Stated UPB shall have the meaning of “Stated Principal Balance” set forth in the Pooling and Servicing Agreement.
     Subsequent Recovery shall have the meaning set forth in the Pooling and Servicing Agreement.
     Subservicer means Nationstar Mortgage LLC, or its successor in interest or assigns or any successor to the Subservicer under this Agreement, as permitted pursuant to this Agreement.
     Subservicing Fees shall have the meaning set forth in Section 5.1 hereof.
     Subservicing Officer means any officer of the Subservicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Subservicer to the Servicer, the Trustee and the Custodian on the Servicing Transfer Date, as such list may be amended from time to time.
     T & I Advance has the meaning set forth in Section 4.12 hereof.
     T & I Escrow Account means the separate account or accounts defined in Section 6.1 and operated and maintained pursuant to Article VI hereof.
     Tax and Insurance Reserve means an accounting maintained by the Subservicer for tracking a Mortgagor’s Escrow Payments and Insurance Proceeds.
     Termination Fee has the meaning given in Section 9.2(b) hereof.
     Termination for Convenience has the meaning given in Section 9.2(a) hereof.
     Title Insurance or Title Insurance Policy means an American Land Title Association (ALTA) mortgage loan title policy form 1970, or other form of lender’s title insurance policy in accordance with Freddie Mac or Fannie Mae requirements, including all riders and endorsements thereto, insuring that the Mortgage constitutes a valid lien of specified priority on the Mortgaged Property.
     Trust shall have the meaning set forth in the Pooling and Servicing Agreement.
     Trustee shall have the meaning set forth in the Pooling and Servicing Agreement.
     Valuation means an Appraisal Report, or Broker Price Opinion of any Mortgaged Property.

ARTICLE II
ENGAGEMENT OF SUBSERVICER
     Section 2.1 Servicing; Possession of Servicing Files.
     (a) The Servicer shall transfer the servicing of the Mortgage Loans to the Subservicer on the Servicing Transfer Date. The procedures for affecting such transfer shall be as set forth on the Servicing Transfer Procedures schedule attached hereto as Exhibit B. The Servicer shall make reasonable efforts to provide the Subservicer with advance written or electronic notice of the expected mortgage loans for which servicing may be transferred on the Servicing Transfer Date. Prior to the Servicing Transfer Date, the Subservicer shall negotiate a Limited Power of Attorney with the Trustee in form and substance acceptable to the Subservicer and the Trustee authorizing Subservicer or its authorized agent to execute necessary loan and real estate documents on the Trust’s behalf; and the Subservicer shall deliver a list of its Subservicing Officers to the Servicer and the Trustee. Additionally, with respect to each Mortgage Loan to be serviced hereunder, the Servicer shall comply with the Servicing Transfer Procedures and deliver to the Subservicer the Mortgage Loan Data Field Request (in the form set forth on Exhibit A) for each related Mortgage Loan and, by computer readable electronic transmission, the related Mortgage Loan Schedule not later than five (5) Business Days after the Servicing Transfer Date.
     (b) No later than five (5) Business Days after the Servicing Transfer Date, the Servicer shall deliver or cause to be delivered to the Subservicer all of the documents, information and property that is required for the transfer and commencement of servicing for the related Mortgage Loans, including without limitation the Servicing File and all escrow balances (whether positive or negative), suspense balances, restricted escrow and other cash balances that exist in connection with the Mortgage Loans without offset or netting of any negative balances. In the event that the Subservicer reasonably incurs any cost or expenses because of the failure by the Servicer to deliver or cause the delivery of all such required documents, information and property (including without limitation any advances of funds for escrows or impounds), then the Subservicer shall be reimbursed any such amounts as Pass-Through Expenses pursuant to Section 6.3 hereof. Notwithstanding any provision in this Agreement to the contrary, this paragraph shall not be applicable with respect to any Mortgage Loans to the extent servicing of such Mortgage Loans was previously transferred by the prior servicer to the Subservicer prior to the Trust becoming owner of such Mortgage Loans.
     (c) Nothing shall prohibit the Subservicer or any Affiliate of the Subservicer from taking applications from those Mortgagors who initiate action on their own, or in the case of Mortgage Loans for which default is reasonably foreseeable, from engaging in a program generally to encourage or recommend mortgage loan products provided by the Subservicer or such Affiliate, provided such refinancing is in accordance with Exhibit I. The Subservicer shall furnish to the Servicer all marketing materials at such time such items are provided to the Mortgagors, which materials shall be acceptable to the Servicer. To the extent consistent with Accepted Servicing Practices, as one of its loss mitigation options, the Subservicer shall consider the refinancing of an existing Mortgage Loan in accordance with Exhibit I and to the extent for which default is reasonably foreseeable, into a mortgage loan with a principal balance less than the principal balance of the Mortgage Loan to the extent necessary to qualify the Mortgagor for an FHA-insured mortgage loan.

     (d) The Subservicer shall service the Mortgage Loans as provided herein commencing on the related Servicing Transfer Dates. All servicing shall be conducted in the name of the Subservicer as servicing agent for the Servicer; provided, however, that the Subservicer shall conduct any foreclosure proceedings in the name of the Trust or a designee designated by the Trust, as provided above, and may complete and record any related Assignment in the name of the Trust, or a designee designated by the Trust, as applicable, in such proceedings. The Subservicer may enter into a commercially reasonable arrangement for certain functions relating to the servicing and administration of Mortgage Loans with any Person if such Person is in compliance with the laws of the state(s) necessary to enable it to perform its obligations under such servicing arrangement; provided, however, that pursuant to Section 4.5 the Subservicer shall not delegate the servicing responsibilities with respect to any Mortgage Loan to any subservicer without the prior written consent of the Servicer. Any such arrangement shall be consistent with and not violate the provisions of this Agreement and shall not constitute a “mortgage servicing transfer” within the meaning of Section 6 of the Real Estate Procedures Settlement Act, 12 U.S.C. §2605, (“RESPA”), without prior written approval of the Servicer. In each case, the Subservicer shall remain responsible for its obligations under this Agreement notwithstanding any such arrangement, the Subservicer shall be liable for all acts and omissions of such Person as fully as if such acts and omissions were those of the Subservicer, and the Subservicer shall pay all fees and expenses associated with such arrangement from the Subservicer’s own funds.
     (e) If permitted by the Limited Power of Attorney, the Subservicer, on behalf of the Trust, may sue to enforce or collect on any of the Mortgage Loans or any Insurance Policy covering a Mortgage Loan, as agent of the Trust.
     (f) The Subservicer shall hold each Servicing File in trust for the benefit of the Trust for the sole purpose of servicing the Mortgage Loans. The Subservicer’s possession of Servicing Files shall be for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to this Agreement, and the ownership of the Servicing Files shall remain vested in the Trust and Subservicer shall provide the Trust, Servicer and any Owner Designee with full access to the Servicing Files. All records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Subservicer shall become part of the Servicing Files. The ownership of each Mortgage Loan, including the Mortgage Note, the Mortgage, the Mortgage Loan Documents, the contents of the related Servicing File and all rights, benefits, proceeds and obligations arising therefrom or in connection therewith, is vested in the Trust. All rights arising out of the Mortgage Loans including, but not limited to, all funds received on or in connection with the Mortgage Loans and all records or documents with respect to the Mortgage Loans prepared by or which come into the possession of the Subservicer shall be received and held by the Subservicer in trust for the benefit of the Trust as the owner of the Mortgage Loans. Any portion of the Servicing Files held by the Subservicer shall be segregated from the other books and records of the Subservicer and shall be appropriately marked to clearly reflect the ownership of the Mortgage Loans by the Trust. The Subservicer shall release its custody of the contents of the Servicing Files only in accordance with written instructions of the Servicer, except when such release is required as incidental to the Subservicer’s servicing of the Mortgage Loans. Except as provided herein, the original Mortgage Loan Documents for each Mortgage Loan shall be retained by the Custodian pursuant to the Pooling and Servicing

Agreement. Except as set forth in Section 2.3(a), any fees and expenses of the Custodian shall not be payable by the Subservicer.
     Section 2.2 Books and Records.
     Unless otherwise specifically agreed by the Servicer, record title to each Mortgage and the related Mortgage Note shall remain (i) in blank, (ii) in the name of the Trust, or (iii) in the name of an Owner Designee. The Subservicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for the Mortgage Loans which shall be clearly marked to reflect the ownership of the Mortgage Loans by the Trust. The Trustee, the Servicer and their agents may from time to time upon reasonable notice inspect any of the Subservicer’s books and records pertaining to this Agreement, including without limitation all Servicing Files, at reasonable times during the Subservicer’s normal business hours at the Subservicer’s offices; provided, that upon the occurrence and continuance of an Event of Default, only one (1) Business Day’s prior notice shall be required. At all times while a Mortgage Loan is being serviced hereunder, the beneficial ownership of such Mortgage Loan shall be vested and remain in the name of the Trust. All rights arising out of each Mortgage Loan shall be vested in the Trust and the Subservicer shall not assert any contrary interest therein.
     Section 2.3 Custodial Agreement.
     (a) On or prior to the Servicing Transfer Date, the Servicer shall use reasonable efforts to ensure that the Custodian has received all such Mortgage Loan Documents required to be delivered to it pursuant to the Pooling and Servicing Agreement. The Subservicer shall forward to the Custodian original documents evidencing any assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within ten (10) Business Days of the Subservicer’s receipt of an executed copy of such document; provided, however, that the Subservicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within ten (10) Business Days of submission, and to provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ten (10) Business Days of receipt by Subservicer of the original recorded document.
     (b) If permitted by the Limited Power of Attorney, the Subservicer will be permitted to release any Liquidated Mortgage Loan or proceed with foreclosure actions.
     Section 2.4 Limitation on Scope of Servicing Obligation.
The Subservicer shall not be under any obligation to appear in, prosecute or defend any legal action that (i) is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement, or (ii) exclusively involves allegations against the Trust, the Trustee, the Servicer or prior owners or prior servicers of the Mortgage Loan, including without limitation any allegation or claim involving a violation or breach of any Predatory Lending Law. Notwithstanding the forgoing, should Subservicer desire to undertake to appear in, prosecute or defend actions described in (i) or (ii) above, Subservicer shall obtain Servicer’s consent prior to appearing in, prosecuting or defending these actions. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Servicer will be liable and the Servicer agrees to reimburse the Subservicer for any such expenses, costs and liabilities as Pass-Through Expenses under the terms of this Agreement, except with respect to any expenses, costs and liabilities that are incurred solely as a result of a material breach of this Agreement, the negligence or willful misconduct of the Subservicer that relate to actions pursuant to this Section.
     Section 2.5 Loss Mitigation and Recovery Actions.
     Consistent with Section 4.2 below, Subservicer shall have the delegated authority to initiate loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) within the agreed upon parameters set forth on Exhibit I hereto (also known herein as the “Delegated Authority Guidelines and Approval Matrix”). Subservicer will not engage in principal forgiveness without the prior written consent of the Servicer.
     Section 2.6 HMP Program.
     Subservicer shall implement the HMP Program with respect to the Mortgage Loans subserviced under the Agreement to the extent a Mortgage Loan is eligible for the HMP Program. Subservicer warrants that Subservicer is a servicer in good standing under the HMP. With regard to the Mortgage Loans, Subservicer will not participate in the HMP Principal Reduction Alternative program, the Second Lien Modification Program or the HFA Hardest-Hit Fund Program. Subservicer must obtain Servicer’s written approval with regard to Mortgage Loans to participate in any future optional HMP programs.
     If required by FNMA, FHLMC or the U.S. Department of Treasury, Servicer and Subservicer will execute an Assignment and Assumption Agreement for the transfer of servicing of the Mortgage Loans.
     Section 2.7 Oversight Program.
     Subservicer shall provide to Servicer the ability to monitor Subservicer’s actions by:
     (a) Allowing ten (10) users of Servicer to have remote access to all of Subservicer’s systems that contain account notes, balances, and loan level data. These Subservicer systems include, but are not limited to, LSAMs, Foretracs, and Remedy, as well as other Subservicer systems for which remote access is available for use.
     (b) Subservicer will provide recordings of phone calls with Mortgagors with respect to Mortgage Loans as requested by Servicer not to exceed 10 recorded phone calls per week. Servicer will provide pertinent information needed for Subservicer to identify the requested recordings and Subservicer will send the requested recordings to Servicer on a weekly basis in the form of a .wav or equivalent file per recording. The Servicer and the Subservicer may also have regularly scheduled monitoring sessions on the premises of the Subservicer to listen to the requested phone calls with Mortgagors with respect to Mortgage Loans.

     (c) Subservicer will provide oversight specific reporting. Subservicer agrees to provide data files in formats agreed to with Servicer.
ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS
     Section 3.1 Subservicer Representations, Warranties and Covenants.
     With respect to each Mortgage Loan, as of the related Servicing Transfer Date and as of each day thereafter during which such Mortgage Loan is serviced hereunder, the Subservicer represents, warrants and covenants to the Servicer as follows:
     (a) Due Organization and Authority. The Subservicer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full power and authority to execute, deliver and perform this Agreement; the execution, delivery and performance of this Agreement by the Subservicer and the consummation of the transactions contemplated hereby have been duly and validly authorized and the Subservicer has duly executed and delivered this Agreement; and this Agreement evidences the valid and binding agreement of the Subservicer, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally or general equitable principles.
     (b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement is in the ordinary course of business of the Subservicer.
     (c) No Conflicts. The execution, delivery and performance of this Agreement by the Subservicer will not: (i) conflict with or result in a material breach of any of the terms, conditions or provisions of the Subservicer’s organizational documents or any material agreement or instrument to which the Subservicer is now a party or by which it is bound, or (ii) result in the material violation of any law, rule, regulation, order, judgment or decree to which the Subservicer or its property is subject, which violations would have a material adverse effect on the Subservicer’s ability to perform its obligations hereunder.
     (d) Ability to Perform. The Subservicer does not believe, nor does it have any reason or cause to believe, that it cannot perform in all material respects each and every covenant of the Subservicer contained in this Agreement.
     (e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or, to the Subservicer’s knowledge, threatened against the Subservicer which, either in any one instance or in the aggregate, is reasonably likely to result in any material adverse change in the business, operations, financial condition, properties or assets of the Subservicer, or in any material impairment of the right or ability of the Subservicer to carry on its business substantially as now conducted, or in any material liability on the part of the Subservicer, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Subservicer contemplated herein, or which would be likely to impair materially the ability of the Subservicer to perform under the terms of this Agreement.

     (f) No Consent Required. No material consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Subservicer of this Agreement or the consummation of the transactions contemplated in the Agreement, except those that have been obtained and, to the extent required, remain in full force and effect.
     (g) Qualifications. The Subservicer is an FHA nonsupervised mortgagee.
     (h) Compliance. The Subservicer, its agents and employees, have, and will maintain at all times, all requisite licenses, permits, qualifications and approvals to perform its obligations hereunder in each jurisdiction in which any Mortgaged Property or REO Property is located and is in good standing in each such jurisdiction, except where the failure to possess any such license, permit, qualification or approval would not materially and adversely affect the ability of the Subservicer to conduct its business as it is presently conducted or the enforceability of the related Mortgage Note or Mortgage.
     Section 3.2 Servicer Representations, Warranties and Covenants.
     With respect to each Mortgage Loan, as of the related Servicing Transfer Date and as of each day thereafter during which such Mortgage Loan is serviced hereunder, the Servicer represents, warrants and covenants to the Subservicer as follows:
     (a) Due Organization and Authority. The Servicer is duly organized, validly existing and in good standing under the laws of the State of its organization; the Servicer has the full power and authority to execute, deliver and perform this Agreement; the execution, delivery and performance of this Agreement by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized and the Servicer has duly executed and delivered this Agreement; and this Agreement evidences the valid and binding agreement of the Servicer, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally or general equitable principles.
     (b) No Conflicts. The execution, delivery and performance of this Agreement by Servicer will not: (i) conflict with or result in a material breach of any of the terms, conditions or provisions of the Servicer’s organizational documents or any material agreement or instrument to which the Servicer is now a party or by which it is bound, or (ii) result in the material violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, which violations would have a material adverse effect on Servicer’s ability to perform its obligations hereunder or impair the value of the Mortgage Loans.
     (c) Ability to Perform. The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant of the Servicer contained in this Agreement.
     (d) No Litigation Pending. There is no material action, suit, proceeding or investigation pending or, to the Servicer’s knowledge, threatened against the Servicer that, either in any one instance or in the aggregate, would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement.
     (e) No Consent Required. No material consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer of or compliance by the Servicer with this Agreement, or if required, such approval has been obtained prior to the date of this Agreement, including the approval of this Agreement by the appropriate examiners and supervisory agents.
     (f) Compliance. The Servicer has all requisite licenses, permits, qualifications and approvals to perform its obligations hereunder in each jurisdiction in which any Mortgaged Property is located, except where the failure to possess any such license, permit, qualification or approval would not materially and adversely affect the enforceability of the related Mortgage Note or Mortgage.
     Section 3.3 Servicer Representations, Warranties and Covenants for Mortgage Loans.
     Subject to any disclosures provided by the Servicer, with respect to each Mortgage Loan as of the related Servicing Transfer Date, the Servicer represents, warrants and covenants to the Subservicer as follows:
     (a) Rights to Transfer Servicing. The servicing responsibilities contracted for as of the Servicing Transfer Date have not been assigned or pledged, and the Servicer has full right to transfer the servicing responsibilities to the Subservicer and has full right and authority subject to no interest, or agreement with, any other party (other than any notice required by law, regulation or otherwise, to be delivered to the Mortgagors) to assign the servicing responsibilities pursuant to this Agreement. Upon execution of this Agreement by the parties, no right, title, and interest in and to the ownership of the servicing rights arising from or in connection with the Mortgage Loans shall transfer to the Subservicer.
     (b) Compliance; Enforceability. Except as previously disclosed to the Subservicer in writing: (i) to Servicer’s knowledge, each Mortgage Loan conforms in all material respects to the Legal Requirements; and (ii) to Servicer’s knowledge, the Servicer and each other originator or servicer, as applicable, have complied with all Legal Requirements, the related Mortgage Note and Mortgage and any applicable Insurance Policy with respect to the processing, origination and servicing of each Mortgage Loan.
     (c) Servicing Files and Related Materials. Servicer shall use commercially reasonable efforts to ensure the Servicing Files or Imaged Files provided to the Subservicer by or on behalf of the Servicer and its agent, if applicable, shall contain all documents, instruments and information necessary to service the Mortgage Loans in accordance with the Accepted Servicing Practices and the Mortgage Loan Documents, which may include copies thereof.
     (d) Assistance and Cooperation of Trustee. If any actions of the Trustee or any applicable Owner Designee are necessary or appropriate in connection with the servicing and administration of any Mortgage Loan hereunder, following request by the Subservicer the Servicer shall use its commercially reasonable efforts to cause the Trustee or Owner Designee to perform such actions in a timely manner and to cooperate with and assist the Subservicer in connection with such actions.
ARTICLE IV
SERVICING OF THE MORTGAGE LOANS
     Section 4.1 Standard and Scope of Service.
     On and after each Servicing Transfer Date, the Subservicer shall service each Mortgage Loan in accordance with the Accepted Servicing Practices, the Mortgage Loan Documents and the Legal Requirements and, to the extent applicable to any servicing actions undertaken in connection with the delinquency, foreclosure, REO disposition, remedies for defaulted Mortgage Loans and property insurance procedures and claims, generally in accordance with Accepted Servicing Practices. The Subservicer shall make all Servicing Advances as required pursuant to Section 4.18 and any other applicable provisions of this Agreement. The Subservicer shall not be required to take any action with respect to a Mortgage Loan if it determines in good faith that the action is not permitted by the Legal Requirements, any related Insurance Policy or the Mortgage Loan Documents; provided, however, that the Subservicer shall be entitled to assume that the Mortgage Note and Mortgage may be enforced in accordance with their respective terms. Notwithstanding any provision herein to the contrary, Subservicer shall cooperate with and assist the Servicer in the implementation of all servicing provisions of the Pooling and Servicing Agreement.
     Section 4.2 Authority of the Subservicer; Delinquencies.
     (a) The Subservicer shall have the full power and authority acting alone to do or cause to be done any and all things in connection with the servicing and administration of the Mortgage Loans consistent with the Accepted Servicing Practices.
     (b) If agreed to by the Trustee, upon the request of the Subservicer, the Trustee will furnish the Subservicer with a sufficient quantity of Limited Powers of Attorney and other documents necessary or appropriate, as reasonably specified by Subservicer, to enable the Subservicer to carry out its servicing and administrative duties under this Agreement.
     (c) The Subservicer will conduct its activities hereunder with the goal of curing any Delinquencies in accordance with Accepted Servicing Practices, and in no case, less than in a commercially reasonable manner, including without limitation the pursuit of any remedy or recovery in a manner that has a reasonable likelihood of realizing a higher amount of net proceeds taking into consideration the costs and expenses of obtaining such realization, the probability or risks associated in obtaining such realization and the net present value of such amount based on the expected timing of such realization. The Subservicer’s initial discussions with the Mortgagor will cover the cause of the Delinquency and the time frame in which the Mortgagor believes the Delinquency will be cured. The Subservicer will, at its sole discretion, use notices, letters, telegrams, telephone calls, face-to-face contact and other responsible collection techniques consistent with the Accepted Servicing Practices to attempt to cure the Delinquency and will maintain collection records on all contacts with the Mortgagor. Subject to

Legal Requirements and the Accepted Servicing Practices, the Subservicer shall have the right, at its sole discretion and without the approval of the Servicer, to:
     (i) determine the timing, manner and amount of contact the Subservicer makes with the Mortgagors, but contact attempts with Mortgagors must be initiated no more than sixteen (16) calendar days after each Mortgagor’s Due Date in the event of nonpayment by Mortgagors;
     (ii) negotiate with any Mortgagor a repayment plan of up to twelve (12) months duration; and
     (iii) determine the timing of any notice of intent to foreclose, posting of an account for foreclosure, commencement of foreclosure proceedings or the filing of any documents in connection therewith; provided, however, that the Subservicer shall follow Accepted Servicing Practices.
     (d) Consistent with the terms of this Agreement, the Subservicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Subservicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Trust; provided,however, that the Subservicer shall not permit any waiver or modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment thereof of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), extend the final maturity date with respect to such Mortgage Loan, waive any prepayment penalty (other than accordance with Section 4.19) or any other act that could reasonably be expected to affect materially and adversely the Trust’s interest in the Mortgage Note, Mortgage Loan, Mortgage, Mortgaged Property, Mortgage Loan Documents or Mortgage Servicing File related to a Mortgage Loan.
     (e) Notwithstanding the foregoing, in the event that any Mortgage Loan is a Defaulted Loan or, in the judgment of the Subservicer, such default is reasonably foreseeable, the Subservicer, consistent with Accepted Servicing Practices, may also waive, modify or vary the following terms of such Mortgage Loan (including modifications that would change the Mortgage Interest Rate, forgive the payment of interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the unpaid principal balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as “forbearance”), unless prohibited by Exhibit I.
     (f) As to any Mortgage Loan that becomes 180 days Delinquent, if the Subservicer, determines that the expected recovery through foreclosure or other liquidation of the Mortgaged Property will result in no or a de minimus amount of Liquidation Proceeds, then the Subservicer shall provide the Servicer at least four Business Days prior notice of the Subservicer’s intention to charge-off such Mortgage Loan. In the event that the Servicer does not respond within such period, then the parties agree that the Servicer consents to such action.

     (g) The Subservicer further is hereby authorized and empowered in its own name, when such Subservicer believes it is appropriate in its best judgment and in accordance with Accepted Servicing Practices, to cause the removal from the registration of any Mortgage Loan on the MERS® system and record the related Mortgage in the appropriate jurisdiction. Any expenses incurred in connection with the actions described in the preceding sentence shall be a Servicing Advance.
     (h) The Subservicer shall not consent to the placement of any lien on the Mortgaged Property or any REO Property that would impair the Trust’s lien position without notifying and obtaining the written consent of the Servicer.
     (i) Exhibit I hereto provides an overview of the actions which may be taken by the Subservicer under the terms of this Agreement and the corresponding Servicer approval required for such actions.
     (j) Notwithstanding anything contained in this Section 4.2 to the contrary, the Subservicer shall apply the appropriate loss mitigation treatment as identified in and in compliance with Exhibit I. Such treatments include, but are not limited to, the HMP Program. With respect to Mortgage Loans modified under the HMP Program, in the event of any conflict among the HMP Program, Exhibit I, and/or the Fannie Mae Guidelines, the HMP Program will govern the servicing, and to the extent not in conflict with the HMP Program, Exhibit I will govern the servicing. The Trust will be given credit for all HMP Owner Payments and the Subservicer will be given credit for all HMP Servicer Payments; provided, however, the Subservicer shall pay to the Servicer fifty percent (50%) of all “Servicer Pay for Success Payments” received by the Subservicer pursuant to the HMP Program through and including January 31, 2012 within sixty (60) days of receipt thereof.
     (k) Prior to pursuing any foreclosure action hereunder with respect to a Mortgage Loan or if the related Mortgagor files for bankruptcy protection, Subservicer shall (i) if such Mortgage Loan is registered on the MERS® system, remove the related Mortgage from the MERS system and record the related Assignment of Mortgage in the name of the Trust in the applicable jurisdiction and (ii) if such Mortgage Loan is not registered on the MERS® system, record the related Assignment of Mortgage in the name of the Trust.
     Section 4.3 Collection of Mortgage Loan Payments.
     Continuously from each Servicing Transfer Date, in accordance with the Accepted Servicing Practices and this Agreement, the Subservicer shall diligently collect all payments due under each of the related Mortgage Loans and ascertain and estimate Escrow Payments with respect to escrowed Mortgage Loans and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property such that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.
     Section 4.4 Notification of Adjustments.
     With respect to each adjustable rate Mortgage Loan, the Subservicer shall adjust the Mortgage Interest Rate on the related interest rate adjustment date and shall adjust the Monthly

Payment on the related mortgage payment adjustment date, if applicable, in compliance with the Legal Requirements and the related Mortgage and Mortgage Note. The Subservicer shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and Monthly Payment adjustments.
     Section 4.5 Duties the Subservicer May Delegate.
     (a) Subject to the limitations set forth in Section 4.16(j) below, in the ordinary course of business, the Subservicer at any time may delegate any of its duties hereunder relating to the tracking of tax payments and insurance, collections agreements and the listing of REO Properties to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with the servicing standards set forth in Section 4.1 and pursuant to the terms of this Section 4.5.
     (b) The Subservicer shall use reasonable efforts to ensure that each such Person retained to provide any of the delegated services is fully licensed and holds all required governmental licenses, franchises, certificates, qualifications and permits necessary to provide, and that such Person is reputable and capable of providing, the services for which such Person is retained. Any such Person shall be retained solely for the Subservicer’s account and any servicing fees and compensation payable to the Person shall be at the sole expense of the Subservicer. The Subservicer shall remain liable to the Trust, the Trustee, the Master Servicer, the Servicer, their successors and assigns for the performance of the Subservicer’s duties and obligations under this Agreement, notwithstanding the delegation of any servicing function pursuant to this Section 4.5.
     (c) The Subservicer shall indemnify and hold the Trust, Trustee, Master Servicer, Servicer and Owner Designee harmless from any and all claims, losses, expenses, costs, fees (including but not limited to attorney fees) and damages arising out of or relating to the delegation of any of its duties hereunder except where delegation by the Subservicer was at the request of the Servicer; provided, however, that this provision shall not protect the Subservicer against any liability which would be imposed on the Subservicer or any its directors, officers, agents or employees by reason of the Subservicer’s willful misconduct, bad faith, negligence or reckless disregard of its obligations hereunder in following such instructions.
     Section 4.6 Servicing Files.
     (a) Each Servicing File maintained by the Subservicer for each Mortgage Loan shall be clearly identified and marked to reflect the Trust’s ownership of the related Mortgage Loan, shall be kept in accordance with the Accepted Servicing Practices, and shall contain the following items, to the extent received by the Subservicer from the Servicer or its agent or photocopies or imaged copies of each:
     (i) a copy of the Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of “[Trust’s Name], without recourse”; or in blank and signed in the name of the previous endorsee by an authorized officer;
     (ii) a copy of the Mortgage, with evidence of recording thereon;

     (iii) a copy of all assumption, modification, consolidation or extension agreements, and if recorded, with evidence of recording thereof;
     (iv) evidence (which may be a certificate of insurance) of all insurance required by such Mortgage;
     (v) a copy of the Title Insurance Policy, or, if not yet issued, evidence of the title commitment;
     (vi) a copy of all intervening Assignments , if any, with evidence of recording thereof unless the applicable Assignment is held by the related public recording office or is registered on the MERS® system; and
     (vii) any other material documents (or copies thereof, as applicable).
     (b) Notwithstanding any provision herein to the contrary, blanket insurance policies may be kept by the Subservicer in a separate blanket file and need not be included in each Servicing File.
     (c) Each Servicing File shall also contain the following documents or photocopies or imaged copies thereof, to the extent received by the Subservicer from the Servicer or its agent in connection with the Subservicer’s duties under this Agreement:
     (i) the Appraisal Report made at the time the Mortgage Loan was originated;
     (ii) the settlement statement for the purchase and financing or refinancing of the Mortgaged Property under the Mortgage Note and Mortgage;
     (iii) copies or originals of any tax service contract;
     (iv) documentation of all non-HMP modifications to the original Mortgage Loan Documents;
     (v) documentation, including appropriate approval by the Trustee, if required, relating to any releases of any collateral supporting the Mortgage Loan;
     (vi) the loan application, any credit reports, verification of employment, verification of any deposit, and tax returns;
     (vii) the originals of all RESPA and Truth in Lending Act disclosure statements executed by the Mortgagor; and
     (viii) all other Mortgage Loan Documents which are customarily maintained in a Mortgage Loan file in order to properly service a Mortgage Loan.
     (d) Foreclosure correspondence, and legal notifications, if applicable, as well as documentation of all HMP modifications to the original Mortgage Loan Documents, will be provided in separate electronic files.

     (e) Upon discovery by the Subservicer, the Trustee or the Servicer or upon the request of the Trustee or Servicer, the Subservicer will promptly deliver to the Custodian any original Mortgage Loan Document listed in Section 4.6(a) that comes into the Subservicer’s possession and shall retain a copy of any such Mortgage Loan Document in its Servicing File. Notwithstanding the foregoing, with respect to any document listed in clause (a)(iii) above, (1) within ten (10) Business Days of the execution of any such assumption, modification, consolidation or extension agreement, Subservicer shall provide a copy thereof to the Custodian; and (2) within sixty (60) days of the execution of any such assumption, modification, consolidation or extension agreement, Subservicer shall provide the original counterpart(s) thereof to the Custodian.
     Section 4.7 Imaged Records.
     The Subservicer, at its expense, may duplicate or image the Servicing Files on electronic media, but may not destroy hard copies of the documents required to be maintained in Servicing Files without the Servicer’s prior consent; provided, however, if Subservicer is under no legal, regulatory, administrative or similar obligation to maintain the original contents of the Servicing Files in hard format for at least seven (7) years after the last activity on the Mortgage Loan, and the Servicer does not consent to the destruction of such hard copies, the cost and responsibility of storing such hard copies shall be the cost and responsibility of Servicer.
     Section 4.8 Enforcement of Due-On-Sale Clause; Assumption.
     (a) Upon the transfer of title to the Mortgaged Property, the Subservicer, upon the earlier of notice or discovery, shall enforce the due-on-sale clause contained in any Mortgage Loan, unless (i) the Subservicer determines that the enforcement would not be permitted by the Legal Requirements; provided, however, that the Subservicer shall be entitled to assume that the Mortgage Note and Mortgage may be enforced in accordance with their respective terms, (ii) a Mortgage Note assumption rider relates to the Mortgage Loan, or (iii) the applicable Insurer advises that the enforcement of the due-on-sale clause will jeopardize the Private Mortgage Insurance coverage, if any, on such Mortgage Loan. Notwithstanding the foregoing, the Subservicer may, in its reasonable discretion, provide the Mortgagor notice of the Mortgagor’s breach of the due-on-sale clause and allow the Mortgagor to cure the breach within thirty (30) days of receipt of such notice. In all circumstances of unapproved transfer initiated by the Mortgagor, the Subservicer shall notify the Servicer (which notice may be pursuant to the reports to the Servicer required by this Agreement) and the Private Mortgage Insurer, if any, of such transfer and obtain written approval from the Private Mortgage Insurer before initiating enforcement proceedings.
     (b) Notwithstanding the preceding paragraph, the Subservicer may also in its discretion waive the due-on-sale clause on any Mortgage Loan and permit the assumption of such Mortgage Loan if the assumption is required by the Legal Requirements or by the terms of the Mortgage Loan Documents. Upon such approval and the execution by the new Mortgagor of an assumption agreement obligating the new Mortgagor to all of the terms of the related Mortgage Note and Mortgage, the Subservicer may approve such assumption in accordance with the Legal Requirements and the terms of the Mortgage Loan Documents as applicable. Subsequent to the assumption, the new mortgagor shall be deemed to be Mortgagor under this

Agreement. The Subservicer shall notify the Servicer of the completion of any approved assumption by the tenth (10th) day of the month following the month of completion. The Subservicer shall provide to the Custodian the original assumption agreement.
     (c) Subject to the Accepted Servicing Practices, the Subservicer may charge the related Mortgagor a reasonable and customary assumption fee and retain such fee.
     Section 4.9 Insurance.
     (a) Subject to reimbursement as a Servicing Advance under the terms of this Agreement, and subject to the Accepted Servicing Practices, the Subservicer shall cause each Mortgaged Property and REO Property to be covered at all times by Hazard Insurance in an amount equal to least equal to the lesser of (a) the full insurable value of the Mortgaged Property or (b) the greater of (i) the Stated Principal Balance owing on the Mortgage Loan (or, in the case of an REO Property, the fair market value of such REO Property) and (ii) an amount such that the proceeds of such insurance shall be sufficient to avoid the application to the Mortgagor or loss payee of any coinsurance clause under the policy. All Hazard Insurance Policies shall be underwritten by an Insurer that has a current rating that is acceptable under Fannie Mae Guidelines. Subject to reimbursement under the terms of this Agreement, and subject to the Accepted Servicing Practices, the Subservicer shall ensure that Flood Insurance is maintained on each Mortgaged Property and REO Property located in an area that is identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards; provided, that Flood Insurance, as described below, is available on commercially reasonable terms. The Flood Insurance Policy shall be in an amount representing coverage not less than the least of (A) the replacement value of the improvements that are part of the Mortgaged Property, (B) the Stated Principal Balance of the Mortgage Loan or (C) the maximum amount of insurance available under the National Flood Insurance Act of 1968 or the Flood Disaster Prevention Act of 1973, as amended. All Flood Insurance Policies shall be underwritten by a federal government agency or by an Insurer that satisfies Fannie Mae Guidelines regarding the rating of the Insurer or the guarantee of the Insurer’s policies by the National Flood Insurance Program. Additionally, if a Mortgaged Property or REO Property that is not identified by the Federal Emergency Management Agency as having special flood hazards becomes so identified in the Federal Register, within a reasonable period of time after such identification, the Subservicer shall arrange for Flood Insurance to be obtained on the Mortgaged Property or REO Property in accordance with this Section 4.9. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Subservicer and shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in the amount of or material change in coverage to the Subservicer. The Subservicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Subservicer shall not accept any such insurance policies from insurance companies unless such companies are acceptable under the Fannie Mae Guidelines and are licensed to do business in the state wherein the Mortgaged Property is located.
     (b) In the event that the Subservicer shall obtain and maintain, at its own expense, a blanket policy issued by an insurer that is acceptable under the Fannie Mae Guidelines (a “Qualified Insurer”) insuring against fire and hazard losses on all of the REO Properties, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant Section 4.9(a) and otherwise complies with all other requirements of Section 4.9(a), it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.9(a). It is further understood and agreed that such policy may contain a deductible clause, in which case the Subservicer shall, in the event that there shall not have been maintained on the related escrowed Mortgaged Property or REO Property a policy complying with Section 4.9(a), and there shall have been a loss which would have been covered by such policy, deposit in the P & I Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause without reimbursement therefor (and such amount shall be deemed Insurance Proceeds). Upon request of the Servicer, the Subservicer shall cause to be delivered to the Servicer a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Servicer.
     (c) The Subservicer shall prepare and present on behalf of the Servicer all claims under the Insurance Policies and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be reasonably necessary to realize recovery under the Insurance Policies. Any proceeds disbursed to the Subservicer in respect of such Insurance Policies (other than amounts applied to the restoration and repair of the related Mortgaged Property or to be released to the related Mortgagor in accordance with the Subservicer’s normal servicing procedures) shall be promptly deposited in the P & I Custodial Account or the applicable T & I Escrow Account, as appropriate.
     (d) Subservicer may engage one or more insurance claim adjustors for the purpose of negotiating, settling, compromising, enforcing and otherwise managing insurance claims related to the Mortgage Loans and the REO Properties. In such event, the Servicer agrees to be responsible for all such fees.
     Section 4.10 Insurance Notices.
     The Servicer shall arrange, or shall cause its Owner Designee to arrange, for all insurance drafts, notices, policies, invoices, and similar documents to be delivered directly to the Subservicer, to the extent permitted under the Insurance Policies and Legal Requirements.
     Section 4.11 Tax and Flood Contracts.
     With respect to each First Lien Mortgage Loan designated by Servicer, the Subservicer shall provide such real estate tax processing, delinquent tax control, tax status determination, and with respect to any first or junior lien, flood status determination, monitoring of flood insurance and customer support services (collectively the “Tax and Flood Services”) as the Subservicer typically provides for other escrowed and non-escrowed mortgage loans that it services. The purchase or transfer fees associated with the Tax and Flood Services shall be reimbursed by the Servicer to the Subservicer as Pass-Through Expenses in accordance with this Agreement. If the tax or flood data supplied to Subservicer has been prepared by a provider other than Subservicer’s primary Tax or Flood Services provider (as listed on Exhibit F hereto), any transfer fees assessed shall be reimbursed by the Servicer to the Subservicer as Pass-Through Expenses in accordance with this Agreement. The Subservicer shall request that the prior servicer, if any, provide Tax and Flood Services agreements and information with respect to each

Mortgage Loan prior to procuring any new Tax and Flood Services. If such agreements and information are not provided by the Servicer or the prior servicer within fifteen (15) days the Servicing Transfer Date, then a tax and/or flood contract (as applicable) will be purchased by Subservicer. Notwithstanding the foregoing, the Subservicer shall have no obligation to obtain tax service contracts with respect to second lien Mortgage Loans.
     Section 4.12 Tax and Insurance Accounts; Tax Service.
     (a) All T & I Escrow Accounts shall be established and maintained in accordance with the Mortgage Loan Documents and Legal Requirements for those Mortgage Loans that provide for or otherwise require Escrow Payments. The Subservicer shall reflect in the Tax and Insurance Account the Escrow funds collected from the Mortgagor and deposited into the applicable T & I Escrow Account for the payment of real estate taxes, ground rents, Private Mortgage Insurance, Hazard Insurance and, if applicable, Flood Insurance premiums, assessments and other charges. If Escrow funds are being collected when the Servicer transfers servicing of the Mortgage Loan to the Subservicer, the Subservicer must establish a T & I Escrow Account (either a separate account or a sub account) for such Mortgage Loan and continue to collect 1/12 of the yearly charge for Escrow with each Monthly Payment. If a Mortgagor’s Escrow funds are insufficient to pay taxes, insurance premiums or other escrowed items, the Subservicer shall timely advance to the T & I Escrow Account from its own funds an amount sufficient to cover the shortage and reflect such advance in the Mortgagor’s Tax and Insurance Account (a “T & I Advance”). Whenever possible, these T & I Advances shall be recovered from the Mortgagor’s subsequent monthly Escrow Payments, Insurance Proceeds or Liquidation Proceeds with respect to the Mortgagor’s Mortgage Loan, pursuant to Section 6.4(b). Insurance premiums that are not Escrow items but that are collected and disbursed for payment, such as life, major medical, disability or other assessments not required as part of the Mortgagor’s monthly installments, should not be reflected in the Mortgagor’s Tax and Insurance Reserve. The Subservicer shall comply with all applicable Legal Requirements in connection with Escrow items, the analysis of the Mortgagor’s T & I Escrow Account and any reports to the Mortgagor related thereto. Without limiting the foregoing, the Subservicer shall comply with all requirements concerning the handling of escrow accounts contained in the federal Real Estate Settlement Procedures Act of 1974, as amended, and all regulations promulgated thereunder.
     (b) As outlined in Exhibit I, for any First Lien Mortgage Loan that is a non-escrowed loan, in the event that any real estate taxes or assessments in connection with a Mortgage Loan are or become delinquent, then the Subservicer shall effect payment thereof as appropriate and prior to the related tax sale foreclosure date, and any such payment shall be reimbursable as a Servicing Advance under the terms of this Agreement. The Subservicer shall pay, on behalf of the related Mortgagor, any penalties, fines, similar charges or interest resulting from such delinquency, and shall be entitled to reimbursement for any such penalties, fines, similar charges or interest that it may incur as Servicing Advances under the terms of this Agreement. Additionally, in the event that any Mortgagor fails to provide Subservicer with reasonable proof of hazard insurance in connection with a Mortgage Loan, the Subservicer shall promptly provide such insurance coverage until such time as the Mortgagor submits reasonable proof of Mortgagor’s own coverage. Any such payment of hazard insurance by Subservicer shall be reimbursable as a Servicing Advance under the terms of this Agreement.

     (c) For any Mortgage Loan with an established escrow account, in the event that any real estate taxes or assessments in connection with a Mortgage Loan are or become delinquent, then the Subservicer shall effect payment thereof as soon as reasonably possible and any such payment shall be reimbursable as a Servicing Advance under the terms of this Agreement. The Subservicer shall pay, on behalf of the related Mortgagor, any penalties, fines, or other charges or interest resulting from such delinquency and shall be entitled to reimbursement from the Servicer as Pass-Through Expenses, for any such expenses that it may incur, so long as such delinquency was within thirty (30) days after the Servicing Transfer Date. Any such fines, penalties, or other charges or interest incurred pursuant to this subsection after thirty (30) days following the Servicing Transfer Date shall be the responsibility of the Subservicer.
     (d) In the event that a Mortgaged Property has outstanding tax delinquencies prior to the Servicing Transfer Date that were not reported by the Servicer, a prior servicer or a prior tax service to the Subservicer, the Subservicer shall not be liable for a Mortgaged Property lost to a tax sale for a delinquency occurring prior to the Servicing Transfer Date; provided, however, that the Subservicer shall take all reasonable actions required to cure such tax delinquency in accordance with Accepted Servicing Practices and/or the reasonable instructions of the Servicer. If the Subservicer obtains prior year delinquency information from a prior servicer and/or Servicer, the Subservicer may find it necessary to perform a prior delinquency search in order to adequately service such loan. Subject to notice and prior approval by the Servicer, the cost of such search shall be reimbursed by the Servicer to the Subservicer as a Pass-Through Expense.
     Section 4.13 Bankruptcies.
     The Subservicer will represent the Trust’s interest in any bankruptcy proceedings relating to the Mortgagor and follow the procedures set forth in Section 4.2(k) hereof. The associated costs of protecting the Trust’s interest in bankruptcy shall be paid as Servicing Advances in accordance with this Agreement. If the Mortgagor, a creditor, or a bankruptcy trustee proposes to reduce the unpaid principal balance of the Mortgage Note, reduce the Mortgage Interest Rate, or otherwise modify a Mortgagor’s obligations under a Mortgage Loan, the Subservicer shall use reasonable efforts to challenge any such modification on a timely basis if a commercially reasonable and valid legal basis exists for such challenge, unless the Servicer agrees to such reduction. Subservicer shall provide notice as provided in Exhibit I to Servicer of any reduction in unpaid principal balance prior to this reduction and obtain written approval of Servicer for the reduction.
     Section 4.14 Foreclosure Procedures.
     (a) In conjunction with loss mitigation efforts provided for in Exhibit I, in the event that any payment(s) due under any Mortgage Loan remains delinquent and Subservicer determines that such payment(s) are unlikely to be collected from the Mortgagor, the Subservicer shall order one or more Valuations or property inspections with respect to the related Mortgaged Property, and may commence foreclosure proceedings in accordance with Accepted Servicing Practices. In such connection, the Subservicer shall from its own funds, subject to reimbursement pursuant to Section 6.3, make all necessary and proper Servicing Advances;

provided, however, that the Subservicer shall have no obligation to advance any amount that the Subservicer determines is likely to be a Non-Recoverable Servicing Advance.
     (b) As provided for in Exhibit I, the Subservicer shall initiate, carry out, complete or perform any foreclosure proceeding in the name of the Trust or Owner Designee. Immediately prior to the initiation of foreclosure of any Mortgage Loan by the Subservicer under this Agreement, the Subservicer shall perform all actions necessary to transfer ownership of such Mortgage Loan to the Trust or Owner Designee.
     (c) In connection with a foreclosure or other conversion, the Subservicer shall exercise such rights and powers vested in it hereunder and use the same degree of care and skill in its exercise as prudent mortgage servicers would exercise or use under the circumstances in the conduct of their own affairs and consistent with Accepted Servicing Practices with respect to mortgage loans in foreclosure or similar proceedings. In the event that foreclosure results in a deficiency and applicable law permits, the Subservicer shall continue to perform collection services in accordance with a receivable collection agreement to be negotiated with the Servicer.
     (d) Notwithstanding anything to the contrary contained in this Agreement, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Subservicer has notice or knowledge that a Mortgaged Property has a Negative Environmental Condition or is otherwise contaminated by hazardous or toxic substances or wastes, or if the Servicer otherwise requests, an environmental inspection or review of such Mortgage Property conducted by a qualified inspector shall be arranged for by the Subservicer. Upon completion of the inspection, the Subservicer shall promptly provide the Servicer with a written report of environmental inspection. All costs incurred by the Subservicer pursuant to this paragraph shall constitute Servicing Advances.
     (e) In the event the environmental inspection report indicates that the Mortgaged Property has a Negative Environmental Condition or is otherwise contaminated by hazardous or toxic substances or wastes, the Subservicer (i) shall promptly notify the Servicer and (ii) shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental inspection report, together with the Servicing Advances made by the Subservicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property based on a Valuation obtained by the Subservicer at such time. If, however, the aggregate of such clean up and foreclosure costs and Servicing Advances is less than the estimated value of the Mortgaged Property, then the Subservicer shall, in its reasonable judgment and in accordance with Accepted Servicing Practices, proceed with foreclosure or acceptance of a deed in lieu of foreclosure and the Subservicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable. In the event the Subservicer does not proceed with foreclosure or acceptance of a deed in lieu of foreclosure pursuant to the first sentence of this paragraph, the Subservicer shall be reimbursed for all Servicing Advances and the Subservicer shall have no further obligation to service such Mortgage Loan under the provisions of this Agreement.

     Section 4.15 Reinstatement of Mortgage Loans.
     If the Mortgagor offers full reinstatement of the Mortgage Loan during the foreclosure process, the Subservicer shall accept the offer. Full reinstatement means: (i) payment of all amounts due in order to bring the Mortgage Loan current, including attorneys’ and trustees’ fees, any additional legal costs and any other expenditures or advances made by the Subservicer during the foreclosure process, and (ii) payments of all other amounts necessary to cure all other defaults under the Mortgage Loan Documents, including, without limitation, the payment of real property taxes due and owing. Upon accepting the reinstatement, the Subservicer will contact the attorney or trustee promptly to avoid incurring additional legal costs or fees. The Subservicer will apply the funds upon receipt. If the Mortgage Note and other Mortgage Loan related documents were delivered to the Subservicer by the Servicer or the Custodian in connection with the Mortgagor’s delinquency, the Subservicer will return the Mortgage Note and other Mortgage Loan related documents to the Servicer or the Custodian to be included in the Mortgage Loan Documents upon receipt of the reinstatement funds from the Mortgagor.
     Section 4.16 Servicing REO Property.
     (a) In the event that title to the Mortgaged Property is acquired by deed in lieu of foreclosure executed prior to the commencement of a foreclosure proceeding, then the deed or certificate of sale shall be issued in the name of the Trust or an Owner Designee for the benefit of the holders of the American General Mortgage Loan Trust 2010-1 certificates. In the event that title to the Mortgaged Property is acquired in foreclosure or prior to the completion of a foreclosure proceeding commenced by the Subservicer, then the deed shall be issued in the name of Trust or the Owner Designee for the benefit of the holders of the American General Mortgage Loan Trust 2010-1 certificates. The Subservicer shall cooperate with the Trustee or the Owner Designee in connection with the transfer and assignment of title and ownership of REO Properties following foreclosure proceedings or the execution of deeds in lieu of foreclosure and shall ensure that the title to such REO Property references the Pooling and Servicing Agreement.
     (b) The Subservicer shall manage, conserve, protect, and operate each REO Property in accordance with Accepted Servicing Practices, subject to the REMIC Provisions, either through itself or through an agent selected by the Subservicer, and in the manner that similar property in the same locality as the REO Property is managed. Consistent with the provisions of Exhibit I, if the Subservicer deems it advisable, the Subservicer may, in accordance with Accepted Servicing Practices, order one or more Valuations with respect to the REO Property. The Subservicer shall attempt to sell such REO Property on such terms and conditions as the Subservicer deems to be in the best interest of the Trust or the Owner Designee, as applicable. If permitted by the applicable Limited Power of Attorney, the Subservicer shall be authorized to execute and deliver on behalf of the Trust or the Owner Designee, as applicable, all deeds, instruments of transfer and other closing documentation necessary and desirable to implement the disposition of REO Property.
     (c) The Subservicer shall also maintain on each REO Property fire and hazard insurance with extended coverage, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968, as amended, flood insurance, and all other insurance coverage required under Section 4.9.

     (d) Each REO Disposition shall be carried out by the Subservicer as provided in Exhibit I. If as of the date title to any REO Property was acquired by the Subservicer there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Subservicer, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any such unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Subservicer as provided above, shall be deposited within two (2) Business Days of receipt in the P&I Custodial Account following receipt thereof for distribution on the next Remittance Date.
     (e) The Subservicer shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Subservicer shall make or cause to be made an electronic report of each such inspection. Such reports shall be retained in the Mortgage Servicing File and copies thereof shall be forwarded by the Subservicer to the Servicer upon request. That statement shall be accompanied by such other information as the Servicer shall reasonably request.
     (f) Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Trust or the Owner Designee, as applicable, or pursuant to a deed in lieu of foreclosure, the Subservicer shall submit to the Servicer or the Owner Designee, as applicable, a liquidation report with respect to such Mortgaged Property.
     (g) Following the foreclosure sale or abandonment of any Mortgaged Property, the Subservicer shall report such foreclosure or abandonment to the Servicer and as required pursuant to Section 6050J of the Code or any successor provision thereof.
     (h) In the event that Servicer requests the transfer of a serviced REO Property from the Subservicer, all costs incurred by the Subservicer in marketing the subject REO Property (prior to the Servicer’s transfer request) shall be reimbursable as a Servicing Advance. Additionally, any costs and/or penalties payable by the Subservicer to a third party (to which Subservicer has delegated some or all of its duties with respect to such REO Property pursuant to Section 4.5) then-payable in connection with such REO Property shall be reimbursable as a Servicing Advance.
     (i) The Subservicer shall deposit or cause to be deposited, on a daily basis in the P&I Custodial Account, all revenues received, including revenues from rental of an REO Property and sale proceeds, with respect to each REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.9 hereof and the fees of any managing agent acting on behalf of the Subservicer.
     (j) In accordance with, and subject to the limitations of Sections 4.5 and 4.16(j), the Subservicer may outsource the management, conservation, protection and operation of REO Property to a third party, which arrangement will result in fees to the Trust, provided that Subservicer shall seek written approval of Servicer of the third party and such fees to be charged. In such event, the Servicer agrees to be responsible for all such fees. Home Select Settlement Solutions, LLC is a third party of which Servicer approves.

     (k) Any disposition of REO Property shall be for cash only (unless changes in the REMIC Provisions made subsequent to March 30, 2010 allow a sale for other consideration and an opinion of counsel is obtained by the Subservicer to the effect that such sale shall not (i) endanger the status of any REMIC of the Trust as a REMIC or (ii) result in the imposition of United States federal income tax upon any REMIC of the Trust (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on contributions after the startup day set forth on Section 860G(d) of the Code).
     (l) In the event that the Trust acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Subservicer shall dispose of such REO Property before the end of the third taxable year beginning after the year of its acquisition by the Trust for purposes of Section 860G(a)(8) of the Code (or the end of such other period as may be identified in the REMIC Provisions as the maximum time during which such REO Property continues to constitute “foreclosure property” under the REMIC Provisions) unless the Servicer shall have applied for and received an extension of such period from the Internal Revenue Service, in which case the Trust may continue to hold such REO Property for the period of such extension. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC of the Trust to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Subservicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes.
     Section 4.17 Satisfactions.
     If permitted by the Limited Power of Attorney, the Subservicer will thereby be authorized and empowered to execute and deliver on behalf of itself and the Trust all instruments of satisfaction or of partial or full release and all other comparable instruments with respect to the Mortgage Loans and Mortgaged Properties. The Subservicer shall take all actions necessary to satisfy mortgages and release their liens in a timely manner. Once the required release or satisfaction documents are executed and recorded, if applicable, and the Mortgage Note is canceled, the Subservicer shall promptly send the canceled documents to the Mortgagor if state law requires such action or the Mortgagor specifically requests the return of the documents. In other instances, the Subservicer may either return the documents to the Mortgagor or retain them (as long as they are not destroyed until after the retention period required by applicable law). The Subservicer should also take any other steps required to release the lien and assure that no penalties are incurred because the actions were not performed in a timely manner. The Subservicer may not seek reimbursement from the Servicer, the Trust or the Mortgagor for any penalty fee that the Subservicer has to pay because the Subservicer failed to process any release or satisfaction documents within the required time frame. If the Trustee, the Servicer, or the Custodian fail to do so, the Subservicer may seek reimbursement from the Trust for any penalty that the Subservicer pays because the release or satisfaction was not processed in the required time frame as a result of Trustee’s failure, Servicer’s failure or the Custodian’s failure to act in a timely manner as a Servicing Advance under the terms of this Agreement. The Subservicer shall generally follow the procedures set forth in the Fannie Mae Guidelines regarding satisfactions of mortgages.
     Section 4.18 Servicing Advances and Pass-Through Expenses.
     (a) The Subservicer shall not have any obligation or duty hereunder to: (i) advance any amounts constituting delinquent principal and interest payments or (ii) advance any amounts that would otherwise constitute a Servicing Advance hereunder if the Subservicer reasonably determines that such amount is not likely to be recovered from late payments, insurance proceeds, liquidation proceeds, condemnation proceeds on the related Mortgage Loan or REO Property. Notwithstanding any provision to the contrary herein, including without limitation that any Servicing Advance is subsequently determined to be non-recoverable, the Subservicer shall be entitled to recover any Servicing Advance and any Pass-Through Expenses in accordance with the terms of Section 6.3 and Section 6.4(b)(iii).
     (b) The Subservicer shall provide and maintain appropriate procedures to ensure that each individual Servicing Advance and Pass-Through Expense is accounted for as a single item and amount without any duplication thereof.
     (c) Notwithstanding anything to the contrary contained herein, if at the end of any calendar month, the amount of unreimbursed Servicing Advances (excluding Non-recoverable Servicing advances) exceed the aggregate amount collected by the Subservicer during such calendar month in accordance with the provisions of this Agreement, the Subservicer shall so notify the Servicer and the Servicer shall remit the total amount of such shortfall plus accrued interest at the rate of LIBOR plus four percent (4%) to the Subservicer for each calendar day after the end of the calendar month until the day the payment is made, which shall be within seven (7) days of such notification. If the Servicer fails to pay to the Subservicer the amount of any such shortfall within thirty (30) days of the related notification by the Subservicer to the Servicer of such shortfall, such failure shall constitute an Event of Default under Section 9.1(k).
     (d) Without limiting any other provision of this Agreement, from the Servicing Transfer Date until the termination of this Agreement, with respect to each Mortgage Loan serviced pursuant to this Agreement, Subservicer shall not assume Servicer’s obligations to make Advances. Advances made by Subservicer shall be reimbursed by Servicer.
     Section 4.19 Prepayment Penalties.
     (a) Upon receipt of a request for a payoff, if the information provided by the Servicer or the prior servicer to the Subservicer indicates that a prepayment penalty is applicable with respect to a Mortgage Loan, the Subservicer shall review the Mortgage Note to determine whether a prepayment penalty may be collected from the Mortgagor and shall be obligated to collect such prepayment penalty, if any. Notwithstanding anything herein to the contrary, the Subservicer shall have no obligation to collect, or make payments to the Servicer with respect to, any prepayment penalties, Late Fees, or other fees or items which are prohibited under applicable law for that Mortgage Loan. In addition, as long permissible under Exhibit I, the Subservicer may also waive, in whole or in part, any such fees mentioned in the preceding sentence if: (A)

(i)(a) the Subservicer determines that such waiver is standard and customary in servicing similar mortgage loans, (b) such waiver relates to a default or, in the judgment of the Subservicer, a reasonably foreseeable default in respect of the applicable Mortgage Loan and (c) such waiver would, in the reasonable judgment of the Subservicer, maximize recovery of Liquidation Proceeds for such Mortgage Loan, taking into account the value of such prepayment penalty, (ii) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment or (iii) such waiver is otherwise permitted by Exhibit I..
     (b) Upon transfer of servicing of a Mortgage Loan to the Subservicer, if the servicing transfer tape or data provided to the Subservicer indicates that such Mortgage Loan has a prepayment penalty, then the Subservicer shall flag its system to indicate that a prepayment penalty is applicable with respect to such Mortgage Loan.
     (c) Except as provided in this Section 4.19, in no event will the Subservicer waive a prepayment penalty in connection with a refinancing of a Mortgage Loan that is not related to a default or a reasonably foreseeable default without Servicer’s written approval. If the Subservicer waives or does not collect all or a portion of a prepayment penalty relating to a Principal Prepayment in full or in part due to any action or omission of the Subservicer, other than as permitted above, the Subservicer shall deposit from its own funds without any right of reimbursement therefore the amount of such prepayment penalty (or such portion thereof as had been waived for deposit) in the P & I Custodial Account for distribution in accordance with the terms of this Agreement.
     Section 4.20 Restoration and Repair.
     The Subservicer need not obtain the approval of the Servicer prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property or REO Property if such release is in accordance with Accepted Servicing Practices and the terms of this Agreement. If Insurance Proceeds or Condemnation Proceeds exceed $10,000, the Subservicer shall comply with the following conditions in connection with any such release :
     (i) the Subservicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;
     (ii) the Subservicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and material men’s liens;
     (iii) the Subservicer shall verify that the Mortgage Loan is not in default; and
     (iv) pending repairs or restoration, the Subservicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.
     If the Servicer is named as an additional loss payee, the Subservicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Servicer.

     The Subservicer shall inspect the Mortgaged Property as often as is deemed necessary by the Subservicer to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than ninety (90) days Delinquent, the Subservicer shall immediately inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices. The Subservicer shall keep a written report of each such inspection.
     Section 4.21 Subservicer Bond, Errors and Omissions Insurance.
     The Subservicer shall maintain, at its own expense, a blanket Subservicer Bond and an errors and omissions insurance policy, with broad coverage with a Qualified Insurer on all officers, employees or other Persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The Subservicer Bond shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Subservicer against losses, including forgery, theft, embezzlement, misrepresentation and fraud. The errors and omissions insurance policy shall protect and insure the Subservicer against losses due to errors and omissions and negligent acts of such Persons. Such errors and omissions insurance policy shall also protect and insure the Subservicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.21 requiring the Subservicer Bond and errors and omissions insurance policy shall diminish or relieve the Subservicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae MBS Selling and Servicing Guide. Upon request of the Servicer or the Master Servicer, the Subservicer shall cause to be delivered to the Servicer a certified true copy of the Subservicer Bond and errors and omissions insurance policy and a statement from the surety and the insurer that such Subservicer Bond and errors and omissions insurance policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Servicer.
     Section 4.22 Disaster Recovery.
     The Subservicer will maintain disaster recovery services at a dedicated facility which is equipped to handle Subservicer’s data center processing in the event disaster recovery is needed. Throughout the term of this Agreement, Subservicer shall maintain in effect contracts and/or arrangements which are substantially equivalent to those that are currently in effect.
     Subservicer will test its disaster recovery capabilities at least once per calendar year and provide the results of each such test to Servicer. Subservicer will notify Servicer within one (1) hour of an event occurring that will likely result in service interruption in excess of forty-eight (48) hours. Following such a communication, Subservicer will provide updates on an hourly basis as to whether or not a disaster will be declared.
     Subservicer will provide off-site storage for Servicer’s data files so that they can be reconstructed in the event of loss or destruction of Servicer’s processing files at Subservicer’s location.

     Section 4.23 High Cost Loans.
     To the extent any Mortgage Loan is discovered to be a High Cost Loan, the Subservicer shall continue to service such High Cost Loan provided that the unpaid principal balance of all High Cost Loans that the Subservicer is subservicing under this Agreement with Servicer, as of any date of determination, is not more than one million ($1,000,000) dollars (or such other amount as mutually agreed upon by the Subservicer and the Servicer); provided that, in the event the addition of any High Cost Loan(s) results in the unpaid principal balance of all High Cost Loans that the Subservicer is servicing pursuant to this Agreement with Servicer, as of such date of determination, becomes greater than one million ($1,000,000) dollars (or such other amount as mutually agreed upon by the Subservicer and the Servicer), the Subservicer shall promptly notify the Servicer of such event and shall service transfer one or more High Cost Loans within one-hundred eighty (180) calendars days of Servicer’s receipt of such notice such that, after the date of such service transfer, the unpaid principal balance of all High Cost Loans that the Subservicer is servicing pursuant to this Agreement with Servicer, as of such date of determination, is less than one million ($1,000,000) dollars (or such other amount as mutually agreed upon by the Subservicer and the Servicer); provided further that the specific High Cost Loans to be serviced transferred shall be selected by the Servicer in its sole discretion. The Subservicer shall not have any affirmative obligation to determine whether a Mortgage Loan is a High Cost Loan or satisfies the document disclosure or other requirements applicable to High Cost Loans.
ARTICLE V
COMPENSATION TO THE SUBSERVICER
     Section 5.1 Compensation to the Subservicer.
     With respect to each Mortgage Loan, as compensation for its services under this Agreement the Subservicer shall be entitled to withdraw from the P & I Custodial Account when earned the fees (collectively, the “Subservicing Fees”) set forth on the Pricing Schedule attached hereto as Exhibit D. As additional servicing compensation, the Subservicer shall be entitled to receive an amount equivalent to all Ancillary Income (except as otherwise described in Section 4.2(j)) with respect to the Mortgage Loans.
ARTICLE VI
ACCOUNTING
     Section 6.1 General.
     Upon the initial Servicing Transfer Date, the Subservicer shall establish one or more escrow accounts (including subaccounts) for the deposit of Escrow funds collected (each a “T & I Escrow Account”) and one or more custodial accounts for the deposit of funds collected in connection with the Mortgage Loans for principal and interest (each a “P & I Custodial Account”). All of the foregoing accounts shall be maintained in accordance with sound and controlled practices and the Subservicer shall segregate and hold all funds collected and received separate and apart from any of its own funds and general assets. The funds in the T & I Escrow Accounts and the P & I Custodial Accounts may not be commingled with any other funds, including the proceeds of any other mortgage loans or with funds serviced for other investors or for the Subservicer’s own portfolio.
     Section 6.2 Account Maintenance.
     Each P & I Custodial Account and T & I Escrow Account shall be an Eligible Account.
     (a) The name of each P & I Custodial Account and T & I Escrow Account shall be designated as:
     (i) T & I Escrow Account: “Nationstar Mortgage LLC, as subservicer for MorEquity, Inc., as servicer under the Pool and Servicing Agreement , dated January 31, 2010 among Sixth Street Funding LLC, as Depositor, Wells Fargo Bank, N.A., as Master Servicer, as Securities Administrator and as Custodian, MorEquity, Inc., as Servicer Green Tree, as Designator successor servicer, and U.S. Bank National Association, as Trustee, in trust for registered Holders of American General Mortgage Loan Trust 2010-1, American General Mortgage Pass-Through Certificates, Series 2010-1”; and
     (ii) P & I Custodial Account: “Nationstar Mortgage LLC, as subservicer for MorEquity, Inc., as serivcer under the Pool and Servicing Agreement , dated January 31, 2010 among Sixth Street Funding LLC, as Depositor, Wells Fargo Bank, N.A., as Master Servicer, as Securities Administrator and as Custodian, MorEquity, Inc., as Servicer Green Tree, as Designator successor servicer, and U.S. Bank National Association, as Trustee, in trust for registered Holders of American General Mortgage Loan Trust 2010-1, American General Mortgage Pass-Through Certificates, Series 2010-1.”
     (b) The Subservicer shall provide a reconciliation of each P & I Custodial Account to the Servicer within 30 days after each month end. Subservicer shall provide for on-line view access to custodial accounts or PDF transmissions of transactions in lieu of on-line access.
     (c) All collections on the Mortgage Loans with posting instructions shall be deposited to the P & I Custodial Account no later than two (2) Business Days following the day on which good funds are received by the Subservicer.
     (d) Each T & I Escrow Account will be maintained at the expense of the Subservicer. Such accounts may be interest-bearing accounts; provided, however, that such accounts shall comply with the Legal Requirements and all local, state and federal laws and regulations governing interest-bearing accounts and borrower escrow accounts.
     (e) If the Subservicer elects or is required by law to deposit a Mortgagor’s Escrow funds into an interest-bearing account, the Subservicer shall remain obligated to pay the Mortgagor’s taxes and insurance premiums when due, even if the Mortgagor’s Escrow funds are not subject to withdrawal on demand. Any amounts held in the P & I Custodial Account may be, but are not required to be, invested, and if invested by the Subservicer, such funds will be invested in Eligible Investments. Other than interest or other income received on Eligible

Investments, which shall belong to the Subservicer and which may be withdrawn by the Subservicer from the P & I Custodial Account in accordance with Section 6.3 hereof, no other amounts may be commingled in the P & I Custodial Account. The Subservicer shall promptly deposit in the P & I Custodial Account from its own funds, without any right of reimbursement, the full amount of any losses on its investment of funds in the P & I Custodial Account.
     Section 6.3 P & I Custodial Account; Remittance.
     (a) The following funds received with respect to the Mortgage Loans shall be transferred into the P & I Custodial Account within two (2) Business Days of the receipt of good funds (together with information sufficient to identify the Mortgage Loan to which such funds relate). The Subservicer shall maintain separate accounting for each category of funds. Such funds may be net of reimbursements for any unreimbursed Servicing Advances and Pass-Through Expenses and any unpaid Subservicing Fees pursuant to Section 5.1 hereof:
     (i) principal collections (including prepayments and curtailments);
     (ii) interest collections;
     (iii) Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds (except as set forth in Section 6.4(a) hereof);
     (iv) the net proceeds of any sale of an REO Property pursuant to Section 4.16 hereof;
     (v) prepayment penalties, if any;
     (vi) any amounts deposited in accordance with the last sentence of Section 6.2 hereof; and
     (vii) any amounts required to be deposited by the Subservicer pursuant to Section 4.9 in connection with the deductible clause in any blanket hazard insurance policy, such deposit being made from the Subservicer’s own funds, without reimbursement therefore.
     (b) The Subservicer may from time to time withdraw funds from the P & I Custodial Account for the following reasons:
     (i) to reimburse itself for any unreimbursed Pass-Through Expenses, unreimbursed Servicing Advances, and any unpaid Subservicing Fees pursuant to Section 5.1 (and Subservicer shall prepare and deliver to Servicer, a report detailing the reimbursement of any Servicing Advances, Pass-Through Expenses and Subservicing Fees from the P & I Custodial Account);
     (ii) to reimburse itself for Non-recoverable Servicing Advances;
     (iii) to pay itself Ancillary Income, to the extent not retained or previously paid to Subservicer;

     (iv) to make remittances to the Servicer, as set forth in subsection (c);
     (v) to clear and terminate the P & I Custodial Account;
     (vi) to transfer funds in any P & I Custodial Account to another P & I Custodial Account maintained by a Qualified Depository;
     (vii) to remove any deposits made in error; and
     (viii) to cover non-sufficient funds.
     (c) On each Remittance Date, the Subservicer shall remit all amounts in the P & I Custodial Account as of the close of business on the related Determination Date, net of allowable withdrawals under subsection (b), to the Servicer by wire transfer of immediately available funds to the account designated in writing by the Servicer.
     (d) With respect to any remittance received by the Servicer after the Business Day on which such payment was due, the Subservicer shall pay to the Servicer interest on any such late payment at The Wall Street Journal Prime Rate, plus two (2) percentage points but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Subservicer to the Servicer on the date such late payment is made and shall cover the period commencing with the Business Day on which such payment was due and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Subservicer of any such interest shall not be deemed an extension of time for payment or a waiver by the Servicer of any Subservicer Event of Default.
     Section 6.4 T & I Escrow Accounts.
     (a) The following funds shall be deposited into the applicable T & I Escrow Account promptly after the Subservicer’s receipt and verification of such amounts and the Subservicer shall maintain separate accountings for each of these types of funds:
     (i) Mortgagors’ Escrow Payments;
     (ii) Loss drafts;
     (iii) Unapplied funds; and
     (iv) Liquidation Proceeds that offset a deficit balance in a Mortgagor’s Tax and Insurance Reserve.
     (b) The Subservicer may make withdrawals from the applicable T & I Escrow Account for the following:
     (i) timely payment of Mortgagors’ taxes and insurance premiums;
     (ii) refunds to Mortgagors of excess Escrow funds collected;

     (iii) reimbursement to itself for all T & I Advances made by the Subservicer with respect to the related Mortgage Loan;
     (iv) pay interest, if required, to Mortgagors on funds in the T & I Accounts;
     (v) removal of any deposits made in error;
     (vi) termination of the account;
     (vii) disburse loss drafts to contractors for repairs to Mortgaged Property damaged by hazard losses;
     (viii) pay loss drafts to Mortgagors to the extent a loss draft exceeds total hazard loss repair charges and the Tax & Insurance Reserve deficiency; and
     (ix) cover non-sufficient funds.
     (c) The Subservicer shall not allow the T & I Escrow Accounts to become overdrawn. If there are insufficient funds in an account, the Subservicer will make a Servicing Advance which shall be reimbursable pursuant to the terms of this Agreement.
     (d) Each T & I Escrow Account is to be designated in the name of the Subservicer acting as an agent for the applicable Mortgagors in order to show that the account is custodial in nature. The Subservicer is required to keep records identifying each Mortgagor’s payment deposited into the account.
     Section 6.5 Interest on Tax and Insurance Reserves.
     If the law requires payment of interest on Tax and Insurance Reserves to the Mortgagor, the Subservicer is solely and fully responsible for payment of such interest. Payment of such interest on Tax and Insurance Reserves shall not be reflected in the Subservicer’s accounting for principal and interest.
     Section 6.6 Access to Records.
     (a) The Subservicer will establish and maintain a system of: (i) records of operational information relating to the collection of Mortgage Loans, the conduct of default management services and the administration, management, servicing, repair, maintenance, rental, sale, or other disposition of Mortgage Loans and Mortgaged Property and (ii) books and accounts, which shall be maintained in accordance with customary business practices, of financial information relating to the Mortgage Loans and the Mortgaged Properties. Information may be maintained on a computer or electronic system.
     (b) The Trustee, Master Servicer, Servicer and their accountants, attorneys, agents, or designees may at their respective expense upon reasonable prior written notice and at reasonable times during the Subservicer’s regular business hours, examine the Subservicer’s books and records relating to the Mortgage Loans and the Mortgaged Properties. Such records shall not include any proprietary or confidential information, as reasonably determined by the

Subservicer. In addition, the Subservicer may provide to Servicer at Servicer’s expense, any other information reasonably requested by the Servicer related to the Mortgage Loans and Mortgaged Properties, subject to compliance by the Subservicer and Servicer with the Legal Requirements, including without limitation, the Gramm-Leach-Bliley Act.
ARTICLE VII
REPORTS TO THE SERVICER
     Section 7.1 Reports to the Servicer.
     (a) The Subservicer shall prepare and deliver to the Servicer the reports and files identified on Exhibit G-1 and Exhibit G-2 in accordance with the time frames set forth thereon; provided, however, that in the event the Subservicer fails to provide such reports and files within such time frames, the Subservicer shall submit to the Servicer within ten (10) Business Days of such failure a written report detailing the reason for such failure and its recommended plan to overcome such failure in the future.
     (b) The Subservicer shall deliver to the Servicer a written remittance advice on each Remittance Date.
     (c) With respect to each Reporting Date, the corresponding individual loan accounting report shall be received by the Servicer no later than the next calendar date, which report shall contain the following:
     (i) with respect to each Monthly Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any prepayment penalties or premiums, along with a detailed report of interest on principal prepayment amounts);
     (ii) with respect to each Monthly Payment, the amount of such remittance allocable to interest;
     (iii) the amount of servicing compensation received by the Subservicer since the preceding Remittance Date;
     (iv) the aggregate outstanding principal balance of the Mortgage Loans;
     (v) the aggregate of any expenses reimbursed to the Subservicer during the prior distribution period;
     (vi) a listing of (a) the paid-through date of each Mortgage Loan, (b) the Mortgage Loans as to which foreclosure has commenced, which foreclosure shall be carried out in the name of the Trust or the Owner Designee, (c) the Mortgage Loans with respect to which the related Mortgagors that have declared bankruptcy; and (d) the Mortgage Loans as to which REO Property has been acquired; and
     (vii) a trial balance, sorted in the Servicer’s assigned loan number order.

     (d) The Servicer shall pay the Subservicer for any additional servicing reports, that are not customary in the mortgage servicing industry and for which the Subservicer would undertake significant expense to prepare. The cost for such reports or modification to existing reports, including reports or data in electronic form, shall be agreed to by the parties before Subservicer shall be obligated to produce such reports. Notwithstanding the previous sentence, if a requested report pertains to an Event of Default or other breach of this Agreement by the Subservicer, the cost of such report or reports shall be borne by the Subservicer. Notwithstanding anything else stated previously in this subsection, Servicer shall have sixty days after the effective date of this Agreement to review the reports required by this Section and determine what, if any other reports Servicer will require, and Subservicer shall provide these reports requested by Servicer without additional cost, with delivery time of these reports to be as mutually agreed by Servicer and Subservicer.
     Section 7.2 Annual Independent Certified Public Accountants’ Servicing Report.
     On or before March 30 of each year, beginning with March 30, 2011 (with respect to calendar year 2010), the Subservicer at its expense shall cause to be delivered to the Servicer a letter or letters of a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to the effect that such firm has examined certain documents and records relating to the Subservicer’s overall servicing operations and that on the basis of such an examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (the “Standards”), such firm confirms that such servicing has been conducted in compliance with the Standards, except for such significant exceptions or errors in the records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report.
     Subservicer will at its expense cause to be delivered to Servicer an initial SSAE 16 Type 2 report (formerly, through June 15, 2011, a Type II SAS 70 report) prepared by a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants covering the period of April 1, 2011 to September 30, 2011, with a reporting deadline of November 15, 2011. Subservicer will provide a gap letter by January 31, 2012 to address any changes from September 30, 2011 to December 31, 2011. Thereafter, Subservicer will, at its expense, cause to be delivered to Servicer a SSAE 16 Type 2 report prepared by a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants covering the annual periods of October 1 to September 30 each year with a reporting deadline of November 15. Subservicer will provide a gap letter to address any changes from September 30 to December 31 each year, which is due by January 31 of the following year. The scope of such SSAE 16 Type 2 reports shall be limited to documentation and testing of those areas directly affecting the servicing of the Mortgage Loans. Subservicer will also obtain a SSAE 16 Type 2 report as described above for its lockbox provider covering the annual periods of October 1 to September 30 each year with a reporting deadline of November 15 with the initial report covering the period of October 1, 2010 to September 30, 2011 will be due November 15, 2011. Subservicer will cause the Lockbox provider to provide a gap letter to address any changes from September 30 to December 31 each year, which is due by January 31 of the following year. The initial lockbox provider gap letter covering the period of October 1, 2011 to December 31, 2011 will be due January 31, 2012.

     As part of the initial year transfer of servicing from the Servicer to the Subservicer, the Subservicer will provide written representation to Servicer addressing any significant changes to systems and controls affecting the Mortgage Loans since December 31, 2010 through March 31, 2011 or note that there were no significant changes. Such representation letter is to be delivered by April 30, 2011. As a supplement to the initial USAP Report for 2010 to be delivered by March 30, 2011 as described above, the Subservicer at its expense shall cause to be delivered to the Servicer a letter of a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to the effect that such firm has examined certain documents and records relating to the Subservicer’s overall servicing of the Mortgage Loans through March 31, 2011 and, on the basis of such an examination conducted substantially in compliance with procedures to be mutually agreed upon between the Servicer, Subservicer and the firm of independent public accountants, to provide a report on the results of such examination. At a minimum the agreed upon procedures shall address transactional processes for payment processing, payoffs, adjustable rate mortgages, escrow balances, loan modifications, loan default processes, and REO management. Such report is to be delivered to Servicer by May 1, 2011. For the three months ended June 30, 2011, the Subservicer will provide written representation to Servicer addressing any significant changes to systems and controls affecting the Mortgage Loans since December 31, 2010 through June 30, 2011 or note that there were no significant changes. Such representation letter is to be delivered by July 31, 2011. For the three months ended September 30, 2011, the Subservicer will provide written representation to Servicer addressing any significant changes to systems and controls affecting the Mortgage Loans since December 31, 2010 through September 30, 2011 or note that there were no significant changes. Such representation letter is to be delivered by October 31, 2011.
     As part of Servicer’s review for Type II SAS 70 compliance, Servicer has conducted a security assessment review of Subservicer, as identified on Exhibit H. Subservicer agrees to take the necessary actions indicated as “Remediation Required” within the times indicated on Exhibit H.
     Section 7.3 Reports of Foreclosures and Abandonment of Mortgaged Property.
     The Subservicer shall file, or cause to be filed, the information returns with respect to the receipt of mortgage interest received in a trade or business, the reports of foreclosures and abandonment of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J, 6050P and any comparable or successor provisions of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J, 6050P of the Code and any comparable or successor provisions.
     Section 7.4 Real Estate Owned Reports.
     Together with the statement furnished pursuant to Section 4.2, with respect to any REO Property, the Subservicer shall furnish to the Servicer a statement covering the Subservicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with an operating statement.

     Section 7.5 Liquidation Reports.
     Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Servicer pursuant to a deed-in-lieu of foreclosure, the Subservicer shall submit to the Servicer a liquidation report with respect to such Mortgaged Property.
     Section 7.6 Compliance with Gramm-Leach-Bliley Act of 1999.
     With respect to each Mortgage Loan and related Mortgagor, the Subservicer shall comply with Title V of the Gramm-Leach-Bliley Act of 1999 and all applicable regulations promulgated thereunder, and shall provide all notices required thereunder with respect to the Subservicer and the Servicer.
     Section 7.7 Reporting.
     The Subservicer shall prepare promptly each report required by applicable law including reports to be delivered to all governmental agencies having jurisdiction over the servicing of the Mortgage Loans and the Escrow Accounts, shall execute such reports or, if the Servicer must execute such reports, shall deliver such reports to the Servicer for execution prior to the date on which such reports are due and shall file such reports with the appropriate Persons. The Subservicer shall timely prepare and deliver to the appropriate Persons Internal Revenue Service forms 1098, 1099 and 1099A (or any similar replacement, amended or updated Internal Revenue Service forms) relating to any Mortgage Loan for the time period such Mortgage Loan has been serviced by the Subservicer. The Servicer shall be solely responsible for filing any other forms including, without limitation and to the extent applicable, forms 1041 and K-1 or any similar replacement, amended or updated Internal Revenue Service forms. The reports to be provided under this subsection shall cover the period through the end of the month following the termination of this Agreement or, in the case of reports to be sent to the Internal Revenue Service, the end of the calendar year following termination of the Agreement. To the extent it is an Acceptable Servicing Practice, the Subservicer shall promptly prepare all reports or other information required to respond to any inquiry from, or give any necessary instructions to, any mortgage insurer, provider of hazard insurance or other insurer or guarantor, taxing authority, tax service, or the Mortgagor.
ARTICLE VIII
SUBSERVICER AND INDEMNIFICATION
     Section 8.1 Merger or Consolidation of the Subservicer.
     Notwithstanding anything herein to the contrary, any Person into which the Subservicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Subservicer shall be a party, or any Person succeeding to the business of the Subservicer, shall be the successor of the Subservicer hereunder, provided, however, that the successor or surviving Person must be an established housing and home finance institution, bank or other mortgage loan or equity servicer: (i) having a net worth of not less than $25 million, (ii) that is an FHA- Approved Mortgagee and a Freddie Mac or Fannie Mae approved servicer in good standing, and (iii) Servicer in its sole discretion has approved as a Subservicer.

     Section 8.2 Limitation on Resignation.
     The Subservicer shall not resign from the obligations and duties hereby imposed on it except: (i) by mutual consent of the Subservicer and the Servicer, (ii) upon Subservicer’s good-faith determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Subservicer (including by hiring a subservicer for certain of the Mortgage Loans) or the Subservicer determines in good faith that curing such incapacity is not commercially reasonable, or (iii) upon not less than one hundred eighty (180) days’ prior written notice to Servicer. The Subservicer shall promptly notify the Servicer of any determination of the type described in clause (ii) above and provide an opinion of counsel acceptable to the Servicer to evidence such determination. In addition, the Subservicer shall use its best efforts to locate and engage a successor to it in the event of a resignation pursuant to clause (ii) above.
     Section 8.3 Subservicer Limitation on Liability and Indemnification.
     (a) Neither the Subservicer nor any of the directors, officers, agents or employees thereof shall be liable to the Servicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement or for errors in judgment. The Subservicer and any director, officer, agent, or employee of the Subservicer may rely in good faith on any document of any kind which it reasonably believes has been properly executed and/or submitted by any appropriate Person respecting any matters arising hereunder.
     (b) Other than in connection with removing a Mortgage Loan from the MERS® system pursuant to Section 4.2(g) or (k) hereof, the Subservicer does not assume any obligation to record the original Mortgage unless otherwise instructed to do so by the Servicer. The Subservicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expenses or liability.
     (c) The Servicer shall indemnify and hold harmless the Subservicer and its officers, employees, members, directors, Affiliates and representatives (collectively, the “Subservicer Indemnified Parties”) against any and all liability, cost and expense incurred by the Subservicer including, without limitation, all losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs and judgments resulting from any claim, demand, defense or assertion asserted against any Subservicer Indemnified Party in connection with: (i) any action with respect to the origination of a Mortgage Loan; (ii) any action of any originator, holder or servicer of the Mortgage Loans occurring prior to the related Servicing Transfer Date; (iii) a material breach by Servicer of any representation, warranty, covenant, or obligation hereunder; (v) any document, instrument or any other information that is missing from the Servicing File on the Servicing Transfer Date that is necessary for the Subservicer to service the Mortgage Loans; (vi) lost or misplaced user ID or password by Servicer (or Servicer’s designee); (vii) following the directions and instructions of the Servicer (or its designee); provided, however, that the

Servicer shall not be required to indemnify any Subservicer Indemnified Party against any such liability attributable to the willful misconduct, bad faith or negligence or reckless disregard of such Subservicer Indemnified Party or the failure of such Subservicer Indemnified Party to comply with any covenant or obligation applicable to it hereunder (unless such failure to comply is the result of a determination by the Subservicer that compliance with such covenant or obligation would not be permissible under applicable law). This indemnity shall survive the termination of this Agreement and the payment of the Mortgage Loans. The Subservicer shall promptly notify the Servicer of any liability or claim for which the Subservicer expects to be indemnified pursuant to this Section.
     (d) The Servicer shall be entitled to participate in and, upon notice to the Subservicer, assume the defense of any action or claim described in Section 8.3(d) in reasonable cooperation with, and with the reasonable cooperation of the Subservicer. The Subservicer shall have the right to employ its own counsel in any such action in addition to the counsel of the Servicer, but the fees and expenses of such counsel shall be at the expense of the Subservicer, unless (i) the employment of counsel by the Subservicer at the Servicer’s expense has been authorized in writing by the Servicer, (ii) the Servicer has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the Servicer and the Subservicer, and the Subservicer has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Servicer. The Subservicer shall not be liable for any settlement of any such claim or action unless the Subservicer shall have consented thereto (which consent shall not be unreasonably conditioned, withheld or delayed). Any failure by the Subservicer to comply with the provisions of this Section shall relieve the Servicer of liability only if such failure is materially prejudicial to the position of the Servicer and then only to the extent of such prejudice.
     Section 8.4 Servicer Limitation on Liability and Indemnification.
     (a) Neither the Servicer, nor any of the directors, members, officers, agents or employees thereof shall be liable to the Subservicer for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement or for errors in judgment. The Servicer and any director, member, officer, agent, or employee of the Servicer may rely in good faith on any document of any kind, which it reasonably believes has been properly executed and/or submitted by any appropriate Person respecting any matters arising hereunder.
     (b) The Subservicer shall indemnify and hold harmless the Servicer and its officers, employees, members, directors, Affiliates and representatives (collectively, the “Servicer Indemnified Parties”) against any and all liability, cost and expense incurred by the Servicer, including, without limitation, all losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs and judgments resulting from any claim, demand, defense or assertion asserted against any Servicer Indemnified Party in connection with (i) the failure of the Subservicer to perform its duties and service the Mortgage Loans in compliance with the terms of the Agreement or (ii) a material breach of any representation, warranty, covenant or obligation made by the Subservicer hereunder; provided, however, that the Subservicer shall not be required to indemnify any Servicer Indemnified Party against any such liability attributable to the willful misconduct, bad faith, negligence or reckless disregard of such Servicer Indemnified Party or the failure of such Servicer Indemnified Party to comply with any covenant or obligation applicable to it hereunder (unless such failure to comply is the result of a determination by the Servicer that compliance with such covenant or obligation would not be permissible under applicable law). This indemnity shall survive the termination of this Agreement and the payment of the Mortgage Loans. The Servicer shall promptly notify the Subservicer of any liability or claim for which the Servicer expects to be indemnified pursuant to this Section.
     (c) The Subservicer shall be entitled to participate in and, upon notice to the Servicer, assume the defense of any action or claim described in Section 8.4(b) in reasonable cooperation with, and with the reasonable cooperation of the Servicer. The Servicer shall have the right to employ its own counsel in any such action in addition to the counsel of the Subservicer, but the fees and expenses of such counsel shall be at the expense of the Servicer, unless (i) the employment of counsel by the Servicer at the Subservicer’s expense has been authorized in writing by the Subservicer, (ii) the Subservicer has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the Subservicer and the Servicer, and the Servicer has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Subservicer. The Servicer shall not be liable for any settlement of any such claim or action unless the Servicer shall have consented thereto (which consent shall not be unreasonably conditioned, withheld or delayed). Any failure by the Servicer to comply with the provisions of this Section shall relieve the Subservicer of liability only if such failure is materially prejudicial to the position of the Subservicer and then only to the extent of such prejudice.
     Section 8.5 Notice of Litigation.
     In the event of litigation with respect to the Mortgage Loans or any duty under this Agreement, the party being served shall notify the other party promptly, and, in any case, within ten (10) days of receipt of service. The parties will cooperate in the handling of such litigation.
ARTICLE IX
TERMINATION
     Section 9.1 Events of Default.
     The following events shall each constitute an “Event of Default” under this Agreement:
     (a) Any failure by the Subservicer to deposit into the designated account or remit to the Servicer any amount required to be so deposited or remitted under this Agreement on the date required under this Agreement within two days of the date such amount is due;
     (b) The Subservicer shall fail to provide to the Servicer any report required by this Agreement to be provided to the Servicer within three days of the date such report is due;

     (c) The entry against the Subservicer or the Servicer of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, conservatorship, receivership, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, which decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) consecutive days;
     (d) The Subservicer or the Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such party or of or relating to all or substantially all of the property of such party;
     (e) The Subservicer or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of any of the foregoing;
     (f) The Subservicer shall be merged or consolidated into any Person or the Subservicer or the Servicer shall assign or transfer or attempt to assign or transfer all or part of its rights and obligations hereunder, in each case except as permitted by this Agreement;
     (g) The Subservicer transfers or otherwise disposes of all or substantially all of its assets;
     (h) The inability of the Subservicer to, or the Subservicer loses its authority under any applicable government entity to, perform any material obligation hereunder;
     (i) The failure of the Subservicer to maintain its license to conduct business or service residential mortgages in any jurisdiction where the Mortgaged Properties are located;
     (j) Any breach by the Servicer or the Subservicer of a representation or warranty made in Article III hereof (other than, in the case of the Servicer, a representation or warranty set forth in Section 3.3(b) or Section 3.3(c) hereof) or any failure by the Servicer or the Subservicer to perform any of their respective material obligations hereunder, which breach or failure continues unremedied for a period of thirty (30) days after the earlier of: (1) knowledge of such party of such breach or failure; and (2) the date on which written notice of such breach or failure requiring the same to be remedied shall have been given to such party; or
     (k) In accordance with Section 4.18(c) hereof, the failure of the Servicer to pay to the Subservicer the amount of any shortfall within thirty (30) days of the related notification by the Subservicer to the Servicer of such shortfall.
     The Servicer may waive any default by the Subservicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.
     Section 9.2 Termination of Agreement.
     (a) The obligations and responsibilities of the Subservicer shall terminate, with respect to any related Mortgage Loan(s) and/or REO Properties, upon the earliest of: (i) the final payment or other liquidation of the last Mortgage Loan and related REO Property and the remittance of all amounts due hereunder; (ii) the date designated by the Servicer following the occurrence and during the continuance of an Event of Default with respect to the Subservicer (after giving effect to any applicable cure period), subject to compliance with the Legal Requirements for the transfer of the servicing of the Mortgage Loans; (iii) after ninety (90) days following the occurrence and during the continuance of an Event of Default with respect to the Servicer (after giving effect to any applicable cure period) and subject to compliance with the Legal Requirements for the transfer of the servicing of the Mortgage Loans; (iv) the date specified in accordance with Section 8.2 above; (v) upon a termination pursuant to Section 10.01 of the Pooling and Servicing Agreement; (vi) at the sole discretion of Servicer upon ninety (90) days notice to the Subservicer (a “Termination for Convenience”), or (vii) with such other date as shall have been mutually agreed upon by the Subservicer and the Servicer. Following the termination of the Subservicer, the Subservicer shall be paid all amounts due the Subservicer in accordance with the terms of this Agreement. Notwithstanding the foregoing, upon a termination pursuant to clause (v) above, the Servicer and the Subservicer agree that the servicing of the remaining Mortgage Loans and related REO Property shall be governed by the terms of the Subservicing Agreement, dated as of February 1, 2011, among the Subservicer, the Servicer, American General Financial Services of Arkansas, Inc. and American General Home Equity, Inc.
     (b) In the event of a termination of this Agreement by the Servicer in accordance with Section 9.2(a) above, upon receipt by the Subservicer of written notice of termination, all authority and power of the Subservicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall (i) pass to the Designated Successor Servicer (following the occurrence and during the continuance of a Servicer Event of Default ), (ii) be extinguished, if the Servicer’s responsibilities and duties under the Pooling and Servicing Agreement are terminated or (iii) pass to and be vested in a successor subservicer, if a successor subservicer is appointed by the Servicer. The Subservicer shall cooperate with the Servicer, the Designated Successor Servicer and any successor servicer in effecting the termination of the Subservicer’s responsibilities and rights hereunder. In the event of a Termination for Convenience by the Servicer, the Servicer shall pay the applicable termination fee (the “Termination Fee”) to the Subservicer in accordance with the terms of Exhibit D immediately upon such termination.
     (c) Upon written request from the Servicer, the Subservicer shall (i) prepare, execute and deliver to the successor servicer all related Servicing Files; however, the Subservicer may retain copies of Servicing Files to the extent necessary to comply with the Legal Requirements and other laws; and (ii) be responsible for the costs of packaging and transferring all of the aforementioned materials to the Servicer, the Designated Successor Servicer or any successor servicer, as the case may be, upon such termination. The Servicer shall pay all reasonable shipping expenses associated with such transfer, unless Subservicer is terminated for an Event of Default or Subservicer resigns pursuant to Section 8.2 (iii). Any remaining amounts pursuant to the preceding sentence shall be remitted by the Servicer to the Subservicer no later than thirty (30) days after the Released Servicing Date. Subservicer shall do or cause to be done all other acts or things necessary or appropriate to affect the purposes of such notice of termination, including the transfer and endorsement or assignment of the Mortgage Loans and related documents.
     (d) Subservicer shall transfer to successor servicer for administration by it of all cash amounts which shall at the time be credited by the Subservicer to the P & I Custodial Account or T & I Escrow Accounts or thereafter received with respect to the Mortgage Loans. Notwithstanding any other term of this Agreement to the contrary and in all circumstances under which this Agreement is terminated, the Subservicer shall be entitled to offset against deposits in the P & I Custodial Account all unreimbursed Subservicing Fees, Servicing Advances and Pass-Through Expenses from any amounts due and owing to the Servicer or successor servicer at the time of a corresponding servicing transfer.
     (e) In the event the Servicer shall for any reason no longer be the Servicer (including by reason of a Servicer Event of Default), the Designated Successor Servicer shall thereupon assume all of the rights and obligations of the Servicer under this Agreement and the Servicer shall terminate this Agreement. The Subservicer shall deliver to the Designated Successor Servicer all documents and records and afford the Designated Successor Servicer (to the extent practicable) access to the computer systems, electronic files and personnel as they relate to this Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the servicing of the Mortgage Loans to the Designated Successor Servicer.
     (f) This Section 9.2 shall survive any termination of this Agreement and any termination of this Agreement shall not prejudice the rights of Subservicer to recover any amounts due Subservicer under this Agreement.
ARTICLE X
MISCELLANEOUS PROVISIONS
     Section 10.1 Protection of Confidential and Proprietary Information.
     (a) The Subservicer shall keep confidential and shall not divulge to any party, without the Servicer’s prior written consent, the terms and provisions of this Agreement, including, without limitation, the purchase price paid by the Servicer for the Mortgage Loans, REO Properties and/or rights transferred pursuant to this Agreement and any information pertaining to such Mortgage Loans, REO Properties and/or rights, or any Mortgagor thereunder, except to the extent that it is appropriate for the Subservicer to do so in working with legal counsel, auditors, taxing authorities, or other governmental agencies, insurance carriers, any property inspector, or other Person necessary to fulfill the Subservicer’s obligations hereunder. Except as otherwise provided in this Agreement, including as specified in Section 10.1(j) with respect to the filing of a Form 8-K, the Servicer shall keep confidential and shall not divulge to any party, without the Subservicer’s prior written consent, the terms and provisions of this Agreement, except to the extent that it is appropriate for the Servicer to do so in working with legal counsel, auditors, taxing authorities, or other governmental agencies, insurance carriers, any property inspector, or other Person necessary to fulfill the Servicer’s obligations hereunder. Notwithstanding any provision of this Agreement, the trademarks, trade secrets, know-how, business methods and practices, internal procedures and other intellectual property and confidential information of the Subservicer or the Servicer, respectively (“Proprietary Information”) shall remain vested in the Subservicer and the Servicer, respectively, and are not hereby transferred to the other party, and the Subservicer and the Servicer shall have the right to take all actions necessary to protect their Proprietary Information. Notwithstanding the above, each party (and each employee, representative, or other agent of a party) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure.
     (b) Except as otherwise set forth herein, the Subservicer agrees that it shall not refer to or use the Servicer’s name or any derivation or significant portion of such name in any manner in any of its servicing, enforcement or collection activities with respect to any Mortgage Loan or in any advertising, printed material, electronic medium or other medium, without first obtaining the named party’s prior written consent, except to the extent that it is appropriate for the Subservicer to do so in working with legal counsel, auditors, taxing authorities, or other governmental agencies, insurance carriers, any property inspector, or other person necessary to fulfill the Subservicer’s obligations hereunder. The Subservicer shall inform its subservicers, contractors, advisors and agents of the restriction stated in this subparagraph (b) and shall take commercially reasonable steps to cause such parties to conduct their activities relating to the Mortgage Loans and REO Properties in compliance herewith. Except as required hereunder, no such named party shall have any obligation to give any such written consent and may withhold the same in its sole and absolute discretion.
     (c) All information of a non-public nature disclosed by Servicer to Subservicer during the term of this Agreement (“Servicer Proprietary Information”) (1) shall be deemed the property of Servicer, (2) shall be used solely for the purposes of administering and otherwise implementing the terms of this Agreement, and (3) shall be protected by Subservicer in accordance with the terms of this Article X. Servicer’s Proprietary Information shall also include all “non-public personal information” as defined in Title V of the Gramm-Leach-Bliley Act (15 U.S. C. Section 6801, et seq.) and the implementing regulations thereunder (collectively, the “GLB Act”), as the same may be amended from time to time, that Subservicer received from or at the direction of Servicer and that concerns any of Servicer’s “customers” and/or “consumers” (as defined in the GLB Act). Subservicer acknowledges that any Servicer Proprietary Information being stored or processed by Subservicer is and shall remain the sole property of Servicer and will take all such reasonable measures as may be necessary to protect the confidentiality of Servicer Proprietary Information which comes into Subservicer’ possession, if any. Subservicer further agrees to observe complete confidentiality regarding all aspects of Servicer Proprietary Information, including without limitation agreeing not to disclose or otherwise permit any other person or entity access to, in any manner, Servicer Proprietary Information or any part thereof without Servicer’s prior written consent, except that such disclosure or access shall be permitted to an employee of Subservicer requiring such access in the course of employment or a subcontractor of Subservicer. Subservicer shall not disclose or use Servicer Proprietary Information for any purposes other than to carry out the purposes for which Servicer disclosed the data to Subservicer, or as permitted by this Agreement. Notwithstanding the foregoing, Servicer consents to the use by Subservicer of statistical data generated by Servicer Proprietary Information provided that such use shall not result in the disclosure of Servicer Proprietary Information which will directly or indirectly identify Servicer or any specific individual. At the request of Servicer, and upon payment to Subservicer of all undisputed monies due under the terms of this Agreement, Subservicer shall transfer any Servicer Proprietary Information held by Subservicer to Servicer. Upon termination of this Agreement, Subservicer’s rights to use or access Servicer Proprietary Information shall end immediately. In the event that Subservicer does not immediately return such Servicer Proprietary Information to Servicer, Subservicer agrees it will not access or use such Servicer Proprietary Information in any manner and shall maintain such Servicer Proprietary Information in a secure manner until its return to Servicer. In the event that Servicer desires for Subservicer to perform year-end IRS reporting or other services following deconversion from Subservicer’s system, Servicer shall provide a written request for such services prior to the last week of deconversion activities. In such case, Servicer acknowledges that Subservicer will retain a set of Servicer’s Proprietary Information in order to perform such services. To the extent that Servicer desires that Subservicer not retain Servicer’s Proprietary Information in its secured, archived environment in accordance with its data retention policies, upon 1) written notice and instruction by Servicer, 2) Subservicer’s receipt of all monies owed by Servicer to Subservicer, and 3) Servicer’s return of all Subservicer Proprietary Information to Subservicer, Subservicer shall destroy Servicer’s Proprietary Information. Subservicer shall provide written certification of destruction within thirty (30) days following completion of such destruction. Servicer shall be responsible for any regulatory or other concerns regarding retention of Servicer Proprietary Information.
     (d) Subservicer presently maintains and will continue to maintain information security programs and measures designed to safeguard the security and confidentiality of Servicer Proprietary Information. Such security programs and measures are and will be designed to identify and protect against reasonably foreseeable risks to (1) the security and confidentiality of Servicer Proprietary Information, (2) the integrity of such information, and (3) unauthorized access to or use of such information that might result in substantial harm or inconvenience to any customer or consumer of Servicer. Subservicer agrees to (1) periodically test the efficacy and appropriateness of such information security programs and (2) take reasonable measures to be able to detect and respond to security breaches, including widely known potential security failures that have been experienced by its vendors or others in the industry.
     (e) Subservicer will use commercially reasonable efforts to adhere to such additional security measures with respect to Servicer’s Proprietary Information as may be reasonably imposed by Servicer.
     (f) Subservicer also agrees to notify Servicer, immediately following discovery, if any Servicer Proprietary Information was, or is reasonably believed to have been, acquired by an unauthorized person. Notification required by this section may be delayed if a law enforcement agency determines that the notification of Servicer will impede a criminal investigation. In such case, Subservicer shall notify Servicer immediately after Subservicer has been notified that the law enforcement agency determines that it will not compromise the investigation. In the event of any such breach of security or unauthorized access, Subservicer agrees to use highest commercially reasonable efforts to cooperate with Servicer to minimize the consequences of such security breach for Servicer’s customers, and to provide all necessary information reasonably requested by Servicer’s state and federal regulators.
     (g) Subservicer agrees to comply with any further notification requirements imposed from time to time by state and federal regulators with jurisdiction over the use of, and/or security relating to Servicer’s Proprietary Information. Subject to the limitations of liability set forth in any other part of this Agreement, Subservicer expressly agrees that it will be responsible for all reasonable costs and expenses related to (i) an investigation and resolution of unauthorized access to Servicer Proprietary Information while in Subservicer’s possession and (ii) notification of Servicer’s customers affected by unauthorized access to such Servicer Proprietary Information, in the event such notification is required by state or federal law or by Servicer’s state and federal regulators.
     (h) Subservicer agrees to annually provide Servicer with a written report assessing its vulnerability or potential vulnerability to security breaches, loss of data integrity, and threats to confidentiality.
     (i) Subservicer may disclose Servicer Proprietary Information to third parties only after providing Servicer with reasonable prior written notice (unless such notice is prohibited by law):
a)	to comply with a properly authorized civil, criminal, or regulatory investigation, subpoena or summons by Federal, State or local authorities; or

b)	to respond to judicial process or government regulatory authorities having jurisdiction over it for examination, compliance or other purposes.
     Upon receipt of such notice, Servicer may seek an appropriate protective order. Subservicer shall use reasonable efforts to cooperate with Servicer, at Servicer’s sole cost, to pursue an appropriate protective order. It is further agreed that, if, in the absence of a protective order, Subservicer is legally compelled to disclose Servicer Proprietary Information, Subservicer shall make commercially reasonable efforts to disclose only such portions of Servicer Proprietary Information that are legally required to be disclosed. Except as set forth in this Section 10.1, Subservicer may disclose Servicer Proprietary Information to third parties for any other purpose permitted by law, only after receiving prior written consent from Servicer.
     (j) The parties acknowledge that this Agreement contains confidential information that may be considered proprietary by one or both of the parties, and agree to limit distribution of this Agreement to those individuals with a need to know the contents of this Agreement. In no event may this Agreement be reproduced or copies shown to any third parties (exclusive of contractors, subcontractors and agents who have a need for it) without the prior written consent of the other party, except as may be necessary by reason of legal, accounting, tax or regulatory requirements, in which event Servicer and Subservicer agree to exercise reasonable diligence in limiting such disclosure to the minimum necessary under the particular circumstances. The parties further agree to seek commercial confidential status for this Agreement with any regulatory commission with which this Agreement must be filed, to the extent such a designation can be secured. Notwithstanding anything to the contrary in this

Agreement, the Servicer and its affiliates are allowed to disclose the Agreement as necessary to comply with any subpoena, order, regulation, ruling or request of any judicial, administrative or legislative body or committee or any self-regulatory body (including any securities body), including the filing of a Form 8-K with the Securities and Exchange Commission (with a copy of the Agreement) if they believe (in their sole discretion) that such a filing is necessary or appropriate; provided, however, in connection with any such filing the Servicer and its affiliates shall request confidential treatment with respect to all pricing information set forth in this Agreement.
     (k) In addition, each party agrees to give notice to the other party of any demands to disclose or provide the Proprietary Information received from the other or any third party under lawful process prior to disclosing or furnishing Proprietary Information, and agrees to cooperate in seeking reasonable protective arrangements requested by the other party.
     Section 10.2 Notices.
     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given as of the next Business Day if sent by overnight courier, addressed as follows (or such other address as may hereafter be furnished to the other party by like notice):

a.	if to the Servicer	American General Financial Services, Inc.
601 N.W. Second Street
Evansville, IN 47708
Attention: General Counsel

b.	if to the Subservicer	Nationstar Mortgage LLC
350 Highland Drive
Lewisville, Texas 75067
Attention: Shawn Stone

c.	if to the Custodian	Wells Fargo Bank, N.A.
751 Kasota Avenue
Minneapolis, Minnesota 55414
Attention: Document Custody
     Section 10.3 Severability Clause.
     Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as close as possible to the economic effect of this Agreement without regard to such invalidity.
     Section 10.4 Performance Audits.
     Subservicer will cooperate reasonably and in good faith with Servicer or its auditors, internal or external, upon reasonable prior notice, for the purpose of inspecting, examining, and auditing the performance of the activities required by Subservicer of this Agreement provided, however, that any such inspection, examination and/or audit shall take place during normal business hours and shall not unreasonably interfere with the business operations of the Subservicer.
     Section 10.5 Counterparts.
     This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.
     Section 10.6 Place of Delivery and Governing Law.
     The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal law.
     Section 10.7 Waiver of Jury Trial.
     Each party hereby knowingly, voluntarily and intentionally, waives (to the extent permitted by applicable law) any right it may have to a trial by jury of any dispute arising under or relating to this Agreement and agrees that any such dispute shall be tried before a judge sitting without a jury.
     Section 10.8 Further Agreements.
     The Servicer and the Subservicer agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.
     Section 10.9 Successors and Assigns; Assignment of Subservicing Agreement.

     This Agreement shall bind and inure to the benefit of and be enforceable by the Subservicer and the Servicer and the respective permitted successors and assigns of the Subservicer and the Servicer. Except as contemplated by Section 8.1, the Subservicer shall not assign this Agreement or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Servicer, which consent shall not be unreasonably withheld.
     The Servicer may assign its rights and obligations under this Agreement with respect to some or all of the related Mortgage Loans without the consent of the Subservicer. The Subservicer agrees to cooperate with the Servicer in connection with any such assignment including, without limitation, executing such documents and entering into such agreements in order to give effect to such assignment. Except as otherwise provided in this Agreement, upon any such assignment and written notice thereof to the Subservicer, the Person to whom such assignment is made shall succeed to all rights and obligations of the Servicer under this Agreement to the extent of the related Mortgage Loan or Mortgage Loans and this Agreement, to the extent of the related Mortgage Loan or Mortgage Loans, shall be deemed to be a separate and distinct Agreement between the Subservicer and the assignee of the related Mortgage Loan or Loans.
     Notwithstanding any other provision of this Agreement, Subservicer shall have the right following thirty (30) days’ notice to the Servicer to assign, transfer and pledge any right Subservicer has to receive payment under this Agreement without the consent of the Servicer.
     Section 10.10 Amendments, Etc.
     No term or provision of this Agreement may be amended, waived or modified unless such amendment, waiver or modification is in writing and signed and delivered by each of the parties hereto.
     Section 10.11 Exhibits.
     The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.
     Section 10.12 General Interpretive Principles.
     For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
     (a) The terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;
     (b) Accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

     (c) References herein to “Articles,” “Sections,” “Subsections,” “Paragraphs,” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;
     (d) A reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;
     (e) The words “herein,” “hereof,” “hereunder,” and other words of similar import refer to this Agreement as a whole and not to any particular provision;
     (f) The term “include” or “including” shall mean “including without limitation”; and
     (g) The terms “best efforts” or “reasonable efforts” shall not be interpreted to require the Servicer or the Subservicer, as the case may be, to initiate or participate in any litigation, arbitration or proceeding or to incur expenses in excess of those explicitly set forth in this Agreement or as are otherwise commercially reasonable.
     Section 10.13 Reproduction of Documents.
     This Agreement and all documents relating thereto, including: (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.
     Section 10.14 Conflicts.
     Following the Servicing Transfer Date, if the Servicer discovers a conflict between the terms of this Agreement and the Pooling and Servicing Agreement and notifies the Subservicer of such conflict, and, such conflict, in the reasonable judgment of the Servicer, could result in a Servicer Event of Default under the Pooling and Servicing Agreement if not remedied, the Subservicer and the Servicer agree to use their respective best efforts to modify the applicable term or terms of this Agreement to conform to the Pooling and Servicing Agreement.

     In Witness Whereof, the Subservicer and the Servicer have caused their names to be signed to this Subservicing Agreement by their respective officers duly authorized as of the date first above written.

SERVICER MOREQUITY, INC.
By:
Name:
Title:

SUBSERVICER NATIONSTAR MORTGAGE LLC
By:
Name:
Title:

SERVICING AGREEMENT – Signature Page

EXHIBIT A

MORTGAGE LOAN DATA FIELD REQUEST SCHEDULE

Exhibit A-Mortgage Loan Data Field Request
Please refer to the schedule below for Mortgage Loan Data Requirements.

Refer Page # in
Servicing Transfer
Mortgage Data Related To:	Instructions
LOAN LEVEL DATA FILE	5
CONVERSION REPORTS	6
Trial Balance Report	6
ACH Report	7
System Codes and Data Dictionary Report	7
Transaction and Disbursement History Report	7
Odd Due Date Loan Report	8
Second Liens Report	8
Non-Solicitation Report	8
Outstanding Trailing Docs Report	8
Escrow Analysis History Report	8
Adjustable Rate Mortgages	8
Payment Option ARMs	9
Interest Only Loans	10
Balloon Loans	10
Buydown Loans	10
LOAN TYPE OR PLAN INFORMATION	11
ESCROWED LOAN INFORMATION	15
INSURANCE (HAZARD, FLOOD, ETC...)	17
REAL ESTATE TAXES	21
PENDING TAX SALES	21
TAX	21
MORTGAGE INSURANCE	23
VENDOR REQUIREMENTS	24
CREDIT LIFE AND OTHER OPTIONAL PRODUCTS	26
CLAIMS PROCESS	26
SOLDIER’S AND SAILOR’S CIVIL RELIEF ACT OF 1940 (SSCRA)	31
LOSS MITIGATION AND COLLECTION ACTIVITY	32
BANKRUPTCY	35
FORECLOSURE	37
REO	40
HAMP REQUIREMENTS	47
HAFA REQUIREMENTS	57

EXHIBIT B
SERVICING TRANSFER INSTRUCTIONS

EXHIBIT B

Nationstar Mortgage LLC — Servicing Transfer Instructions

EXHIBIT B

SERVICING TRANSFER INSTRUCTIONS
TABLE OF CONTENTS
Introduction
Important Servicing Transfer Dates
Secured Data Transmission
Loan Level Data File
Loan Level Data File Specifications
Conversion Reports
Loan Type or Plan Information
Investor Reporting and Remittance Requirements
Balance Settlement
Mortgagor Notification
Escrowed Loan Information
Escrow Procedures
Escrowed Loan Report
Hazard Insurance
Real Estate Taxes
Mortgage Insurance
Vendor Requirements
Tax
Insurance (Flood and Hazard)
Flood
Credit Life and Other Optional Products
Claims Process
Records and Files
MERS Notification
IRS Reporting
Litigation (This is covered in the Transfer Letter) / Update to show pre&post
Partial Releases
Subordinations
Qualified Written Requests (RESPA)
Mortgagor Name Changes
Soldier’s and Sailor’s Civil Relief Act of 1940 (SSCRA)
Loss Mitigation and Collection Activity
Bankruptcy
Foreclosure File Report
REO
Mortgagor Recoverable Corporate Advances
Release of Title, Payoff Requests and Payoff Funds Received After Transfer
Automatic Payment Plans, Mortgage Payments or other checks received after Transfer
Dishonored Payments after Transfer and Misapplied payments
Correspondence Received After Transfer
HAMP Requirements
HAFA Requirements

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Introduction
The Previous Servicer agrees to coordinate with Nationstar Mortgage LLC (the “Servicer”) to affect an efficient and orderly Servicing Transfer. On the Servicing Transfer Date Previous Servicer shall deliver to Servicer with respect to all Mortgage Loans all records, files and information required to complete the Servicing Transfer.
The Previous Servicer agrees to provide the Servicer with preliminary data files and reports prior to the Servicing Transfer Date as specified on Important Servicing Transfer Dates schedule and Servicing Transfer Timeline. Unless otherwise specified all reports will be in an electronic format acceptable to the Servicer.
The Previous Servicer agrees to use all reasonable efforts to comply with the requirements set forth herein. The Servicer acknowledges, however, that in some instances the Previous Servicer’s systems may not permit such compliance. In such event, the Servicer agrees to work with the Previous Servicer in good faith to accommodate the Previous Servicer’s systems’ limitations.
Any questions regarding the Servicing Transfer Instructions/Servicing Transfer should be directed to Scott Tenery, contact information listed below. Nationstar and the Previous Servicer will exchange functional and department level contact information no later than 30 days prior to the servicing Transfer Date.

Scott Tenery
Vice President
Nationstar Mortgage LLC
350 Highland Drive
Lewisville, Texas 75067
Phone: 469-549-6405
Scott.Tenery@nationstarmail.com
Unless directed otherwise within the Servicing Transfer Instructions, all data files and reports should be directed to:

Nationstar Mortgage LLC
Attn: Jennifer Dancer
350 Highland Drive
Lewisville, Texas 75067
Phone: 469-549-2110
Email: Jennifer.Dancer@nationstarmail.com
Unless directed otherwise, herein, all documents, records, files, notices and other communications must be directed to:

Nationstar Mortgage LLC, File Services
Attn: Keenan Cain
350 Highland Drive
Lewisville, Texas 75067
Phone: 469-549-3241
Email: Keenan.Cain@nationstarmail.com

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Important Servicing Transfer Dates
Dates for this Servicing Transfer are set as follows:

Servicing Transfer Date:	XX/XX/XXXX
Delivery of Preliminary Loan Level Data & Reports:	XX/XX/XXXX
Goodbye Letter Deadline Date:	XX/XX/XXXX
Servicing Transfer Cutoff Date (close of business)	XX/XX/XXXX
Delivery of Final Loan Level Data & Reports:	XX/XX/XXXX
Servicing Transfer Settlement	XX/XX/XXXX

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Secured Data Transmission
All data transmissions to Servicer should be through a secure FTP site with PGP encryption. To set up the FTP data transmission, contact:
Davis Kersey
Nationstar Mortgage LLC
469-549-2444
Davis.Kersey@nationstarmail.com

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Loan Level Data File
The Previous Servicer agrees to provide all necessary Loan Level Data and Conversion Reports in a file format agreed upon by all parties. Nationstar’s preferred format is noted below in the Loan Level Data File Specifications section. The Previous Servicer agrees to support the Servicer in data mapping and testing prior to the Servicing Transfer Date. The Final Data Tapes & Conversion Reports should be prepared as of the Servicing Transfer Cutoff Date.
Loan Level Data File Specifications
The Loan Level Data Files should be provided in a fixed width format (ASCII TXT) or a comma delimited format (ASCII CSV). If the fixed width format is provided, then a detailed File Layout should accompany each file with the following:
➢	Field name

➢	Type/Attribute (to include decimal precision and implicit/explicit decimal point representation)

➢	Starting position

➢	Ending position
If a comma delimited format is provided, then a detailed File Layout should accompany each file with the following:
➢	Field name

➢	Field Type: include decimal precision and non-numeric fields should be delimited with double quotes (“ “)
Loan Level Data Requirements:
The Previous Servicer will provide loan level data on all loans to including but not limited to the following items:
➢	Loan Master File

➢	Borrower Information (Names, Address, Note Relationship, all Secondary Info, Contact & Employment info, etc.)

➢	Property Information (Legal Description, Address, Property Type, Occupancy Status, etc)

➢	Loan Characteristics (term, payment amounts, interest rate, lien position, channel or land home, etc.)

➢	Unpaid Principal Balance and other loan level balances (e.g., Corporate Balances, Corporate Expenses, Suspense, Fees, Escrow, etc.)

➢	Dates (first payment due date, next payment due date, etc.)

➢	Corporate Advance Detail (e.g., need breakdown by attorney fees, BPO, Inspections, Recording Fees, Bankruptcy, Foreclosure, etc.)

➢	Corporate Expense Detail

➢	Escrow Advance Detail

➢	Suspense Detail (e.g., need breakdown by Pre-Petition, Post-Petition, Forbearance, etc.)

➢	Fee Details

➢	ACH Data (Routing Number, Account Number, Last Draft Date, etc.)

➢	Escrow Information (Escrow Pmt, Tax Lines — including installments, Hazard Insurance Lines, MIP/PMI, etc.)

➢	Pending ARM Rate/Payment Changes

➢	Pending Escrow Payment Changes

➢	Interest Only Data

➢	Balloon Data

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

➢	Buydown/Subsidy Data

➢	ARM Specifications/Change File

➢	Flood Determination

➢	Collection and Customer Service Comments

➢	MERS and MIN information

➢	Transaction History

➢	Escrow Analysis History

➢	ARM history

➢	Second Lien indicator

➢	Payment Option Specifications (Option terms, caps, ceilings, floors, change dates, etc.)

➢	Origination Data (Original LTV, Originator, Original Occupancy Status, etc.)

➢	Foreclosure Data (e.g. Demand Date, FC Sale Date, Attorney, etc.)

➢	Bankruptcy Data (e.g. Chapter, Filed Date, POC, Attorney, etc.)

➢	REO Data (e.g. Occupancy Status, Eviction Status, Eviction Date, etc.)

➢	Loss Mitigation Data (e.g. status, type, approval date, updated values, borrower financials, # of previous workouts, HAMP/HAFA solicited, etc.)

➢	Skip Trace Information

➢	HAMP Data (e.g. Required Treasury Reporting)

➢	Loss Mitigation Indicator (e.g. Workout, Pending Short Sale, Forbearance, etc.)

➢	Modification Flag and Type (e.g. HAMP, Cap Mod, etc.)
Conversion Reports
Each Conversion Report and other reports requested throughout the Servicing Transfer Instructions should be provided electronically in Excel format. Please include loan number and mortgagor name along with the additional data elements requested in all reports. Each report is required pre-transfer with an updated report provided post-transfer. The pre-transfer report needs to be provided as part of the preliminary data with the final report provided as defined under Delivery of Final Loan Level Data & Reports.
The Previous Servicer shall provide the following Conversion Reports:
1.	Trial Balance Report

A Trial Balance Report as of the Servicing Transfer Cutoff Date with the following required data:
➢	Previous Servicer loan number

➢	Mortgagor Last name

➢	Mortgagor First Name

➢	Mortgagor Middle Name

➢	Interest rate

➢	Service fee rate

➢	Unpaid principal balance

➢	Escrow balance

➢	Escrow advance balance

➢	Next due date

➢	P&I payment

➢	Total monthly payment

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

➢	Unapplied/suspense funds balance, including breakdown of the type of unapplied/suspense funds balance

➢	Accrued interest

➢	Interest on escrow accrual

➢	Recoverable corporate advance amount, including breakdown of the type of corporate advance

➢	Accrued late charges

➢	Deferred late charges

➢	Hazard expense

➢	Escrow payment
2.	Data Balancing Report

A Data Balancing Report including loan level detail with the following required data:
➢	Previous Servicer loan number

➢	Mortgagor name

➢	Unpaid principal balance

➢	Escrow balance

➢	Escrow advance balance

➢	P&I payment

➢	Escrow payment

➢	A&H payment amount

➢	Credit life payment amount

➢	Total monthly payment

➢	Next due date

➢	Interest rate

➢	Interest on escrow accrual

➢	Recoverable corporate advance amount, including breakdown of the type of corporate advance

➢	Unapplied/suspense funds balance, including breakdown of the type of unapplied/suspense funds balance

➢	Buydown subsidy balance (replacement reserve)

➢	Pending escrow payment

➢	Pending escrow payment effective date
3.	ACH Report

An ACH report including loan level detail with the following required data:
➢	Previous Servicer loan number

➢	Mortgagor Last name

➢	Routing Number

➢	Account Number

➢	Account Type (checking or savings)

➢	Last Draft Date

➢	Next Draft Date

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

➢	Draft Day

➢	Draft Frequency (e.g. monthly, weekly, biweekly, etc.)

➢	Draft Amount

➢	Additional Principle Amount

➢	Total Draft Amount
4.	System Codes and Data Dictionary Report

A report detailing all system code descriptions required to analyze and load the loan data including file names, field names, field descriptions, valid values and field sizes for each field within each file.

5.	Transaction and Disbursement History Report

A loan level report listing all available transaction and disbursement history from loan Origination Date to the Transfer Date should be provided. An electronic version of the transaction history report should also be provided in a flat file ‘as-is’ with carriage control characters. If hardcopy is only possible, one copy should be provided in the servicing file and a second copy sent to the address provided on page 1. Transaction balances on the loan histories must agree with the balances on the final trial balance report.

6.	Master Vendor List Report

A report of all vendors used for tax service, hazard insurance, flood insurance, force-placed insurance and taxing authorities that are not serviced by a tax service, including loan number, property address, vendor name, vendor address, vendor id, vendor.

7.	Odd Due Date Loan Report

A report of all loans with odd due dates (not on the first of the month), including payment history for the life of the loan.

8.	Second Liens Report

A report of second lien loans, including name/address/phone number of holder of the first lien.

9.	Non-Solicitation Report

A report of loans for which the borrower has requested no solicitation include a list of each product for which solicitation is not allowed and the solicitation method prohibited (telephone, fax, email, etc.).

10.	Outstanding Trailing Documents Report

A report of all outstanding trailing documents, including the date sent for recording/filing.

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

11.	Escrow Analysis History Report

An electronic version of the escrow analysis history report should be provided in a flat file ‘as-is’ with carriage control characters. If hardcopy is only possible, one copy should be provided in the servicing file and a second copy sent to the address provided on page 2.

12.	Adjustable Rate Mortgages/Interest Only/Balloon/Buydowns Report
The Previous Servicer shall provide five examples in printed form of the Note and ARM rider for each ARM plan in the service transfer and a loan level report listing the following information for all ARM, Interest Only and Balloon loans and
Adjustable Rate Mortgages
➢	All ARM Mortgage loans

➢	Individual loan historical rate and P&I changes

➢	Due date

➢	Current interest rate

➢	Current P&I

➢	Unpaid Principal Balance

➢	All ARM Mortgage Loans with pending interest rate and or P&I change dates

➢	Any ARM Mortgage Loans with pending effective interest rate or payment changes dates equal to or within ninety (90) days before the Transfer Date

➢	Pending interest rate

➢	Pending P&I

➢	Pending effective date

➢	ARM plan identifier (2/28, 3/27, etc.)

➢	ARM Plan ID/ Product Code

➢	ARM Plan Definition

➢	Plan Code/Product Type

➢	First Payment Date

➢	Margin

➢	Max Rate

➢	Min Rate

➢	Period Caps — Up at 1st change

➢	Period Caps — Down at 1st change

➢	Period Caps — Up at Subsequent changes

➢	Period Caps — Down at Subsequent changes

➢	First interest change date

➢	Month between changes thereafter

➢	Index being used

➢	Index History

➢	Look Back Period

➢	Rounding

➢	Interest Only loan indicator (Y/N)

➢	Interest Only period

➢	Upcoming ARM changes

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Payment Option ARMs
➢	Original UPB

➢	Current UPB

➢	Due Date

➢	Original Minimum Payment

➢	Current Minimum Payment

➢	Current Payment Options

➢	Original Interest Rate

➢	Current Interest Rate

➢	Historical Rate Changes

➢	Historical P&I Changes

➢	All Pending Interest Rate Changes and/or P&I Changes

➢	POA Plan Type

➢	POA Plan Definition

➢	POA Plan Payment Options

➢	Current Index

➢	Index History

➢	Look Back Period

➢	Round Factor

➢	Minimum Rate

➢	Maximum Rate

➢	Interest Only Indicator (Y/N)

➢	Interest Only Period

➢	First Interest Adjustment Date

➢	Next Interest Adjustment Date

➢	Interest Adjustment Frequency

➢	Interest Adjustment Period Caps

➢	First Payment Adjustment Date

➢	Next Payment Adjustment Date

➢	Payment Adjustment Frequency

➢	Payment Adjustment Period Caps

➢	Maximum Payment Cap

➢	Maximum Principal Balance %

➢	Current Principal Balance %

➢	Loan amortizing at P&I due to exceeding max prin bal (Y/N)

➢	Required Fully Amortized Payment Frequency

➢	Months between Subsequent Fully Amortized Payment Changes

➢	Negative Amortization Balance

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Interest Only Loans
➢	All Interest Only loans

➢	Interest Only expiration date

➢	Interest Only term (in months)

➢	Reset option regarding curtailments during the interest only period (Y/N)

➢	Interest only payment type (recast or fixed)
Balloon Loans
➢	All Balloon loans

➢	Reset option indicator

➢	Current interest rate

➢	Due date

➢	Maturity date

➢	Amortization term

➢	Unpaid Principal Balance

➢	Reset option (Y/N)

➢	Reset option in process (Y/N)

➢	Daily Simple Interest

➢	Servicer shall provide a listing of all daily simple interest loans and the interest calculation method (e.g. 360, 365)
Buydown Loans
➢	All buydown subsidy loans

➢	Due date

➢	Total monthly payment

➢	Monthly buydown subsidy amount

➢	Remaining buydown balance

➢	Schedule of future monthly buydown payments

➢	Effective dates of buydown payment changes

➢	Buydown terms

➢	Buydown calculation

➢	SSCRA Loan (Y/N)

➢	CORP Subsidy Loan (Y/N)
Loan Type or Plan Information
The Previous Servicer shall provide a listing of all ARM Plan Codes and ARM Index Code Definitions as well as a sample Note and Interest Only addendum for each ARM, Balloon and Interest Only product plans and definitions for loans being transferred with the Preliminary Data. All codes and definitions shall be provided 30 days prior to transfer.
All applicable ARM Specifications and Rate and Payment Change Histories should be provided electronically for any loan that has gone through an ARM change.
At time of the Servicing Transfer, please provide a listing of loans that were not adjusted due to the release of the index (e.g., 11th district COFI).

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Investor Reporting and Remittance Requirements
Investor Cutoff
The Previous Servicer agrees to schedule an Investor Cutoff (including all monetary activity) as of the Servicing Transfer Cutoff Date so that all standard cutoff and remittance reports are produced. Previous Servicer should not adjust any reporting or remitting to backdate payoffs occurring after the Investor Cutoff into the prior cutoff period. The Previous Servicer is responsible for any required reporting and remitting, as is normally completed, on all Investor Cutoffs prior to the Servicing Transfer Date. This includes remittance of guaranty fees related to the cutoff date immediately preceding the Servicing Transfer Date. Adjustments to over and under collateralized pools should be limited to those in excess of $5,000.
Cutoff & Remittance Reports
The Previous Servicer agrees to provide the following cutoff and remittance reports in an electronic format (Excel) acceptable to Servicer within 10 days subsequent to the Servicing Transfer Date.
•	Report of Pending Transfer loans by old and new investor

•	Report of loan level and pool level security balances reported at investor cutoff, including adjustments done for over and under collateralization and for partial pool transfers

•	List and supporting documentation for all manual and systematic adjustments completed post cutoff, including documentation before and after adjustment

•	List of all Pool to Security differences, with explanations for those greater than $1,000

•	List of all loan level rejects for the investor cutoff immediately preceding Transfer Date

•	Monthly ARM reset report —includes new P&I payment and interest rate
The Previous Servicer will provide a contact that will assist with requests resulting from customer inquiries related to outstanding and canceled check copies.
The above investor reports should be provided to:
Nationstar Mortgage LLC
Attn: Investor Reporting/Juanita Gomez
350 Highland Drive
Lewisville, Texas 75067
469-549-6296
Juanita.Gomez@nationstarmail.com

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Balance Settlement
Escrow funds for tax and insurance as of the Servicing Transfer Cutoff Date should be wire transferred to the Servicer on or before the Servicing Transfer Settlement Date along with all other positive balance information. Loan level detail on how the wire should be applied must be provided to both Nationstar and the controlling party.
Servicer’s wiring instructions are:
JPM Chase
Dallas, Texas 75201
ABA#: 111000614
ACCT#: 1563367653
For further credit to: Nationstar Mortgage LLC, Payment Clearing
Attn: Service Transfer Balances / Juanita Gomez
Loan Level Data Requirements
•	Prior Servicer Loan Number

•	Escrow Balance

•	Suspense (e.g. borrower suspense, pre or post petition money, subsidy, forbearance, etc.)

•	Hazard Loss Suspense

•	Sale Proceeds

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Mortgagor Notification
The Previous Servicer shall mail the mortgagor notifications at least 15 days prior to the Servicing Transfer Date. In addition, the Previous Servicer must provide the Servicer with a copy of the Goodbye Letter for review and approval at least two days prior to the mailing date.
Immediately after mailing the Goodbye Letters, the Previous Servicer will provide Servicer with the electronic mailing manifest used for the letters. This must include all variable fields such as mortgagor name, mailing address, property address, loan number, letter date and transfer date. In addition, electronic files must be provided within 24 hours of mailing or hard copies of the Goodbye Letters should be retained in the servicing file to be transferred to the Servicer.
The following Nationstar Mortgage LLC contact information must be provided in the Combined RESPA compliant Goodbye Letter:
Customer Service Hours of Operation:
Monday through Thursday 8:00 am to 8:00 pm Central Standard Time,
Friday 8:00 am to 5:00 pm Central Standard Time
Customer Service Toll Free Number:
1-877-372-0512 extension 25
Correspondence Address:
Nationstar Mortgage LLC
Attn: Customer Service
350 Highland Drive
Lewisville, Texas 75067
Payment Address:
Nationstar Mortgage LLC
Attn: Payment Processing
P. O. Box 650783
Dallas, Texas 75265-0783
The Goodbye Letter must also advise the Mortgagor that any existing Optional Insurance with the Previous Servicer will be discontinued on or before the Servicing Transfer Date. The Mortgagor may contact the Servicer to obtain the Servicer’s available options.
In the event a Goodbye Letter is sent to a Mortgagor in error (i.e., the servicing for the related Mortgage Loan is not transferred to the Servicer), then the Previous Servicer shall immediately send (on behalf of itself and Servicer) a second letter to such Mortgagor advising such Mortgagor that the servicing transfer will not take place.

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Escrowed Loan Information
The Previous Servicer should provide the following information for all escrowed loans
Escrow Procedures
Within 25 days prior to transfer the Previous Servicer will discuss procedures as it relates to the following to allow for a smooth transfer:
•	History Lender Forced Placed Insurance letters

•	Escrow Analysis Schedule

•	Interest on Escrow Schedule

•	Blanket policies for REO loans (as applicable)

•	Blanket policies for non first lien and REOs (as applicable)

•	Escrow Advances: How reconciled and recovered

•	Payment policies for delinquent taxes
Escrowed Loan Report
The Previous Servicer shall provide a loan level Excel report listing the following information for all loans with Escrow and/or Partial Escrow. Each report is required pre-transfer with an updated report provided post-transfer. The pre-transfer report needs to be provided as part of the preliminary data with the final report provided as defined under Delivery of Final Loan Level Data & Reports.
➢	Escrow Type (tax, insurance or both)

➢	Escrow payment type (escrowed, lender forced place, non-escrowed)

➢	Date of Last Escrow Analysis

➢	Escrow Analysis History

➢	Escrow Analysis Schedule

➢	Escrow Advances

➢	Interest on Escrow Schedule
Hazard Insurance
➢	Agent and Insurance Company payee codes

➢	Expiration date

➢	Due date

➢	Payment Term

➢	Payment or accrual amount

➢	Coverage amount

➢	Coverage Type (force-placed or borrower paid)

➢	Coverage types (wind, hazard, flood)

➢	Policy Number(s)

➢	File representing all corporate advances relating to insurance

➢	Reporting on REO coverage (as applicable)

➢	Blanket policies for non first liens and REO (as applicable)

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

➢	Indicator by Escrow/Coverage Type to determine escrowed or non-escrowed
Flood Determination
➢	Evidence of Flood contract (certification number)

➢	Determination date

➢	Contract type

➢	Community Number

➢	Panel

➢	Suffix

➢	Flood zone

➢	Program status

➢	Map Date
Other Escrow Related Items
➢	Escrow Analysis has not been performed within the last twelve (12) months

➢	Explanation for non-compliance of Escrow Analysis guidelines

➢	Pending Escrow Analysis

➢	Escrow Analysis history for the last two years

➢	Escrow disbursement stops

➢	Explanation for the escrow stop

➢	Date of escrow stop

➢	Escrow stop expiration date

➢	Interest on escrow paid

➢	Loan level percentage of interest on escrow paid

➢	Stale escrow refund checks

➢	Amount of stale escrow refund

➢	Date of stale escrow refund transaction

➢	Vendor name of stale escrow refund check

➢	Form ME-2 New Jersey Escrow Account Transaction Notice must be filed

➢	Insurance or tax expiration date within 30 days after the Transfer Date

➢	List of all outstanding research cases with current service level agreement and Mortgagor’s expectations

➢	Property Type

➢	Suspense Items and audit/reconciliation post transfer
Escrowed Loan Requirements
With respect to the Mortgage Loans the Previous Servicer shall pay all hazard and flood insurance premiums which become due prior to and within thirty (30) days following the Servicing Transfer Date, and all real estate taxes for which the economic loss date is within thirty (30) days following the Servicing Transfer Date, assuming the bills are available for payment, and shall indemnify the Servicer against any tax penalties incurred prior to the Servicing Transfer Date or uninsured losses due to the non-payment of premiums or policy cancellation.
The Previous Servicer shall credit all accrued interest due on escrow to the individual accounts prior to the Servicing Transfer Date and provide confirmation of such to the Servicer.

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

All Escrow Analysis reports or statement copies should be forwarded to:
Nationstar Mortgage LLC
Attn: Escrow Administration/Sharon Goody
350 Highland Drive
Lewisville, Texas 75067
469-549-2005
Sharon.Goody@nationstarmail.com
Hazard Insurance
The Previous Servicer shall provide a loan level Excel report listing the following information for all loans. Each report is required pre-transfer and post-transfer. The pre-transfer report needs to be provided as part of the preliminary data with the final report provided as defined under Delivery of Final Loan Level Data & Reports.
➢	Hazard insurance flag

➢	Flood insurance flag

➢	Agent and Insurance Company payee codes with full descriptions

➢	Expiration date

➢	Due date

➢	Payment type escrowed or non-escrowed for each line (hazard, flood, etc.)

➢	Payment term

➢	Payment amount

➢	Coverage amount

➢	Coverage types with descriptions

➢	Policy Number

➢	Loans with Force Placed Insurance policy in effect

➢	Indication of binder or policy for Force Placed Insurance

➢	Force Placed Insurance payment method (monthly/annual)

➢	Terms of Force Placed Insurance

➢	Loans with damaged property

➢	Hazard loss claims in process

➢	Interest on Hazard Loss Schedule

➢	Date of last property inspection

➢	Detail on Inspection frequency for Hazard Loss — draw schedule/disbursement procedures

➢	Maintenance results

➢	BPO or appraisal results

➢	Loans with an open insurance loss claim

➢	Insurance Agent name

➢	Insurance Agent contact number

➢	Date claim opened

➢	Date settled

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

➢	Insurance proceeds received

➢	Insurance proceeds available

➢	Type of loss

➢	Status of repairs

➢	Loans affected by Hurricane Katrina

➢	Hurricane Katrina total hazard loss amount

➢	Hurricane Katrina hazard loss funds deposit date

➢	Hurricane Katrina hazard loss funds disbursement date

➢	Hurricane Katrina claim type (hazard, flood, wind)

➢	Hurricane Katrina total number of days funds in hazard loss

➢	Hurricane Katrina interest paid on hazard loss funds (Y/N)

➢	If yes, interest rate and schedule

➢	Hurricane Katrina general comments

➢	MS and LA Road Home Program

➢	Loans in Federally Declared Disaster Areas (FDDA)

➢	FDDA refund amount

➢	FDDA deposit date

➢	Loans with Flood Insurance and all Flood Insurance data

➢	Flood Insurance vendor name

➢	Life of Loan status

➢	Determination date

➢	Certificate number

➢	Open Flood zone disputes

➢	Reporting on Vacant Properties — Active Claims
The Previous Servicer shall provide the following information:
➢	Evidence that the Flood Contract Vendor(s) have been notified to transfer Life of Loan Flood Contracts to Nationstar Mortgage LLC.

➢	Vendor Name, contact information, website access, if applicable.

➢	Vendor issued compliance data file to include: Determination Date, Certificate Number, Contract Type, Community Number, Panel, Suffix, Flood Zone, Program Status, and Map Date.
Cancellation of Forced Placed Insurance
As of the Servicing Transfer Date the Previous Servicer must cancel any Force Placed Hazard or Flood coverage in effect.
Insurance Loss Draft Handling
The Previous Servicer must provide a properly documented file for each Mortgage Loan with an insurance loss draft claim. This file shall include the following information:
➢	Date claim filed

➢	Cause

➢	State

➢	Delinquent amount

➢	Amount of the loss

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

➢	Amount of insurance proceeds received to date

➢	Date hazard funds deposited

➢	Hazard loss funds disbursement date

➢	Amount of available hazard loss funds

➢	Hazard/claim type (hazard, flood, wind)

➢	Hurricane Katrina (Y/N)

➢	Notes from conversations with or information received from contractors

➢	Correspondence to or from insurance companies and/or Mortgagor

➢	Status of the repairs

➢	Inspection reports

➢	Report of expected future proceeds

➢	Total number of days hazard loss funds held

➢	Detailed listing of all funds received and disbursed to date
The Loss Draft file must be provided within five (5) business days of the Servicing Transfer and delivered to:
Nationstar Mortgage LLC
Attn: Escrow Administration/Sharon Goody
350 Highland Drive
Lewisville, Texas 75067
469-549-2005
Sharon.Goody@nationstarmail.com
Insurance Agent Notification of Servicing Transfer
With respect to the Mortgage Loans, the Previous Servicer shall transmit to the applicable insurance companies or agents, notification of the transfer of the servicing to the Servicer and instructions to deliver all notices and insurance statements, as the case may be, to the Servicer from and after the Transfer Date. Such notices shall specify the new mortgagee clause. The Previous Servicer shall provide the Servicer with copies of all such notices (at the address below) or shall provide an Officer’s Certification that such notices were produced and transmitted as specified herein and within five days of the Transfer Date.
Servicer Insurance Mortgagee Clause
The new mortgagee clause applicable to all hazard, flood and miscellaneous (i.e., wind, earthquake, mine, etc.) will read as follows:
Nationstar Mortgage LLC
Its successors and/ or assigns
P.O. Box 7729
Springfield, Ohio 45501-7729
Toll Free Number: (866) 825-9267
Mississippi & Louisiana Road Home Program Loans

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

The Previous Servicer shall also provide loan files currently participating in the Mississippi and Louisiana “Road Home” programs (via LA File Zilla report or excel spreadsheet). Include the unpaid principal balance, loan detail, total funds in hazard loss and rebuild or payoff option.
Transfer of Life of Loan Flood Contracts
The Previous Servicer shall affect the transfer of Life of Loan Flood Contracts/Data to Servicer
•	The Previous Servicer shall notify Nationstar Mortgage LLC of existing Life of Loan (LOL) transferable contracts and the current vendor (Second liens must be assigned their own Flood Contract).

•	Fifteen (15) days prior to Servicing Transfer:
•	Contact your Flood Insurance representative to request that all LOL contracts are transferred to Nationstar Mortgage LLC. Provide your contact with a loan level listing of transferring loans including Previous Servicer’s loan number, name, and property address of the borrower.

•	Previous Servicer will confirm to Servicer that pre- Servicing Transfer processing is complete.
•	Within at least five (5) business days after the Servicing Transfer date:
➢	Evidence that the Flood Contract Vendor(s) have been notified to transfer Life of Loan Flood Contracts to Nationstar Mortgage LLC.

➢	Vendor Name, contact information, website access, if applicable.

➢	Vendor issued compliance data file to include: Determination Date, Certificate Number, Contract Type, Community Number, Panel, Suffix, Flood Zone, Program Status, and Map Date.
Should you have specific questions regarding the transfer of flood data, you may contact a member of the Servicer’s Flood Compliance Team.
Nationstar Mortgage LLC, Flood Compliance
Attn: Sharon Goody
350 Highland Drive
Lewisville, Texas 75067
469-549-2005
Sharon.Goody@nationstarmail.com
Please include the following individual(s) in any email correspondence to the Vendor or for any Post-Service Transfer Flood issues:
Sharon.Goody@nationstarmail.com
Physical Hazard loss files should be sent to:
James Stauffer/Nationstar Team Manager
One Assurant Way
Springfield OH 45505

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Real Estate Taxes
The Previous Servicer shall provide a loan level report listing the following information for all loans. Each report is required pre-transfer and post-transfer. The pre-transfer report needs to be provided as part of the preliminary data with the final report provided as defined under Delivery of Final Loan Level Data & Reports.
➢	Real Estate taxes

➢	Taxing Jurisdiction Name(s) (Tax payee)

➢	Tax parcel or Tax ID Number

➢	Due dates

➢	Escrowed or non-escrowed flag for each line (City, State, County, etc.)

➢	Payment term (annual, quarterly, etc.)

➢	Accrual (full year payment amount)

➢	Parcel number(s)

➢	Next tax due date

➢	Economic loss date

➢	Unpaid tax and items

➢	Loans that do not have an escrow record established for taxes

➢	Open or unpaid tax installments for current and prior tax cycle

➢	Open tax issues

➢	Pending tax refunds from tax collectors

➢	Description of the issue

➢	Name of the tax collector

➢	Amount of the expected refund

➢	Taxes due and paid for Ground Rents

➢	Taxes due and paid for Homeowner association fees

➢	Taxes due and paid for Sewer lines

➢	Taxes due and paid for miscellaneous fees (drainage, front foot, assessments, etc.)

➢	All other taxes due and paid along with tax type

➢	Property legal description

➢	Name/address/phone of entity to whom these fees/taxes are due

➢	Next tax payment due date

➢	Liens assessed for taxes

➢	Loans exempt from taxes

➢	Reason for exemption

➢	Name/address/phone of taxing authority

➢	Tax Vendor, tax type and full description

➢	REO properties (as applicable)

➢	Identification of states with annual or semi-annual payments

➢	File Representing corporate advances for taxes

➢	Pending Tax Research Items
Pending Tax Sales

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

The Previous Servicer agrees to provide information regarding a pending tax sale within 12 months of the Servicing Transfer Date on a property if available at the time of transfer. This file shall include the following information and be provided within 10 days prior to transfer.
➢	State

➢	Redemption amount

➢	Redemption date

➢	Total funds already corporate advanced

➢	Tax Sale (loss) date

➢	Current redemption in process

➢	Non-redeemable properties
Unpaid Property Taxes
The Previous Servicer must provide a listing of all unpaid taxes including the reason the taxes remain unpaid. In addition, the Previous Servicer must provide to the Servicer all due and unpaid tax bills in their possession as of the Transfer Date and shall forward all stub bills in its possession and tax sale property files to the following address five (5) days prior to the Servicing Transfer Date.
Nationstar Mortgage LLC
Attn: Escrow Administration
350 Highland Drive
Lewisville, Texas 75067
Transfer of Life of Loan (“LOL”) Tax Contracts
For all loans where a Life of Loan Tax Contract exists, the Previous Servicer shall cooperate with the transfer of the life of loan contracts to the Servicer within five (5) days after the Servicing Transfer Date.
In connection with the transfer of the servicing for any Mortgage Loans, within fifteen (15) days prior to transfer, Previous Servicer shall provide written notice to tax bill services or tax authorities (as applicable) of the future transfer and assignment of the Mortgage Loans. Copies of all such notices shall be provided to Servicer within five (5) days after the Servicing Transfer Date.
     Tax Information Prior to and After Transfer:
Nationstar Mortgage LLC
Attn: Sharon Goody
350 Highland Drive
Lewisville, Texas 75067
469-549-2005
Sharon.Goody@nationstarmail.com
Tax Litigation Report

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

The Previous Servicer must also provide an electronic report of all loans fifteen (15) days prior to the Servicing Transfer Date in which taxes are in litigation status, including loan number, borrower name, property address and an explanation of the type of litigation.

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Mortgage Insurance
The Previous Servicer shall provide a loan level report listing the following information for all loans with Private Mortgage Insurance or HUD Mortgage Insurance Premium. Report is required pre-transfer and post-transfer. The pre-transfer report needs to be provided as part of the preliminary data with the final report provided as defined under Delivery of Final Loan Level Data & Reports.
➢	Loans with PMI/MIP
•	Borrower Paid Indicator

•	Lender Paid Indicator

•	Investor Paid Indicator
➢	Insurance company

➢	Policy/Certificate number

➢	Effective/Expiration Date

➢	Coverage Amount

➢	% Covered

➢	Premium Amount

➢	Payment amount

➢	Payment term

➢	Due date

➢	Payment status (borrower paid vs. lender paid)

➢	Outstanding MI claim (Y/N)

➢	Cancellations
•	In process

•	Borrower cancelled

•	Cancelled as a result of non-payment
With respect to the Mortgage Loans, the Previous Servicer shall ensure all Mortgage Insurance premiums due up to and including the Transfer Date are paid, including lender paid mortgage insurance premiums. In addition, the Previous Servicer shall transmit to the applicable private mortgage insurance companies, notification of the transfer of the servicing to the Servicer and instructions to deliver all notices and insurance statements, as the case may be, to the Servicer from and after the Transfer Date. In addition, the Previous Servicer shall notify HUD of the change in servicer information within fifteen days after the Transfer Date. Nationstar Mortgage LLC’s HUD ID number is 26450-0000-1.
Further, the Previous Servicer will be responsible for correcting errors on the HUD 92080 Reject Report prior to the Servicing Transfer Date. Prior Servicer will be held responsible for any outstanding MI items as of the Servicing Transfer Cutoff Date to include late and interest due on FHA loans, past due premiums and disclosure issues.
Nationstar Mortgage LLC
Attn: PMI/MIP Unit /Sharon Goody
350 Highland Drive
Lewisville, Texas 75067
469-549-2005
Sharon.Goody@nationstarmail.com

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Nationstar Mortgage LLC
Attn: FHA Unit /Sharon Goody
350 Highland Drive
Lewisville, Texas 75067
469-549-2005
Sharon.Goody@nationstarmail.com
Vendor Requirements
Tax
The Nationstar Tax Vendor is First American: Customer Numbers: 10578 and 10904 Name: Homeselect Settlement Solutions, LLC.
The Nationstar Contact at First American is TJ Douglas: 817-699-3587 tjdouglas@firstam.com.
For loans to bene change from one First American client to Nationstar/Homeselect, the prior Servicer will submit a spreadsheet from Nationstar with the following information:
➢	Prior lender’s loan number (preferably just one column/one loan # string)

➢	Name of prior lender and/or their FA customer number(s)

➢	FA contract number on all loan numbers
For loans to be boarded on First American’s system as an Acquired loan (loans NOT currently under service with First American), the prior Servicer will provide to Nationstar a spreadsheet/ with the following info:
➢	Borrower Name (2 columns – first/last)

➢	Borrower Address (preferably 5 columns – street #, street name, city, state, zip)

➢	Tax authority/agency (preferably FA’s payee # or at least something we can cross reference)

➢	Tax id/parcel number

➢	Service Type (escrow/C or non-escrow/B)

➢	Term of contract

➢	Amount of Mortgage/Loan

➢	If loans are coming from Land America: their ‘reverse adds’ file
Insurance (Flood and Hazard)
The Nationstar Insurance Vendor is Assurant:
The Nationstar Contact at Assurant is Kathy Ward: kathyward@mindspring.com
Office: 281.346.2008.
The prior Servicer will submit an Excel file to Nationstar with the following information:

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

➢	Prior Servicer Loan #

➢	Borrower Name

➢	Property Address, City, State, Zip

➢	Insurance Carrier

➢	Policy Number

➢	Effective date and Expiration Date

➢	Coverage Amount

➢	Premium Amount

➢	If policy is currently in a cancellation status, the cancellation effective date
Flood
The Flood Vendor for Nationstar is First American:
The Nationstar Contact at First American Flood is Cynthia Fresch: cfresch@firstam.com Office Phone: 800.447.1772 ext. 3112, Cell: 512.689.5239
The prior Servicer will submit an Excel file to Nationstar with the following information:
➢	Prior Servicer Loan #

➢	Borrower Name (First and Last)

➢	Property Address, City, State, Zip

➢	Certification Number

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Credit Life and Other Optional Products
The Previous Servicer must provide the appropriate written instructions to the Mortgagor related to the discontinuation of any optional products prior to the Servicing Transfer Date within the RESPA good-bye letter. The Previous Servicer will remove the premium amount(s) from the Mortgagor’s total monthly payment and disburse any and all premiums to the product vendor or the Mortgagor prior to the Servicing Transfer Date.
Claims Process
Loan Level Detail containing the following items listed below. This report is required pre-transfer and post-transfer. The pre-transfer report needs to be provided as part of the preliminary data with the final report provided as defined under Delivery of Final Loan Level Data & Reports.
➢	How many open claims – broken down by pre and post foreclosure status

➢	Type of claim (MI, FNMA 571, etc)

➢	Date claim filed

➢	Beginning claim amount, funds received, remaining balance

➢	Current disposition status of REO properties

➢	Record for any loans previously where claims closed in last 90 days including denied claims

➢	Break down of claims process

➢	Claims closed in last 90 days including denied claims

➢	Loans where recourse / indemnification agreements are in place

➢	Loans where recourse / indemnification — repurchase / payout in process

➢	Identify claims in dispute and the disputed item

➢	Corporate Advance Detail broken down by type and loan level

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Records and Files
File Delivery
The Previous Servicer must deliver the Servicing Files to the Servicer within five business days after the Servicing Transfer Date. If images are available, Previous Servicer shall provide an example of the format fourteen days prior to the Servicing Transfer Date. The Servicing Files must contain copies of all the documents delivered to the Document Custodian in the Collateral Files and all other documents and information relating to the origination and servicing of the Mortgage Loans through the date on which the files are delivered to the Servicer.
Arrangements shall be made for an inside delivery of the Servicing Files. The Previous Servicer agrees to coordinate the file delivery with the Servicer. The Previous Servicer agrees to the best of its ability remove any files for loans that pay off prior to the Transfer Date.
The files shall be placed in a box in the Previous Servicer’s loan number order. Transmittals shall be attached to each box listing contents by loan number. Each box must be labeled as follows:
<NEW CLIENT NAME>//                  <NAME OF SELLER>            //             <DATE OF TRANSFER>                //BOX 1 OF
(Example: Nationstar Mortgage LLC/PREVIOUS SERVICER NAME/07.05.07/BOX 5 of 32).
An electronic master manifest in Excel containing prior servicer loan number and box number is required prior to Shipment.
File Delivery Address:
Nationstar Mortgage LLC
Attn: File Services/ Keenan Cain
350 Highland Drive
Lewisville, Texas 75067
469-549-3241
Keenan.Cain@nationstarmail.com
Preferred Format of Images
•	Group 4 TIFF, Single page TIFF
Electronic Image Requirements
•	Electronic cumulative manifest of each image provided. The manifest should include but is not limited to previous servicer loan number and document/index type. · Electronic cumulative list of document/index types and corresponding user friendly description.

•	Electronic cumulative list of document/index types and corresponding user friendly description.
Trailing Documents (Non-collateral documents)

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Please send trailing original collateral documents to the address above. Write the Previous Servicer’s loan number on each document.
MERS Notification
If any loans are registered with MERS the Previous Servicer must create a TOB (Transfer of Beneficial Rights) and/or TOS (Transfer of Servicing) batch for any active loan in the transfer. This shall be done either through the Previous Servicer’s servicing system, if allowable or through the MERS Online System on the Transfer Date. The Previous Servicer must determine the correct MERS ORG ID for the investor.
The Org ID for Nationstar Mortgage LLC as sub-servicer is 1003972.
1.	Move the MERS loans to the correct Org ID to coincide with the transfer.

2.	Enter the Sale Date, Transfer Date applicable to the Transfer and the MERS quality review flag.

3.	Enter the Recording Information and that the loan servicing has been transferred to Nationstar Mortgage LLC

4.	Provide Nationstar Mortgage LLC with the MIN and batch numbers for all loans transferred on MERS.
Contact Information:
Nationstar Mortgage LLC
Attn: MERS/ Keenan Cain
350 Highland Drive
Lewisville, Texas 75067
469-549-3241
Keenan.Cain@nationstarmail.com

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

IRS Reporting
For any period prior to the Servicing Transfer Cutoff Date, Previous Servicer must prepare, report to the Internal Revenue Service and provide to Mortgagors, all in accordance the applicable law, rules and regulations, any and all tax information required to be provided with respect the Mortgage Loans for that period. The Previous Servicer shall provide to the Servicer confirmation when and by whom Social Security Number validation has been completed on the Mortgage Loans.

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Litigation (This is covered in the Transfer Letter) / Update to show pre&post
In the event the Previous Servicer receives notification of Litigation being issued in conjunction with any Mortgage Loan the Previous Servicer will give written notification to the Servicer within five (5) business days. In the event time does not permit prior approval by the Servicer, Previous Servicer will retain counsel to represent the Servicer’s interests and obtain said approval as soon thereafter as possible. The costs incurred in providing legal representation in conjunction with any such Mortgage Loan serviced hereunder will be borne by the Servicer.
The Previous Servicer must provide the Servicer with a listing of any loans with open litigation, including an explanation for each case . This report is required pre-transfer and post-transfer. The pre-transfer report needs to be provided as part of the preliminary data with the final report provided as defined under Delivery of Final Loan Level Data & Reports.
Partial Releases
The Previous Servicer must provide the Servicer with a listing of any loans on which a partial release is pending, including an explanation for each case and all documentation received as defined under Delivery of Final Loan Level Data & Reports.
Subordinations
The Previous Servicer must provide the Servicer with a listing of any loans on which a Subordination requests are pending, including an explanation for each case, any subordination in the Mississippi Grant Program and all documentation received as defined under Delivery of Final Loan Level Data & Reports.
Qualified Written Requests (RESPA)
The Previous Servicer must provide the Servicer with a listing of any loans on which a Qualified Written Request has been received and is pending, including an explanation for each case and all documentation received as defined under Delivery of Final Loan Level Data & Reports. The Previous Servicer must provide the Servicer with all research backup and written explanation of the issue.
Mortgagor Name Changes
The Previous Servicer must provide to the Servicer in the servicing file backup for each pending legal name change along with the appropriate documentation (i.e., quit claims, death certificates, divorce decrees, etc.) as defined under Delivery of Final Loan Level Data & Reports.

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Soldier’s and Sailor’s Civil Relief Act of 1940 (SSCRA)
The Previous Servicer shall provide a loan level report listing the following information for all loans under SSCRA. This report is required pre-transfer and post-transfer. The pre-transfer report needs to be provided as part of the preliminary data with the final report provided as defined under Delivery of Final Loan Level Data & Reports.
➢	Loan Number for loans in which relief has been requested under the Soldier’s and Sailor’s Civil Relief Act of 1940, as amended

➢	Mortgagor’s Name

➢	Period of Reduced Payment (mm/yy to mm/yy)

➢	Loan has received reduced payments thru mm/yy

➢	Effective date of the subsidy

➢	Subsidy method (buydown subsidized or 6% interest rate)

➢	If buydown subsidy method, how was loan funded

➢	Calculation method of the reduced payment

➢	Active duty start date

➢	Active duty termination date

➢	Complete copy of the customer’s Military Orders

➢	Copy of ARM adjustment notification letter(s) during SSCRA period

➢	Additional comments or notes
Please forward one report for each SSCRA loan to:
Nationstar Mortgage LLC
Attn: SSCRA/Marina Reyes
350 Highland Drive
Lewisville, Texas 75067
469-549-2014
Marina.Reyes@nationstarmail.com

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Loss Mitigation and Collection Activity
The Previous Servicer shall make available any written procedures for loss mitigation alternatives and share with Nationstar to ensure a smooth transfer. An electronic report in Excel format is required for each report defined in this section. . Each report in this section should be delivered as defined under Delivery of Final Loan Level Data & Reports.
1. Pending Checks Report
➢	All loans with pending checks

➢	Date of Pending Check

➢	Amount of Pending Check
2. Open Research Item Report
➢	All loans with open research items

➢	Missing Payments

➢	Payment Corrections

➢	Date of Research Item

➢	Amount of Research Item

➢	Type of research item (i.e. western union, moneygram, check) as outlined in the Qualified Written Request section.

➢	Status
3. Repayment Plan Report

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

➢	All loans with active repayment plan

➢	Loans for which repayment plan activity has been initiated

➢	Detail of the terms and conditions of the repayment plan

➢	Status
4. Pending Short Sale Report
➢	All loans with an active short sale

➢	All short sales with an offer outstanding

➢	All short sales with an active sales contract

➢	Approved Short Sales

➢	Approved Short Sales awaiting claims to be filed

➢	Outstanding Short Sale claims

➢	Recent property valuation
5. Pending Non-HAMP Loan Modification Report
➢	All Loans Pending Modification

➢	Trial period information if applicable

➢	Recent property valuation

➢	Title search

➢	Modification terms

•	Permanent/Temporary (Expiration Date)

•	Rate Reduction Only/Capitalization

➢	Document/Title company contact information

➢	Documentation collected from borrower (Y/N)

➢	Identification of any funds collected in conjunction with the modification

➢	Modification subordination date

➢	Modification record date
6. Pending Deed-in-Lieu Report
➢	All loans pending deed-in-lieu of foreclosure

➢	Recent property valuation

➢	Title search

➢	Status
7. Charged-off Loan Report

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

➢	All loans charged-off

➢	Lien

➢	Date of charge-off

➢	Amount charged-off
Loss Mitigation Servicing File Documentation Requirements
In addition to the data requirements the following Loss Mitigation documents are required. If Loss Mitigation documents are not imaged then physical documents will need to be delivered within five (5) days of after the Transfer Date to the loss mitigation contact in addition to being in the servicing file,
➢	Copies of all written correspondence regarding delinquencies

➢	Written agreements entered into with the Mortgagor including any modification documents, repayment plans, stipulated repayment plans, or any other document that constitutes approval of the loss mitigation workout or alternative.
Pending Short Sale Doc Requirements
➢	Sales contract

➢	HUD-I Settlement Statement, estimated

➢	Realtor/Broker contact information

➢	Mortgagor financials

➢	Mortgagor hardship letter

➢	Approval letter (if approved and not closed prior to transfer date)

➢	Appraisal and/or Title Search Performed
Pending Loan Modification Doc Requirements
➢	Mortgagor financials

➢	Mortgagor hardship letter

➢	Hard copy of the Modification Agreement

➢	Copy of the Modification Approval
Pending Deed-in-Lieu Doc Requirements
➢	Deed-in-Lieu agreement

➢	Document/Title company contact information

➢	Mortgagor financials

➢	Mortgagor hardship letter

➢	Appraisal and/or Title Search Performed
If Loss Mitigation documents are not imaged then deliver hard copies to:

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Nationstar Mortgage LLC
Attn: Loss Mitigation Department/Bryan Minassian
350 Highland Drive
Lewisville, Texas 75067
469-549-2
Bryan.Minassian@Nationstarmail.com
Please refer to the Records and Files section regarding the forwarding of documents and/or files
Bankruptcy
The Previous Servicer shall provide a loan level report listing the following information for loans with Bankruptcy. This report is required pre-transfer and post-transfer. The pre-transfer report needs to be provided as part of the preliminary data with the final report provided as defined under Delivery of Final Loan Level Data & Reports.
➢	Loan Number

➢	Mortgagor’s Name

➢	Name of Filer

➢	Lien

➢	Filing date

➢	Chapter

➢	Case number

➢	Bankruptcy State/District

➢	Bankruptcy status

➢	Post-petition due date

➢	Contractual due date at the time of filing

➢	Date file referred to Attorney

➢	Previous Servicer’s Attorney name

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

➢	Previous Servicer’s Attorney address

➢	Previous Servicer’s Attorney phone number

➢	Mortgagor’s Attorney name

➢	Mortgagor’s Attorney address

➢	Mortgagor’s Attorney phone number

➢	Trustee name

➢	Trustee address

➢	Trustee phone number

➢	Trustee website

➢	Trustee date

➢	Mortgagor’s Suspense Balance

➢	Trustee Suspense Balance

➢	Suspense Balance of any Stipulated Agreement

➢	Has Proof of Claim been filed (Y/N)

➢	Confirmed Proof of Claim

➢	Amount with Breakdown

➢	Amount Paid to Date from Trustee for Claim

➢	Litigation Status (Motion for Relief Filed, Cramdown, etc.)

➢	If Litigation, by whom

➢	Stipulated agreement (Y/N)

➢	Which post-petition payments are included

➢	What post-petition payments have been paid by the debtor
The Previous Servicer shall provide a loan level report listing the following information for all loans that are in an active Chapter 7 Bankruptcy:
➢	Date of Discharge

➢	Date of Reaffirmation

➢	Date Filed

➢	Case #

➢	State Filed

➢	District Filed

➢	Name of Filer

➢	Dismissal Date

➢	Motion for Relief Obtained Date

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

The Previous Servicer shall provide a loan level report listing the following information for loans with active Chapter 11, 12 and 13 Bankruptcies:
➢	Complete Payment History for both pre and post petition payments

➢	Original confirmed claim amount

➢	Breakdown of all amounts included in the claim.
The Previous Servicer shall provide Bankruptcy files for each loan to contain the following information:
➢	Mortgage

➢	Note

➢	Title Policy

➢	Breakdown of trustee money received and how it was applied

➢	Breakdown of all payments received from debtor and how it was applied

➢	Copies of all invoices

➢	Any pending relief of stay hearings within 60 days of the transfer

➢	Bank’s attorney and contact information

➢	Debtor’s attorney and contact information

➢	Bankruptcy petition

➢	Proof of claim

➢	If arrearages included in proof of claim, please provide breakdown

➢	Reorganization plan

➢	Copies of stipulation/agreed orders (details of payment plan)

➢	Foreclosure information prior to bankruptcy filing (if applicable)

➢	Information of prior bankruptcy filings (multi-filers)

➢	APO or RFS order

➢	RFS motion

➢	Dismissal/discharge order and/or a list of loans that have been dismissed/discharged

➢	Contractual Payment History

➢	Stipulated Agreement
The Previous Servicer shall provide a report of all attorneys used for bankruptcy, including the full firm name, contact name, address, phone number and tax identification number (TIN). Previous Servicer shall also provide copies of attorney standards and fee schedules.
The Previous Servicer shall provide written notice, in accordance with applicable court procedures, to bankruptcy trustees and debtor attorneys with respect to the assignment of any Bankruptcy Loans. Such notices shall be mailed to the bankruptcy trustees and debtor attorneys prior to the respective Transfer Date. Copies of all such notices shall be provided to Servicer within five (5) days after the Transfer Date.
Nationstar Mortgage LLC

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Attn: Bankruptcy Department/Matthew Barrett
350 Highland Drive
Lewisville, Texas 75067
469-549-2234
Matthew.Barrett@nationstarmail.com
Please refer to the Records and Files section regarding the forwarding of documents and/or files.
Foreclosure File Report
The Previous Servicer shall provide a loan level report listing the following information for any loan in which foreclosure actions have been initiated. This report is required pre-transfer and post-transfer. The pre-transfer report needs to be provided as part of the preliminary data with the final report provided as defined under Delivery of Final Loan Level Data & Reports.
➢	Loans in foreclosure

➢	Legal specifics/process by state

➢	Foreclosure status

➢	Date referred to foreclosure

➢	Attorney or firm assigned

➢	Attorney phone number

➢	Date of first legal action

➢	Date of Demand/Breach Letter sent to borrower

➢	Date the service was completed

➢	Date the judgment was ordered

➢	Scheduled Sale Date / Actual Sale Date (if applicable)

➢	Any information related to holds during the process

➢	Lien Position

➢	If second lien, need 1st lien holder name, status, and contact information
Foreclosure File Requirements
The Previous Servicer shall provide Foreclosure files for each loan to contain the following information:
➢	Copy of the demand/breach letter

➢	Bid instructions for any loans with a sale date occurring within 15 days after the Transfer Date must be provided upon transfer.

➢	Trustee/attorney names and contact information

➢	Referral letter

➢	Copies of all invoices, paid and due

➢	NOD/Complaint

➢	Foreclosure title report

➢	Foreclosure bid worksheet (if available)

➢	Actual/projected foreclosure sale date

➢	Foreclosure review committee packet (not referred to attorney but recommended for foreclosure).

➢	Bankruptcy information prior to foreclosure action (if applicable)

➢	Mark the outside of the file for any exception loans (e.g., SEIZED, DEMOLITION; MOBILE HOMES AND MANUFACTURED HOUSING)

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Foreclosure File Handling
Loan files for loans scheduled for sale within two (2) weeks after the Servicing Transfer Date are to be received on the Servicing Transfer Date. These files are to contain a payoff statement good through cutoff date (or a total amount due statement), and the recent BPO/Appraisal. Hard copy screen prints may be substituted for the electronic reports, but must contain the required information.
The Previous Servicer shall provide a report of all attorneys used for foreclosure litigation fifteen (15) days prior to the Transfer Date, including the full firm name, contact name, address, phone number and tax identification number (TIN). Please advise your foreclosure attorneys of the servicing transfer thirty (30) days prior and advise to proceed with the foreclosure process.
For all loans facing a foreclosure sale date within thirty (30) days before or after the Transfer Date, the Controlling Party requests a report forty-five (45) days prior to the Transfer Date and again fifteen (15) days prior to the Transfer Date summarizing the following loan-level information:
➢	Loan number

➢	Scheduled foreclosure sale date

➢	Scheduled foreclosure bid amount

➢	Property state

➢	Property city

➢	Origination value

➢	Updated property valuation

➢	Attorney name

➢	Attorney contact information
In addition to the items above please provide information regarding the following on all loans:
➢	Lenstar History

➢	Appraisal/Values

➢	If government loans — case #’s

➢	Maintenance/Inspection Records — What loans were winterized?
Comprehensive List of loans with:
➢	Sale Dates

➢	Redemptions

➢	Projected Sale Dates
Vendor Information for:
➢	Inspections

➢	Demands

➢	Appraisals

➢	Billing

➢	Any other outsourcer/system

➢	Attorney Fee Schedule

➢	Attorney timeline/production reports

➢	List of Aged Inventory with Chronological Events

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

A foreclosure should not be put on hold without the prior written approval or email confirmation from the controlling party.
Nationstar Mortgage LLC
Attn: Foreclosure Department/Mike Hansen
350 Highland Drive
Lewisville, Texas 75067
469-549-3096
Mike.Hansen@nationstarmail.com
Please refer to the Records and Files section regarding the forwarding of documents and/or files.

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

REO
In the event a Mortgage Loan goes to foreclosure sale and the redemption period expires or the Loan is currently in REO the Previous Servicer shall provide a pre-transfer and post-transfer electronic report in Excel format to the Servicer containing the data points listed below. The pre-transfer report needs to be provided as part of the preliminary data with the final report provided as defined under Delivery of Final Loan Level Data & Reports.
➢	Loans in REO

➢	Foreclosure and eviction attorney contact information

➢	Foreclosure Sale Date

➢	Successful Bidder

➢	Confirmation/Ratification/Redemption Date (if Applicable)

➢	Offers and counter-offers and amounts received

➢	Agent contact information (name, company, phone, fax, email)

➢	Contact information for any other third party vendors involved

➢	Under contract flag

➢	Closing date

➢	Force placed insurance information

➢	Taxes due

➢	Taxes Paid

➢	Code Violations

➢	Open Legal files

➢	Closing status

➢	Closing contact information (Title company, closer, agent)

➢	Occupancy status

➢	Eviction status

➢	Cash for keys offered/accepted/denied

➢	Title work completed

➢	All interior values

➢	Amount of REO repairs made to property

➢	If Third Party Sale — Date Proceeds Received

➢	If Third Party Sale — Amount

➢	If Redeemed — Date Proceeds Received

➢	If Redeemed — Amount

➢	REO Closing Attorney Contact Information (Name, Address, phone, fax, email)

➢	Party Marketing the Property

➢	Date Property Sold

➢	Initial Investor Claim-Date Filed

➢	Investor Name Claim Sent to and Contact Information

➢	Investor Claim Amount

➢	Investor Claim Date Paid

➢	Investor Claim Status

➢	MI Claim-Date Filed

➢	MI Name Claim Sent to and Contact Information

➢	MI Claim Amount

➢	MI Claim Date Paid

➢	Other Claim-Date Filed (i.e. Secondary etc.)

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

➢	Other Name Claim Sent to and Contact Information

➢	Other Claim Amount

➢	Other Claim Date Paid

➢	Identification of a redemption loan that have not confirmed
The Previous Servicer shall provide a pre-transfer and post-transfer electronic report in Excel format to the Servicer and controlling party documenting REOs with offers, sales, or closings pending. The pre-transfer report needs to be provided no later than 20 days prior to the transfer date, updated report 5 days prior to transfer and the final report provided as defined under Delivery of Final Loan Level Data & Reports. An REO offer should not be put on hold without the prior written approval or email confirmation from the controlling party
In addition to the data requirements the following REO documents are required. If REO documents are not imaged then physical REO files will need to be delivered no later than 5 days post transfer.
➢	Foreclosure deed

➢	Foreclosure bid worksheet with supporting BPO’s or APO’s attached

➢	Property inspection reports

➢	Listing agreements including initial list price and date, current list price and all list reductions and dates.

➢	Listing activity reports

➢	Rehabilitation work orders and/or contractor invoices

➢	All Closing documents (contract, title work, etc.), closing attorney contact information, scheduled closing date, etc.

➢	Executed contracts

➢	Preliminary/Final HUD
The file shall be organized so that all documents pertaining to the REO are together and in chronological order, including a copy of any claims filed, the Foreclosure and or Sheriff’s Deed and foreclosure attorney information; eviction attorney information, if applicable, and any other attorney correspondence; copies of all invoices paid; hard copy REO notes, if not provided electronically. If the REO file is delivered to the Servicer prior to the Transfer Date the Previous Servicer shall work with the Servicer to determine how best to transfer the loan record data. Please forward current vendor, vendor system information and contact information to our contact below. REO files and unpaid invoices shall be delivered to:
REO Files and Invoices:
Nationstar Mortgage LLC
Attn: REO Department/Kevin Friday
350 Highland Drive
Lewisville, Texas 75067
469-549-2271
Kevin.Friday@Nationstarmail.com

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Mortgagor Recoverable Corporate Advances
The Previous Servicer shall provide a loan-level, itemized accounting of all expenses, to date, for all mortgagor recoverable expenses. This itemized accounting shall include supporting documentation of all recoverable expenses disbursed from escrow accounts or any other account. Copies of all property inspections, property preservation, and invoices for all loans, including bankruptcy and foreclosure, shall be provided in a format agreed upon by all parties.
The Previous Servicer shall provide a loan level report listing the following information for any loan with an advance. The detail of the advance amount should tie back to the cumulative balance provided in the trial balance. This report is required pre-transfer and post-transfer. The pre-transfer report needs to be provided as part of the preliminary data with the final report provided as defined under Delivery of Final Loan Level Data & Reports.
➢	Loans with advance

➢	Advance Type and Amount: (attorney fee, BPO, Inspections, Recording Fees, Bankruptcy, Foreclosure, etc.)

➢	Corporate Expense Detail

➢	Debit/Credit Indicator

➢	Recoverable, Non-Recoverable, or Third Party Indicator

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Release of Title, Payoff Requests and Payoff Funds Received After Transfer
The Previous Servicer is responsible for, and must send for recordation, all Mortgage Loan satisfactions for all Mortgage Loans that pay in full prior to the Transfer Date.
The Previous Servicer must wire transfer any payoff funds that are received by the Previous Servicer after the Servicing Transfer Date on the same day of receipt. Payoff wiring instructions:
Bank: JPM Chase
City, State, Zip: Dallas, Texas 75201
RT# : 111000614
ACCT# : 1563367653
For further credit to: Nationstar Mortgage LLC, Payment Clearing
Customer’s Name ___________________
Customer’s Loan Acct # ______________
Customer’s Address _________________
Sender’s Name and Phone #____________
The Previous Servicer shall reimburse the Servicer for additional per diem interest on any payoff check that is not received by the Servicer on the day of its receipt by the Previous Servicer. The Previous Servicer will forward the Servicer a check in the appropriate amount upon receipt of a properly documented request. Payoff mailing instructions:
Nationstar Mortgage LLC, Payment Processing — Service Transfer Payoffs
Attn: Marina Reyes
Address: 350 Highland Drive
City, State, Zip: Lewisville, Texas 75067
Phone: 469-549-2014
Email: Marina.Reyes@nationstarmail.com
All requests for a payoff statement should be faxed to 469-549-2455.
The Previous Servicer shall provide a loan level report listing all of the loans for which the Prepayment Penalty has been waived and any pending payoff requests that have not been fulfilled. The following information should be included in this report:
➢	Prepayment Penalty Term

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

➢	Prepayment Penalty Calculation

➢	Payoff Request Date
Automatic Payment Plans, Mortgage Payments or other checks received after Transfer
The Previous Servicer shall provide an example of their current payment coupon and a loan level report as defined under Conversion Reports.
Any mortgage payments received by Previous Servicer after the Servicing Transfer Date must be forwarded to Servicer on a daily basis and be clearly identified with the Previous Servicer’s loan number in upper right corner of check. All checks should be date-stamped and endorsed as follows:
     Pay to the order of Nationstar Mortgage LLC without recourse.
     By
     (Name of Signer) (Title of Signer) (Name of Company)
Previous Servicer agrees to forward on a daily basis all payments received after the Transfer Date via overnight delivery to:
Nationstar Mortgage LLC
Attn: Service Transfer Payments/Payment Processing
350 Highland Drive
Lewisville, Texas 75067
NSF & Stop Payment Handling
The following procedures shall apply to checks other than payments, NSFs or stop payments received by the Previous Servicer after the Servicing Transfer Date:
1.	Checks shall be clearly identified with Previous Servicer’s loan number in the upper right-hand corner.

2.	Checks that include funds for two or more accounts should be accompanied by a detailed listing providing Previous Servicer’s loan number and amount due each account.

3.	Checks should be properly endorsed as noted above.

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

4.	The purpose of check shall be identified and grouped accordingly (i.e., tax refund, loss draft, payment of special insurance, principal payment, etc.).

5.	Checks shall be forwarded via overnight delivery to the address above.

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Dishonored Payments after Transfer and Misapplied payments
The Previous Servicer will ensure the returned check has been presented twice to the bank for good funds prior to requesting reimbursement from Nationstar Mortgage LLC. The Previous Servicer will submit the following applicable documentation related to a dishonored payment which was not reversed by Previous Servicer before the Servicing Transfer Cutoff Date:
1.	Original returned or dishonored payment, along with a copy of the debit advice, should be provided and clearly reflect the reason the payment was dishonored (e.g. NSF, stop payment, etc.). In the case of a dishonored draft, adequate proof should be provided indicating the bank rejected the draft.

2.	Payment history from point of the dishonored payment to the Transfer Cutoff Date

3.	Nationstar Mortgage LLC shall reimburse Previous Servicer the dishonored payment funds within twenty (20) days of receipt of applicable documentation.
Misapplied Payments
A “misapplied payment” shall mean a Mortgagor payment for which funds have been deposited in an incorrect Escrow Account or applied to an incorrect Mortgagor’s account. The existence of a canceled Mortgagor payment bearing the endorsement of Previous Servicer, for which funds have not been allocated to the proper Escrow Accounts, shall be considered conclusive evidence of a misapplied payment. Misapplied payments shall be processed as follows:
1.	Both parties shall cooperate in correcting misapplication errors by providing the payment history from point of error to the Transfer Cutoff Date and a copy of the canceled check bearing the endorsement of the Previous Servicer responsible for the posting of the missing funds.

2.	The party receiving notice of a misapplied payment occurring to the Transfer Date and discovered after the Transfer Date shall immediately notify the other party.

3.	If a misapplied payment cannot be identified by either party and said misapplied payment has resulted in a shortage in a Mortgage account, Previous Servicer shall be liable for the amount of such shortage. Previous Servicer shall reimburse Nationstar Mortgage LLC for the amount of such shortage within twenty (20) days after receipt of written demand from Nationstar Mortgage LLC.

4.	Any check issued under the provisions of this paragraph shall be accompanied by a statement indicating the purpose of the check, the mortgagor and property address involved, and the corresponding Previous Servicer and/or Nationstar Mortgage LLC account number.
Please forward all documentation regarding dishonored and/or misapplied payments to:
Nationstar Mortgage LLC
Attn: Service Transfer NSF Returns/ Payment Processing
350 Highland Drive
Lewisville, Texas 75067

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Correspondence Received After Transfer
All correspondence, insurance renewals, cancellation notices, customer inquiries, etc., received by Previous Servicer after the Servicing Transfer Date shall be identified with the Previous Servicer’s loan number and forwarded via overnight delivery on a daily basis to the Servicer:
Nationstar Mortgage LLC
Attn: Service Transfer Correspondence / Austin Cobb
350 Highland Drive
Lewisville, Texas 75067
469-549-2284
Austin.Cobb@nationstarmail.com

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

HAMP Requirements
The Previous Servicer must complete all HAMP Reporting Transfer Process requirements posted by Fannie Mae 30 to 60 days prior to the servicing transfer date.
1.	Fill out and submit the HAMP Reporting Transfer Request Form

2.	Fill out and submit the HAMP Reporting Transfer Loan List form with all HAMP loans transferring

3.	If transferring non-GSE loans the Assignment and Assumption Agreement must be filled out and submitted to FNMA
The following HAMP electronic reports are required for transferring loans that have been solicited, currently in a trial period, failed, denied, or have been successfully modified. Each report is required pre-transfer and post-transfer. The pre-transfer report needs to be provided as part of the preliminary data with the final report provided as defined under Delivery of Final Loan Level Data & Reports.
1.	List of all loans that have been solicited.

2.	Report outlining where each loan is in the process, payments received, and payment received date. If the process has been completed then provide the new modification terms.

3.	Report providing which documents have been received and if incomplete, what is still missing. Will need copies of all documents received.

4.	Report outlining any loans that previously failed (no longer eligible for the HAMP program) or were turned down.

5.	Copies of any Treasury reporting A, B, C, and/or D.
In addition to the reports, the previous servicer will provide HAMP loan level data electronically on all loans to include the following items pre-transfer and post-transfer. The pre-transfer report needs to be provided as part of the preliminary data with the final report provided as defined under Delivery of Final Loan Level Data & Reports.
Data Elements Required for HAMP Loans
# of units

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Current Collateral Value
HAMP Terms
HAMP Type (Imminent Default or Default)
Trial Period Payment Dates
Trial Period Payment Amount
Trial Period Payment History
Trial Period Completion/End Date
Amortization Duration
Maturity Date
Beginning Unpaid Principal Balance (at the start of the trial period)
Forbearance Amount at Trial Period
Reset ARM Identifier (Y/N)
Reset Interest Rate
Reset Payment Amount
Eligibility Payment Amount Indicator (will need to calc this in house — current pmt vs. reset pmt)
Date Executed Trial Period Documents Received
Date Trial Period Qualifying Documents Received
Extended Trial Period Payment Date (if applicable)
HAMP Modification Terms
HAMP Type (Imminent Default or Default)
Freddie Weekly Survey Rate (used to determine mod terms)
Step Modification Rates
Step Modification Dates
Final Modification Rate
Modification Effective Date
Final Forbearance Amount
Ending Unpaid Principal Balance (at the end of the trial period)
Hardship Affidavit Information
Borrower First Name
Borrower Middle Name
Borrower Last Name
Borrower Date of Birth
Co-Borrower First Name
Co-Borrower Middle Name
Co-Borrower Last Name
Co-Borrower Date of Birth
Borrower Default Reason
Co-Borrower Default Reason
Borrower Ethnicity
Borrower Race
Borrower Sex
Borrower Info Not Provided
Co-Borrower Ethnicity
Co-Borrower Race
Co-Borrower Sex
Co-Borrower Info Not Provided

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

FNMA NPV Results
Date
De Minimis Test
Value No Mod
NPV Test
Error Code
Waterfall Test
Forbearance Flag
Value Mod
NPV Test Successful?
Hope for Homeowners (H4H)
H4H Lead Eligible?
H4H Offered?
Income
Verified Borrower Income Type
Verified Borrower Gross Income
Verified Borrower Net Income
Verified Borrower Rental Income
Verified Borrower Pension
Verified Borrower Alimony/Child Support
Verified Borrower Misc Amount
Verified Borrower Misc Type
Verified Borrower Checking Account
Verified Borrower Savings/Money Market Account
Verified Borrower 401K/ESOP/IRA/Keogh
Verified Borrower Stocks/Bonds/CD’s/Other
Verified Co-Borrower Income Type
Verified Co-Borrower Gross Income
Verified Co-Borrower Net Income
Verified Co-Borrower Rental Income
Verified Co-Borrower Pension
Verified Co-Borrower Alimony/Child Support
Verified Co-Borrower Misc Amount
Verified Co-Borrower Misc Type
Verified Co-Borrower Checking Account
Verified Co-Borrower Savings/Money Market Account
Verified Co-Borrower 401K/ESOP/IRA/Keogh
Verified Co-Borrower Stocks/Bonds/CD’s/Other
Stated Borrower Income Type
Stated Borrower Gross Income
Stated Borrower Net Income
Stated Borrower Rental Income
Stated Borrower Pension
Stated Borrower Alimony/Child Support
Stated Borrower Misc Amount
Stated Borrower Misc Type

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Stated Borrower Checking Account
Stated Borrower Savings/Money Market Account
Stated Borrower 401K/ESOP/IRA/Keogh
Stated Borrower Stocks/Bonds/CD’s/Other
Stated Co-Borrower Income Type
Stated Co-Borrower Gross Income
Stated Co-Borrower Net Income
Stated Co-Borrower Rental Income
Stated Co-Borrower Pension
Stated Co-Borrower Alimony/Child Support
Stated Co-Borrower Misc Amount
Stated Co-Borrower Misc Type
Stated Co-Borrower Checking Account
Stated Co-Borrower Savings/Money Market Account
Stated Co-Borrower 401K/ESOP/IRA/Keogh
Stated Co-Borrower Stocks/Bonds/CD’s/Other
Expenses
First Lien Mortgage P&I
Other Mortgage(s)
Property Taxes
Home Owners Insurance
Home Owners Association
Mortgage Insurance
Car Payment (1)
Car Payment (2)
Auto Insurance
Charge Account (1)
Charge Account (2)
Charge Account (3)
Student Loan
Bank/Finance Loans
Medical Bills
Health Insurance
Child Care
Gas
Auto Maintenance
Public Trans
Gas (Natural/Propane)
Electric
Garbage P/U
Water & Sewer
Home Phone
Cell Phone
Cable TV
Home Maintenance
Food
Child Support
Alimony

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

Camper, Boat, Motorocycle
Personal/Life Insurance
Club/Union Dues
Religious Contributions
Dry Cleaning
Clothing
Entertainment
School Tuition
Rent Expense
Other Expenses
Appendix Data Requirements

Ref ID	Name of Data Point	Description
1	GSE Servicer Number	The Fannie Mae or Freddie Mac unique Servicer identifier.

2	Servicer Loan Number	The unique (for the lender) identifier assigned to the loan by the lender that is servicing the loan.

3	HAMP Servicer Number	A unique identifier assigned to each Servicer that is participating in the HAMP program.

4	GSE Loan Number	A unique identifier assigned to each loan by a GSE (Fannie or Freddie).

5	Underlying Trust Identifier	This is the shelf and series security identifier associated with the underlying security. A shelf offering is an SEC provision allowing an issuer to register a new issue security without selling the entire issue at once. Additionally, this may be the CUSIP identifier associated with the security. The CUSIP number is the identification number assigned to a security by CUSIP (Committee on Uniform Security Identification Procedures) for trading.

6	Program Type/Campaign ID	A new program type that will identify campaign types. The unique identifier of a Loan Workout Campaign.

7	Investor Code	Owner of the mortgage.

8	Borrower Last Name	The last name of the Borrower. This is also known as the family name or surname.

9	Borrower First Name	First Name of the Borrower of record

10	Borrower Social Security Number	The Social Security Number of the Borrower

11	Co-Borrower Last name	Last Name of the co- Borrower of record

12	Co-Borrower First Name	First Name of the co-Borrower of record

13	Co-Borrower Social Security Number	The Social Security Number of the Co-borrower

14	Borrower Execution Date	For trial loan submission, this is the date that the borrower executed (signed) the trial documents if available. Otherwise it is the date of the first payment (through check, wire, or credit card). For official loan submission, this is the date that the borrower signed the official loan modification documents.

15	Submission Status	Status of loan data being submitted.

16	Date of Original Note	The date the mortgage note was signed.

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

17	Unpaid Principal Balance Before Modification	The total principal amount outstanding as of the end of the month. The UPB should not reflect any accounting based write-downs and should only be reduced to zero when the loan has been liquidated — either paid-in-full, charged-off, REO sold or Service transferred (before modification)

18	Loan Mortgage Type Code	The code that specifies the type of mortgage being applied for or that has been granted.

19	Last Paid Installment Date Before Modification	The due date of the last paid installment of the loan.

20	First Lien Indicator	Indicates if loan is first lien.

21	Foreclosure Referral Date	Provide the date that the mortgage was referred to an attorney for the purpose of initiating foreclosure proceedings. This date should reflect the referral date of currently active foreclosure process. Loans cured from foreclosure should not have a referral date.

22	Projected Foreclosure Sale Date	Projected date for foreclosure sale of subject property

23	Hardship Reason Code	Identifies the reason for the borrower’s hardship, on their mortgage payment obligations.

24	Monthly Gross Income	Total monthly income in dollars for all borrowers on the loan. This is the gross income for all borrowers.

25	Monthly Debt Payments excluding PITIA	Total amount of monthly debt payments excluding Principal, Interest, Taxes, Insurance and Association Dues (PITIA)

26	NPV Date	This is the date that the NPV model is run using stated income (or verified income if available).

27	NPV Model Result Amount Pre-mod	Net Present Value amount generated from the model before modification

28	NPV Model Result Amount Post-mod	Net Present Value amount generated from the model after modification

29	Amortization Term Before Modification	Represents the number of months on which installment payments are based. Example: Balloon loans have a seven year life (Loan Term = 84) but a 30 year amortization period (Amortization Term = 360). Installment payments are determined based on the 360 month

30	Interest Rate Before Modification	The interest rate in the month prior to loan modification. Please report as rounded to nearest 8th. (e.g. 4.125)

31	Principal and Interest Payment Before Modification	The scheduled principal and interest amount in the month prior to loan modification.

32	Escrow Payment Before Modification	Report the escrow amount in the month prior to loan modification. The amount of money that is collected from [added on to] the regular monthly mortgage payment to cover periodic payments of property taxes, private mortgage insurance and hazard insurance by the servicer on behalf of the mortgagee. Depending on the mortgage terms, this amount may or may not be collected. Generally, if the down payment is less than 20%, then these amounts are collected by the servicer.

33	Association Dues/Fees Before Modification	Existing monthly payment for association dues/fees before modification

34	Principal Payment	Principal portion of the P&I remitted

35	Interest Payment	Interest portion of the P&I

36	Principal Payment Owed or Not Reported	If borrower has contributed any cash or amounts in suspense

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

37	Other Contributions	If there are any amounts contributed by the borrower due to Hazard Claims

38	Attorney Fees Not in Escrow	Estimated legal fee not in escrow for advances capitalization and liquidation expense calculation

39	Escrow Shortage for Advances	Any Escrow advance amounts to be capitalized

40	Other Advances	Other capitalized advance amounts excluding escrow. Example: field inspections or title costs associated with recording the modification.

41	Borrower Contributions	If the borrower is contributing any amounts, they must be reported here

42	Modified Loan Term-Officer Signature Date	Servicer sign off at the officer level for the loan modification. This is the date the servicer’s officer approved the loan modification. This column will be populated for modification cases that need reclassification. There is no conversion needed for existing cases

43	Disbursement Forgiven	If there are any Forgiven disbursement for advances capitalization

44	Monthly Housing Expense Before Modification	The dollar amount per month of the borrowers housing expense of the subject property before modification .May be used for their primary residence. This must be Principal, Interest, Taxes, Insurance and Association Dues (PITIA).

45	Delinquent Interest	Delinquent interest for interest capitalization. It is the amount of delinquent interest from the delinquent loan’s LPI date to the workout execution date.

46	Interest Owed Or Payment Not Reported	If there is Interest owed/received but not reported for interest capitalization, this field must be populated.

47	Servicing Fee Percent, After Modification	Percentage of servicing Fee after loan modification ( e.g. 0.25)

48	Product Before Modification	The mortgage product of the loan, before the modification.

49	Maturity Date Before Modification	The date on which the mortgage obligation is scheduled to be paid off, according to the mortgage note. Maturity Date is commonly called Balloon Date for balloon loans, for which scheduled amortization does not pay off the balance of the loan, so that there is a final, large “balloon” payment at the end.

50	Remaining Term Before Modification	The remaining number of months until the loan will be paid off, assuming that scheduled payments are made. This will equal lesser of 1. the number of months until the actual balance of the loan will amortize to zero; or 2. the number of months difference between the LPI date and the Maturity Date.

51	Front Ratio Before Modification	The refreshed Front-end DTI (Principal, Interest, Taxes, Insurance and Association Dues (PITIA)) housing ratio.

52	Back Ratio Before Modification	Percentage of borrower’s PITIA plus debts to income ratio. Borrower Total Debt To Income Ratio Percent. The monthly expenses divided by the total monthly income for the Borrower. (e.g. 30.25)

53	Principal and Interest Payment at 31% DTI	Principal and Interest payable for a 31% Debt to Income ratio

54	Principal and Interest Payment at 38% DTI	Principal and Interest payable for a 38% Debt to Income ratio

55	Property Number of Units	Number of units in subject property (Valid values are 1, 2, 3 or 4)

56	Property Street Address	The street address of the subject property

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

57	Property City	The name of the city where the subject property is located.

58	Property State	The 2-character postal abbreviation of the state, province, or region of the subject property.

59	Property Zip Code	The code designated by the postal service to direct the delivery of physical mail or which corresponds to a physical location. In the USA, this can take either a 5 digit form (ZIP Code) or a 9-digit form (ZIP + 4).

60	Property Valuation Method	Type of value analysis.

61	Property Valuation Date	The date the property value analysis was performed.

62	Property Valuation As is Value	Property as-is value determined by the property valuation

63	Property Condition Code	A code denoting the condition of the subject property.

64	Property Occupancy Status Code	A code identifying the occupancy by the borrower of the subject property.

65	Property Usage Type Code	A code identifying the intended use by the borrower of the property.

66	Modification Effective Date	For Trial, this is the anticipated Modification Effective Date of the official loan modification. This is the first day of the month following the month when the last trial payment is due. For Official, this is the actual Modification Effective Date of the official loan modification. This is the first day of the month following the month when the last trial payment is due. The Modification Effective Date on the official loan submission must be less than the submission date.

67	Product After Modification	The mortgage product of the loan, after the modification (Allowable values are Fixed or Step).

68	Amortization Term After Modification	The number of months used to calculate the periodic payments of both principal and interest that will be sufficient to retire a mortgage obligation.

69	Unpaid Principal Balance After Modification	The unpaid principal balance of a loan after the loan modification. The unpaid principal balance after modification excludes any applicable forbearance amount and can also be referred to as Net UPB Amount.

70	Last Paid Installment Date After Modification	For Trial, this is the anticipated LPI Date after modification. It should be one month before the anticipated Modification Effective Date. For Official, This is the actual LPI Date after Modification. It must be one month before the Modification Effective Date.

71	Interest Rate After Modification	The interest rate in the month after loan modification.

72	Interest Rate Lock Date for Modification	The date that the rate lock was applied — in reference to modification of loan terms

73	First Payment Due Date After Modification	For Trial Loan Submission, this is a projection of the first payment due date after modification. First Payment Due Date After Modification should be the same as the anticipated Modification Effective Date. For Official Loan Submission , this is the actual first payment due date. First Payment Due Date After Modification should be the same as the actual Modification Effective Date.

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

74	Principal and Interest Payment After Modification	The P&I amount after modification

75	Escrow Payment After Modification	Existing monthly payment to escrow-after modification

76	Monthly Housing Expense After Modification	The dollar amount per month of the borrowers housing expense of the subject property after modification .May be used for their primary residence. This must be Principal, Interest, Taxes, Insurance and Association Dues (PITIA).

77	Maturity Date After Modification	The maturity date of the loan after modification

78	Principal Forbearance Amount	The total amount in dollars of the principal that was deferred through loss mitigation.

79	Term After Modification	The remaining number of months until the loan will be paid off, assuming that scheduled payments are made. This will equal lesser of 1. the number of months until the actual balance of the loan will amortize to zero; or 2. the number of months difference between the LPI date and the Maturity Date. In this case, the Maturity Date is the Maturity Date after the modification and may be different from the original Maturity Date (before the modification).

80	Front Ratio After Modification	Percentage of borrower’s PITIA to income ratio

81	Back Ratio After Modification	Percentage of borrower’s PITIA plus debts to income ratio

82	Principal Write-down (Forgiveness)	Amount of principal written-down or forgiven

83	Paydown or Payoff of Subordinate Liens	Have subordinate liens been paid off or paid down?

84	Paydown or Payoff of Subordinate Liens Amount	Amount of paydown or payoff of subordinate liens

85	Action Code	A code reported by the lender to update the loan that indicates the action that occurred during the reporting period

86	Action Code Date	The effective date of the action associated with the action code specified on the incoming LPC Transaction by the Servicer. The action date is required for certain action codes.

87	Max Interest Rate After Modification	Interest rate cap for the loan.

88	Trial Payment Number	The number of the trial payment being reported. The code that is used to define a single payment number that will be one of a series of payments that together will complete a loan trial payment period.

89	Trial Payment Received Amount	The actual dollar amount of the payment received from the borrower to the servicer for the trial payment.

90	Trial Payment Posted Date	The date the payment was posted during the Trial period

91	1st Trial Payment Due Date	This is the date that the first trial payment is due. It is also the trial modification effective date. This date must be less than the trial loan submission date.

92	1st Trial Payment Posted Date	The date the first payment posted during the Trial period

93	1st Trial Payment Received Amount	This is the actual amount of the Payment received from the Borrower to the Servicer for the 1st Trial payment.

94	Length of Trial Period	The length of the trial period

95	Step — Interest Rate Step Number	The sequence is used to uniquely identify and order Loan Interest Rate Adjustment schedule records specific to the loans step rate schedule.

96	Step — Payment Effective Date	The date the payment will be effective.

97	Step — Note Rate	The interest rate in the month after loan modification.

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

98	Step — New Interest Rate — Step Duration	After modification step duration in months. If this step is the last step and will be the rate and payment effective for the life of the loan, then duration is not required.

99	Step — Principal and Interest Payment	P&I Amount — The amount of the principal and/or interest payment due on the loan for each installment, beginning on the effective date.

100	Servicer TARP Contract Number	Servicer contract number with Treasury (TARP)

101	Fee Cap at Servicer Level	Max amount that will be paid to Servicer for loan modification

102	Servicer Primary Contact First Name	The first name of the Person.

103	Servicer Primary Contact Last Name	The last name of the Person.

104	Servicer Primary Contact Phone Number	The entire sequence of digits required to initiate a call from a standard phone to this number. It should include the area code or, for overseas numbers, the full country and city codes as they would be dialed.

105	Servicer Primary Contact Email	Servicer contact email address

106	Servicer Secondary Contact First Name	The first name of the Person.

107	Servicer Secondary Contact Last Name	The last name of the Person.

108	Servicer Secondary Contact Phone Number	The entire sequence of digits required to initiate a call from a standard phone to this number. It should include the area code or, for overseas numbers, the full country and city codes as they would be dialed.

109	Servicer Secondary Contact Email	Servicer contact email address

110	Servicer Street Address Line 1	The street address that denotes the location where mail is delivered for the Servicer.

111	Servicer City Name	The name of the city to which physical mail is directed for the Servicer.

112	Servicer State	The 2-character postal abbreviation of the state, province, or region to which physical mail is directed or which corresponds to a physical location.

113	Servicer Postal Code	The code designated by the postal service to direct the delivery of physical mail or which corresponds to a physical location. In the USA, this can take either a 5 digit form (ZIP Code) or a 9-digit form (ZIP + 4).

114	Servicer Technical Point of Contact Name	Person we can contact at servicer to set up B2B interactions

115	Servicer Technical Point of Contact Email	Email address of servicer technical point of contact.

116	Servicer Technical Point of Contact Phone	Phone number of servicer technical point of contact

117	Servicer Data Return URL	URL to which we will connect to send data and reports directly to the servicer. For example https://servicer.com/prevention

118	Servicer Data Return Port Number	Port number associated with the URL

119	Servicer Data Exchange Protocol	B2B protocol to be used to exchange data with a servicer. Must be one of the following: AS2, Connect:Direct, or SFTP.

120	Disbursement Type	This describes the bank account type to which the disbursements will be paid

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

121	Servicer Routing (ABA) Number	The transit number devised by the American Bankers Association (ABA). A routing transit number (RTN) or ABA number is a nine digit code, used in the United States, which for instance appears on the bottom of negotiable instruments such as checks that identifies which financial institution it is drawn upon.-WIRE Transfer

122	Servicer Bank Account Number	A bank account is a monetary account with a banking institution recording the balance of money for a customer.-Wire Transfer

123	Servicer Bank Name	The name of the bank that receives the funds.

124	Servicer Bank Street Address Line 1	The unparsed street address that denotes the location where mail is delivered.

125	Servicer Bank City Name	The name of the city to which physical mail is directed.

126	Servicer Bank State	The 2-character postal abbreviation of the state, province, or region to which physical mail is directed or which corresponds to a physical location.

127	Servicer Bank Postal Code	The code designated by the postal service to direct the delivery of physical mail or which corresponds to a physical location. In the USA, this can take either a 5 digit form (ZIP Code) or a 9-digit form (ZIP + 4).

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

HAFA Requirements
The Previous Servicer must provide HAFA document and data requirements as posted in Supplemental Directive 09-09 on March 26, 2010.
A copy of each executed document must be provided based on document requirements outlined under section ‘Records and Files’. An electronic report in Excel format is required for each report defined in this section. Each report in this section should be delivered as defined under Delivery of Final Loan Level Data & Reports.
Data Elements Required for HAFA Loans
1.	Reporting based on HAFA letter being sent on a loan.
•	Each loan that did meet HAMP eligibility but did not fulfill HAMP obligations

•	Reason code/reason for HAMP fall out

•	Date Letter Sent

•	Type of HAFA Letter Sent (e.g. Solicitation Letter or SSA, RASS, ALT Rass, or DIL agreement)

•	If postpone foreclosure for the 14 day solicitation letter, need date foreclosure postponed
2.	Reporting based on response to HAFA letter.
•	Each loan that responded to the letter

•	Date responded to letter

•	Which alternative borrower agreed to fulfill (short sale and/or deed-in-lieu)

•	Executed documents received by Servicer(Y/N Flag)

•	Status of Request (e.g. Talked to borrower about alternatives, borrower is interested and documents sent but not received, documents sent by servicer, executed documents in mail, etc...)

•	Date foreclosure was postponed

•	Any completed request for Approval of Short Sale (RASS) or Alt Request for Approval of Short Sale (Alt Rass)
3.	Treasury Reporting Requirements

Logical Data Element	Description
HAMP Registration Number	The unique identifier for the servicer participating in the HAMP program

HAMP Servicer Number	A unique identifier assigned to each servicer that is participating in the HAMP program

Servicer Loan Number	The unique identifier assigned to the loan by the lender that is servicing the loan for the first lien

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

GSE Servicer Number	The Fannie Mae or Freddie Mac unique servicer identifier

GSE Loan Number	A unique identifier assigned to each loan by a GSE

Investor Code	Owner of the Mortgage

Borrower Last Name

Borrower First Name

Borrower SSN

Co-Borrower Last name

Co-Borrower First Name

Co-Borrower SSN

Program Type/Campaign ID	A new program type that will identify campaign types. The unique identifier of a Loan Workout Campaign.

Submission Status	Status of loan data being submitted

Property Street Address

Property City

Property State

Property Zip Code

Date of original Note

Front Ratio Before Modification	The front-end DTI (principal, interest, taxes, insurance and association dues) housing ratio as of the HAMP modification evaluation.

Property usage type code	A code identifying the use by the borrower of the property

Loan Status type code	A code specifying whether the loan is in default, imminent default, or current status as of the HAMP modification evaluation.

Borrower execution date	This is the date that the borrower signed the SPO agreement or DIL agreement

Agreement issue Date	This is the date that the SPO agreement or the DIL agreement was issued

agreement experiation date	The expiration date of the SPO agreement or DIL agreement.

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

SPO or DIL reason code	A field identifying the reason for the borrower entering into a SPO or DIL transaction

SPO or DIL Reason date	For loans that do not qualify for a HAMP trial modification or the borrower declines a mod, this is the date that a trial mod was not offered to the borrower or was not accepted by the borrower. For a borrower who did not successfullly complete a trial p

Property List Price	At notification this is the original list price of the property. At extension or correction, it is the latest list price of the property as of the extension or correction. At loan set up, it is the ending list price of the property as of the transaction

Property Vacancy Date	The SPO agreement or DIL agreement will state the date by which the property must be cacated, which in no event will be less than 30 calendar days from expeiration day of the SPO agreement (or any exstension thereof) or the date of a separate DIL agreement

Minimum net return to investor amount	The mimimum net return is the minimum acceptable net proceeds that the investor will accept from the transaction. The minimum net return must be reported as a dollar amount.

Mortgage insurance waiver approval indicator	For loans with MI coverage, this attribute indicates whether the MI provided delegations of authority to execute a SPO or DIL in accordance with the forreclosure alternative guidelines and waives any right to collect additional sums from the borrower.

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT B

UPB amount	The UPB of a loan as of the time of the SPO or DIL

Property sale or transaction amount	The sale or transfer price of the property.

Total Allowable Costs	The total allowable costs associated with selling the property that can be deducted from the gross sale price at closing. Allowable costs may include subordinate lien release amount, borrower relocation assistance, sales commission, closing costs for tax

Transaction Closing Date	the date on which the SPO or DIL transaction is closed

Subordinate Lien release reimbursement amount	The total amount of reimbursement paid by the ser4vicer to subordinate lien holder to secure release of subordinate lien. This amount may not exceed $3000

SPO or DIL cancellation reason code	A field indicating the reason why a SPO or DIL transaction was cancelled.

© 2008 Nationstar Mortgage LLC. “The information within this document is confidential and provided solely for the internal use of Nationstar Mortgage LLC. This document is an intellectual property of Nationstar Mortgage LLC, and is protected under copyright laws of the United States. This material should not be released to any third party supplier without the Previous written approval Nationstar Mortgage LLC.”

EXHIBIT C
[RESERVED]

EXHIBIT D
PRICING SCHEDULE

Exhibit D
Nationstar Special Servicing Pricing — American General

Pricing			Description
	Base Fee	•	Loans less than 30 days delinquent	[*]

		•	Loans 30-59 days delinquent	[*]

		•	Loans 60-89 days delinquent	[*]

		•	Loans >= 90 days delinquent	[*]

	Boarding Fee	•	Fee + actual out of pocket expenses (tax, flood, mers, assignments)	[*]

	DeBoarding Fee	•	Fee + actual out of pocket expenses (shipping, tax, flood, mers, assignments, etc)	[*]0-12 mos[*]> 12 mos

	Collections/Loss Mitigation Incentives:		If Opting into Treasury MHA Program	[*]

•	Qualified Modifications	•	Payable to subservicer under Federal Program Workout Activity

•	Qualified Short Sales	•	Payable to subservicer under Federal Program Workout Activity

•	Qualified Deed in Lieus	•	Payable to subservicer under Federal Program Workout Activity

•	Qualified H4H	•	Payable to subservicer under Federal Program Workout Activity

	Collection/Loss Mitigation Incentives:		Eligible for accounts greater than or equal to 60 days delinquent - Non Treasury MHA:	Incentive Fee:

•	Reinstatement via lump-sum or repayment plan	•	Full reinstatement of all past due amounts as a result of collections, loss mitigation or other negotiation methods	[*]

•	Paid in full	•	Pay-off of all amounts due under the then existing note terms as a result of collections, loss mitigation or other negotiation methods	[*]

•	Third Party Sales	•	Asset sold to third party at foreclosure sale	[*]

•	Redemption	•	Borrwer exercises right of redemption according to state specific guideline	[*]

•	Deed-in-Lieu	•	Property deeded over to Asset owner	[*]

•	Short Sales	•	Receipt of funds pursuant to client approved plan	[*]

•	Note Sales	•	Receipt of funds pursuant to client approved plan	[*]

*        [Confidential treatment requested]

Pricing			Description
•	Modifications — < 60 Days Delinquent	•	Receipt of funds pursuant to client approved modification; requires AmGen pre-approval	[*]

•	Modifications — 60+ Days Delinquent	•	Receipt of funds pursuant to client approved modification	[*]

	REO Sale Fee		Liquidation of REO Asset	Incentive Fee:

•	Referral Fee	•	HSSS will negotiate and earn a referral fee of 1% or $1,250 from the real estate transaction	[*]

	Recovery Incentive	•	Collection of charged-off deficiency balance	[*]

delinquencies are reflected using MBA delinquency method

*        [Confidential treatment requested]

EXHIBIT E
[RESERVED]

EXHIBIT F
TAX AND FLOOD LIST OF PREFERRED VENDORS

EXHIBIT F
Tax and Flood List of Preferred Vendors
First American Real Estate Tax Service, LLC (Tax)
First American Flood Data Services, a division of First American Real Estate Solutions of Texas, L.P. (Flood)

EXHIBIT G-1 and EXHIBIT G-2
MONTHLY AND DAILY REPORTS AND FILES

EXHIBIT G1 and EXHIBIT G2

Expected Delivery
G-1 Monthly Reports		Time (CST)	Report Group	AGF Report Names
Appendix A HAMP INITIAL LOAN SETUP DATA — Split by Securitizations & Unencumbered	Existing	8:00 am (2)	BI	Hamp

Appendix B HAMP LOAN TRIAL PERIOD PAYMENTS — Split by Securitizations & Unencumbered	Existing	8:00 am (2)	BI	Hamp

Appendix C HAMP LOAN SETUP DATA FOR OFFICIAL MOD - Split by Securitizations & Unencumbered	Existing	8:00 am (2)	BI	Hamp

Appendix D HAMP LOAN PAYMENTS FOR OFFICIAL MODS - Split by Securitizations & Unencumbered	Existing	8:00 am (2)	BI	Hamp

HAMP Master Recon	New	Midnight (3)	BI	Hamp Master Recon File

SR410UR-02 TRIAL BALANCE	Existing	8:00 am (1)	LSAMS	P139

SR410UR-03 CUTOFF TRANSACTION JOURNAL	Existing	8:00 am (1)	LSAMS	S215

SR410UR-05 CURTAILMENTS / PREPAYMENTS	Existing	8:00 am (1)	LSAMS	S213 and S212

SR410UR-06 LOANS REMOVED	Existing	8:00 am (1)	LSAMS	S214

SRV120C-01 MONTHLY ACCRUED INTEREST	New	8:00 am (1)	LSAMS	New — Mortgage accruals

SRV126C-01 ACCRUED INTEREST TRIAL BALANCE	New	8:00 am (1)	LSAMS	S2TT and T3TQ

IR Reporting Package with Latitude Reports	Existing	Midnight (2)	Investor Reporting	IR reports/latitude - P4CG, P4CQ and Escrow Advances. Must contain a new Daily Remittance Tie Out Report and HAMP Cash Recon.

Custom File	New	6:00 am (1)	BI	Custom

LPMA File For 2010-1 Portfolio	New	Midnight (3)	BI	12 Oversight Reports

Securitization remittance files for 2010-1 and 2006-1	New	Midnight (3)	BI & Investor Reporting	Remittance 06 & 10 deal

Monthly modification data file for 2010-1	New	Midnight (3)	BI & Investor Reporting	Compliment for 2010 securitization remittance

REO Monthly Client Package	New	Midnight (3)	BI & Investor Reporting	LPS Monthly Client Package

Annual LSAM’s Masterfile Extract for 2010-1	New	Midnight (4)	BI & Investor Reporting	Oversight Report

Expected Delivery
G-2 Daily Reports	Time (CST)		Report Group	AGF Report Names
SRV105C-01 LOAN TRANSFER REPORT	Existing	8:00 am (1)	LSAMS	P129 and P130

SRV111C-01 ACCRUED INTEREST REPORT	Existing	8:00 am (1)	LSAMS	S2TT

SRV403C INVESTOR REMITTANCE DAILY PAYOFF REPORT	Existing	8:00 am (1)	LSAMS	P110

SRV511C-01 DAILY TRANSACTION JOURNAL	Existing	8:00 am (1)	LSAMS	P102 and HELOC Advances

SRV583AR-01 DETAIL MORTGAGE TRIAL BALANCE	Existing	8:00 am (1)	LSAMS	P181 detail

SRV583AR-02 SUMMARY MORTGAGE TRIAL BALANCE	Existing	8:00 am (1)	LSAMS	P181 summary

LPMA Portfolio Oversight Files for Total Portfolio	Existing	6:00 am (1)	BI	Oversight

Custom File	New	6:00 am (1)	BI	Custom

Daily ACCRUED INTEREST	New	6:00 am (1)	BI	New “SRV120 Daily Like”

REO Reporting Detail	New	6:00 am (1)	BI	REO

HELOC Reporting Detail	New	6:00 am (1)	BI	FM’s, Applied/unapplied and trend report

(1)	Delivered Tuesday through Saturday, except company holidays, or in more general terms — available the morning following ENDDAY, if month end falls on a Saturday or Sunday and additional ENDDAY is ran — reports would be provided the next morning; Delivery method = SFTP

(2)	Delivered by the end of business on the 3rd business day of the month. Delivery method = secure email

(3)	Delivered by the end of business on the 5th calendar day of the month. Delivery method = secure email

(4)	Delivered annually by the end of business on the 5th calendar day of April. Delivery method = secure email. Starting April 2011.

EXHIBIT H
SECURITY ASSESSMENT

EXHIBIT H — Security Assessment — Nationstar
The AGFS Security Office has completed a review of Nationstar Security Assessment Questionnaire responses and conducted an onsite assessment for physical and information security on December 8, 2010. Based on the observations from the review, the Security Office has concluded that the following actions are required within the next 12 months.

Date
Number	Control Category	Issue Description	Remediation Required	Remediated
1	Access Controls	a) Sufficient controls are not currently in place to ensure that access to premises and systems by terminated employees is revoked in a timely fashion. The following action items must be completed.	a) Implement controls to integrate the termination process across HR, management, and IT / Security to provide timely removal of physical and logical user access rights for all terminated employees. Termination processing should be weekly at a minimum. Application and system access should be recertified by management on an annual basis at minimum.

		b) Contractors are currently not reviewed for access termination	b) Implement a formal review / recertification process for contractors. Review and renewal of access rights should be performed by management on a quarterly interval at minimum.

2	Access Controls	Personally identifiable information (PII) is not comprehensively scrubbed in test / development environments.	All sensitive data in test / development should be scrubbed.

3	Access Controls	Currently, Nationstar technical staff have open access to production data	Access to production data by technical support staff should only be granted upon appropriate management approval, limited in scope to the specified purpose, and revoked when no longer justified. Access to production data should be reviewed and recertified quarterly.

4	Access Controls	All developers have read / update access to all source code.	Access to source code for each application should be restricted to only those employees assigned to an application. A formal process for approvals and promotion of changes from development to separate and controlled QA and production environments should be implemented.

Date
Number	Control Category	Issue Description	Remediation Required	Remediated
5	Network Security Controls	The Nationstar network is protected by a single Nokia Checkpoint firewall and configured with 2 zones, core and external DMZ. A project is in place to create an additional DMZ zone to house the ecommerce application servers. The plan is to utilize the existing firewall for the new zone in addition to the current zone in place. Completion is scheduled for end of January 2011. While this offers greater protection and controls than currently in place, a vulnerability exploit in the Nokia Checkpoint would expose Nationstar to data compromise within both DMZ’s and the core.	A second firewall from another vendor should be implemented to strengthen protection of sensitive data.

6	Network Security Controls	Remote access by employees is allowed through the Nationstar VPN from non-company owned devices with no checks for patch levels, virus scanning, or firewall. Dual factor authentication is not deployed.	Deploy dual factor authentication for remote users. Implement remote device scanning and block utilization of devices that do not meet minimum security requirements for antivirus, firewall, and operating system patch levels.

7	Policy/Governance	Application updates for Remedy are currently released on an ad hoc basis as updates become available. Consistent change management controls are not in place for all applications.	Change management processes for all applications need to be formalized to scheduled, controlled release cycles and incorporate a formal QA process.

8	Policy/Governance	Use of USB devices for removable media is permitted by exception approval only. Although a corporate, encrypted thumb drive is issued, there is no facility to prevent approved employees from using their own non-company devices.	Policy should be clearly defined and protection should be deployed to limit USB devices to company-issued only.

9	Policy/Governance	No retention policy for personally identifiable information (PII) or business confidential data is currently defined and documented.	A policy governing retention guidelines should be created and enforced.

10	Policy/Governance	Passwords are not allowed to repeat within the last 5 passwords used.	Increase the threshold on re-use of passwords to prevent repeating within the last 12 passwords used.

Date
Number	Control Category	Issue Description	Remediation Required	Remediated
11	Policy/Governance	Data owners are not currently identified to approve creation, access rights, or classification of data groups. No formal process exists for classification of data, structured or un-structured. Policies and procedures are defined but execution is ad hoc.	Ownership of data groups should be documented and a formal process established to classify company and customer confidential (sensitive) data. Formal processes for new data group creation, annual review, and recertification of access to sensitive data should be implemented.

12	Disaster Recovery/Business Continuity	BIA’s have not been completed with the business areas. Business Continuity is not currently integrated into the disaster recovery testing process to ensure that all business critical applications and resources are included and successfully tested on an annual basis.	Complete BIA’s for all critical business areas. Document business continuity plans for each business area and ensure that all critical personnel and applications are included in annual testing. Table-top exercises should be completed fro each business area in scope.

13	Disaster Recovery/Business Continuity	The disaster recovery site is located within 21 miles from the Nationstar data center.	An alternate location within a different region of the US should be established to decrease the probability of losing both primary and secondary locations during a catastrophic event.

14	External Audit/Certification	A SAS 70 audit or equivalent has not been performed for Nationstar.	A SAS 70 audit or equivalent should be performed to assess overall Nationstar security posture.

EXHIBIT I
DELEGATED AUTHOITY GUIDELINES AND APPROVAL MATRIX

EXHIBIT I
DELEGATED AUTHORITY GUIDELINES
The following constitutes the Delegated Authority Guidelines (the “DAG”) relating to the servicing of the Mortgage Loans by the Servicer under the Pooling and Servicing Agreement, dated January 31, 2010 (the “Agreement”), among Sixth Street Funding LLC as Depositor, Wells Fargo Bank, N.A., as Master Servicer, Custodian and Securities Administrator, US Bank, N.A., as Trustee, MorEquity, Inc., as Servicer, and Green Tree Servicing LLC, as Designated Successor Servicer. Reference is also made herein to American General Finance Corporation (“AGFC”), and revised as of February 1, 2011. These guidelines have been developed by Depositor and Servicer; (the “DAG Parties”) are meant to be part of and an Exhibit to the Agreement and shall apply to MorEquity, Inc. and any and all servicers, subservicers and substitute servicers that may be appointed from time to time under the Agreement.
1. Delinquency and Default.
1.1. Collections/Early Stage Delinquency: The DAG Parties acknowledge that all delinquencies will first be referred to the Servicer’s front-end collections unit (the “Collections Unit”) for the purpose of working to cure the delinquency, rehabilitate the Mortgagor’s performance, reinstate the Mortgage Loan and prevent continued or further delinquency (such efforts, “Collections”) on Mortgage Loans that are 0 — 89 days delinquent (in each case, an “Early Stage Delinquency”).
1.1.1.	The Servicer will maintain the Collections Unit and ensure that it is properly staffed and operating under appropriate procedures to address any level of delinquency suffered by the Mortgage Pool.

1.1.2.	As part of its Collections process, the Servicer will implement one or more “Calling Campaigns” designed to minimize and cure Early Stage Delinquencies. Calling Campaigns will be established according to the Servicer’s policies, procedures and guidelines as they relate to the Mortgage Loans (the “Servicer Procedures”), and subject to review by the DAG Parties as provided herein.
1.2. Early Stage Default: Upon the occurrence of an Early Stage Delinquency, the Servicer shall attempt to ascertain the reason for the delinquency and whether the delinquency is likely to be temporary or of a longer nature, and work with the Mortgagor to cure the delinquency and thereafter maintain performance. As part of this determination, the Servicer must evaluate whether the Early Stage Delinquency is due to a Life Event (as defined below) and if that Life Event is likely to impact adversely the Mortgagor’s long-term ability to pay, resulting in a status where, barring a material change in circumstances, Foreclosure is likely to occur (such status, “Default,” further delineated below as “Early Stage Default,” or “Advanced Default”).

1.2.1.	If the Servicer, based on initial conversations with a Mortgagor in Early Stage Delinquency, believes in good faith that such Mortgagor is likely to Default, the Servicer shall review the Mortgagor’s financial condition to evaluate whether the Mortgagor’s claimed financial hardship is valid and severe enough to classify the Mortgagor as actually being in Default or at imminent risk of Default within the next 90 days (“Imminent Default”). Following the Mortgagor financial evaluation, if the Servicer determines that a Mortgagor in Early Stage Delinquency is in Default or Imminent Default due to a Life Event, then the Mortgagor is considered to be in “Early Stage Default” for purposes of the DAG.
1.3.	Advanced Default: In the event a Mortgage Loan becomes 90 days delinquent or is in Foreclosure, the related Mortgagor shall be deemed to be in Default (an “Advanced Default”), and the Servicer shall undertake a Mortgagor financial evaluation to the extent one has not already been completed (or, if completed, the Servicer has reason to believe that the information contained therein may have materially changed).
1.4. [Reserved]
1.5. Notwithstanding anything contained herin to the contrary, prior to pursuing any Loss Mitigation Alternative (as defined below) with respect to an Early Stage Default, the Servicer shall have made commercially reasonable efforts at Collections during Early State Delinquency.
2. Mortgagor Financial Evaluation.
2.1. With respect to an Early Stage Delinquency and the Servicer’s determination of whether the related Mortgage Loan is in Early Stage Default:
2.1.1.	Based on its review of the Mortgagor’s financial situation, the Servicer must make a good faith determination as to whether the related Mortgagor is in Default or Imminent Default. In making this determination, the Servicer must evaluate the Mortgagor’s financial condition to determine the reason for the Mortgagor’s Early Stage Delinquency, and whether the Mortgagor demonstrates a materially diminished ability to pay on the basis of a combination of financial factors, which may include an analysis of the Mortgagor’s (i) income, (ii) cash flow, including the Mortgagor’s debt-to-income ratio (DTI), (iii) net disposable income after all expenses, (iv) cash reserves, and (iv) principal, interest, taxes and insurance ratio (PITI), plus related factors. Such factors may include employment status, recent delinquency history and similar factors but only insofar as they relate to the Mortgagor’s current overall financial condition. The foregoing analysis shall collectively be called the “Financial Analysis” for purposes of the DAG.
2.1.1.1.	Neither home price depreciation nor a recent determination (through whatever means) that a Mortgage Loan has an LTV greater than 100% shall serve as an acceptable basis in itself on which to classify a Mortgage Loan as in Default or Imminent Default.

2.1.1.2.	Determination of Early Stage Default must be made through the Financial Analysis described above on the basis of whether or not the Mortgagor is able to continue making Monthly Payments on the Mortgage Loan. Additionally, an Early Stage Delinquency must be due (in the Servicer’s good faith opinion) to a documented “life event” (such as divorce, death, disability or loss or material reduction of income) that results in a significant and lasting adverse impact on the Mortgagor’s ability to pay (a “Life Event”) in order to qualify as an Early Stage Default for purposes of evaluating and pursuing Appropriate Loss Mitigation Alternatives.

2.1.1.3.	Notwithstanding anything contained in the DAG to the contrary, if the Servicer determines that a Mortgagor in Early Stage Delinquency exhibits an unequivocal unwillingness or inability to pay, such that the Servicer, under the Servicer Procedures and in accordance with the attached “Approval Matrix”, is authorized to commence and in fact commences Foreclosure proceedings on the related Mortgaged Property prior to the 90th day of delinquency, such Early Stage Delinquency, notwithstanding the absence of a Life Event, shall be treated as an Advanced Default for purposes of evaluating and pursuing Appropriate Loss Mitigation Alternatives; and provided further, that at the time of such loss mitigation the Foreclosure proceedings are still active and the Mortgagor has not reinstated or begun to re-perform.
2.2. With respect to an Advanced Default, the Servicer need not determine the existence of a Life Event to pursue Loss Mitigation Alternatives.
2.3. The expected net present value to the Trust of a Loss Mitigation Alternative, as calculated at any given time in the commercially reasonable discretion of the Servicer or Depositor, as the case may be, shall be the “Expected NPV Return.” The “Optimal NPV Return” shall refer to the largest Expected NPV Return for any Loss Mitigation Alternative in comparison to other Appropriate Loss Mitigation Alternatives with respect to a Mortgage Loan in Early Stage Default or Advanced Default, including potential Bulk Loan Sales as described in Section 7.1 herein.
3.	Servicer Documentation of Default. The Servicer must document its findings in connection with a Mortgagor financial evaluation, which may be reflected in the Servicer’s notes contained in its servicing system. Such documentation or notes must provide clear evidence of the Servicer’s good faith belief and underlying analysis that, among other things, the Mortgagor will be unable to continue making payments in such a manner and to such an extent that such Mortgagor is unlikely to avoid Foreclosure under the Servicer Procedures in accordance with the Approval Matrix.

4.	Loss Mitigation Alternatives. The following constitute “Loss Mitigation Alternatives” that the Servicer may pursue in accordance with the provisions set forth herein and, to the extent not inconsistent with such provisions, the Servicer Procedures in accordance with the Approval

Matrix. The Servicer may implement a Loss Mitigation Alternative only in connection with a Mortgage Loan in Early Stage Default or Advanced Default. Upon such Default, generally, the Servicer must evaluate the Expected NPV Return of Foreclosure to establish a baseline Expected NPV Return, and against this baseline evaluate the Expected NPV Returns of Appropriate Loss Mitigation Alternatives. Based on this analysis and subject to the terms of the DAG, the Approval Matrix and the Servicer Procedures, the Servicer shall pursue the option that achieves the Optimal NPV Return. Notwithstanding the foregoing, the Servicer may pursue more than one Loss Mitigation Alternative at a time in accordance with the Servicer Procedures, Approval Matrix and the terms of the DAG and in the process of doing so shall consider the Expected NPV Returns of such different Loss Mitigation Alternatives.
4.1. Repayment Plans. A plan, including any forbearance plan, entered into between the Servicer and the Mortgagor for repayment of the Mortgage Loan outside the terms of the related Mortgage Note.
4.2. Servicer Modification. Any agreement between the Servicer and the Mortgagor pursuant to which the terms of the related Mortgage Note are modified or amended, including but not limited to capitalization, forgiveness, or deferment of past-due interest and/or advances; changes to the Maturity Date (provided any such change must not extend beyond the “latest possible maturity date” as set forth in Section 9.01(k) of the Agreement), Monthly Payment and Mortgage Interest Rate; and principal forbearance or forgiveness.
4.3. Refinance. The payoff of the Mortgage Loan by the Mortgagor using the proceeds of a new mortgage loan provided by the Servicer or any third party.
4.3.1.	In the event of any Refinance, the party making such refinance shall own the new mortgage loan. In no event shall the Trust, the Servicer, or any Depositor Affiliate (as defined below) be required to accept or purchase the new mortgage loan.
4.4. Short Sale. A sale of a Mortgaged Property to a third party in which the proceeds from the sale fall short of the Stated Principal Balance of the related Mortgage Loan, where the Servicer in accordance with the Approval Matrix agrees to accept such lesser amount in satisfaction of the Mortgage Loan.
4.4.1.	In the event of a Short Sale that results in a Realized Loss to the Trust, the Servicer will be entitled to pursue a “Deficiency Note” where allowable under and strictly in accordance with applicable law, if the related Financial Analysis or other information contained in the related Mortgage File or servicing file indicates the Mortgagor has sufficient income and cash reserves to pay the Deficiency Note. For avoidance of doubt, the Servicer will not be required to create a new note in connection with its pursuit of deficiency amounts.
4.5. Deed-in-Lieu. A Mortgage Loan in Default where title (free and unencumbered) to the Mortgaged Property is surrendered by the Mortgagor to the Servicer on behalf of the Trust.
4.5.1.	A Deed-in-Lieu will include surrendering of title in exchange for a cash incentive (“Cash-for-Keys”), to be provided at the commercially reasonable discretion of the Servicer.
4.6. Foreclosure / REO Sale. Process by which the Servicer, on behalf of the Trust, or a third-party bidder at sale or auction seizes title from a Mortgagor pursuant to applicable law following uncured Default. In the event the Servicer takes title to the Mortgaged Property on behalf of the Trust, the Servicer shall maintain and dispose of the related REO Property in accordance with the terms of the Agreement and applicable law and, to the extent not inconsistent therewith, the Servicer Procedures and the Approval Matrix.
4.7. Bulk Loan Sale. A sale of a pool of Mortgage Loans as described in Section 7 herein.
5.	Authorized Application of Loss Mitigation Alternatives. The DAG Parties agree that the table below sets forth the Loss Mitigation Alternatives that are available to a Mortgagor upon the determination by the Servicer or Depositor, as the case may be, that such Mortgagor is in Early Stage Default or Advanced Default. The Servicer will evaluate these available Loss Mitigation Alternatives to determine which ones are Appropriate Loss Mitigation Alternatives, in accordance with the terms of the DAG, the Servicer Procedures and in accordance with the Approval Matrix. In evaluating Expected NPV Returns of Appropriate Loss Mitigation Alternatives, the Servicer may consider the Mortgagor’s financial condition as well as the condition, status, location and other relevant features of the related Mortgaged Property, consistent with the tables set forth below. The Servicer must conduct all loss mitigation in such a manner that complies with the terms of the DAG and the Agreement and, in its commercially reasonable opinion, results in the Optimal NPV Return.
DELINQUENCY, DEFAULT AND LOSS MITIGATION ALTERNATIVES

Status	Servicer Determines Default?	Authorized Loss Mitigation Alternatives

Early Stage Delinquency with no Life Event	N/A — cannot qualify as Early Stage Default	None [Excepting HAMP]

Early Stage Delinquency with Life Event	No — Servicer determines Early Stage Default does not exist	None [Excepting HAMP]

Early Stage Delinquency with Life Event	Yes — Servicer determines Early Stage Default exists	All, provided that Servicer must first evaluate the Expected NPV Return of and attempt Appropriate Loss Mitigation Alternatives pursuant to DAG and Servicer Procedures in accordance with the Approval Matrix and pursue the Optimal NPV Return

90+ Days Delinquent and/or in Foreclosure	Advanced Default exists	All, provided that Servicer must first evaluate the Expected NPV Return of and attempt Appropriate Loss Mitigation Alternatives pursuant to DAG and Servicer Procedures in accordance with the Approval Matrix and pursue the Optimal NPV Return

6. Additional Refinance and Servicer Modification Provisions. With respect to Refinances and Modifications:
6.1. In connection with a Refinance pursued as a Loss Mitigation Alternative, and in accordance with the Approval Matrix, the Servicer may grant “Concessions” to the Mortgagor to reduce, or possibly eliminate, related closing costs not to exceed 200 basis points to be paid by the Mortgagor. These Concessions will be withheld from the gross proceeds of the Refinance remitted to the Trust, resulting in a Short Refinance as described above in Section 4.3. The Servicer must make a good faith effort to grant Concessions only where the Servicer, through its Financial Analysis conducted under the related Mortgagor financial evaluation, determines that the Mortgagor is unable to pay for the costs of the Refinance. Additionally, (i) Concessions shall be granted only to the point where the Refinance becomes affordable to the Mortgagor in accordance with the Servicer’s Financial Analysis, and (ii) the Servicer will not offer or allow a Refinance where Concessions are granted unless the Refinance proceeds, net of all Concessions, produces the Optimal NPV Return in comparison to other available and Appropriate Loss Mitigation Alternatives.
6.2. All Refinances and Servicer Modifications shall comply with the Servicer Procedures in accordance with the Approval Matrix, to the extent not inconsistent with the terms of the DAG. The guidelines relating to Refinances and Modifications under the Servicer Procedures in accordance with the Approval Matrix shall be subject to change upon mutual agreement of the DAG Parties as provided herein.
6.3. With respect to any Modification offered pursuant to the U.S. Treasury’s Home Affordable Modification Program (“HAMP”) as contemplated under Section 15 hereof, in the event the “Net Present Value Test” result (as described under HAMP), applied to an eligible Mortgage Loan that is either in “imminent default” (as defined under HAMP) or 31 or more days delinquent, is greater for the “no modification” scenario than for the “modification” scenario, the modification result shall be deemed “negative” (as described in HAMP). In such instance, the Servicer shall not offer the proposed modification under HAMP but shall instead follow the terms of the DAG in evaluating and pursuing available and Appropriate Loss Mitigation Alternatives.
7.	Bulk Loan Sales. As part of its loss mitigation activity, if the Servicer determines in its reasonable commercial judgment that a sale of a pool of Mortgage Loans in Early Stage Default or Advanced Default to a third-party investor at fair market value would be expected to result in the Optimal NPV Return for the Trust with respect to such pool, and that such a sale is operationally feasible subject to the procedures set forth below, the Servicer may pursue a potential sale of such assets in the secondary whole loan market as a Loss Mitigation Alternative.

7.1. The Servicer will determine, using commercially reasonable judgment, whether certain Mortgage Loans in Default, when pooled together (such Mortgage Loans, “Sale Loans”), would be expected to result in the Optimal NPV Return for the Trust if sold to an unaffiliated third-party investor at arms length and at fair market value in a bulk loan sale (a “Bulk Loan Sale”). The Servicer will notify Depositor of its determination prior to offering out a bid tape of Sale Loans to potential investors. Potential Bulk Loan Sales shall consist of an aggregate of no less than $5,000,000 and no more than $50,000,000 current Stated Principal Balance of Sale Loans. The Servicer will be entitled to receive a fee no greater than 100 basis points for any consummated Bulk Loan Sale (the “Servicer Loan Sale Fee”) in an amount to be negotiated by the DAG Parties in good faith that reasonably reflects the characteristics of the pool of Sale Loans, the responsibilities of the Servicer in conducting the sale and relevant market factors at the time of sale. Servicer will notify Depositor and Trustee upon completion of a sale, and that the transaction has occurred.
7.2. In providing the data tape for such offering to potential investors, the Servicer will exercise due care with respect to privacy laws and confidentiality provisions under the DAG and the Agreement (including requiring the bidders to execute a confidentiality agreement that also contains a non-solicitation clause). The Servicer will provide the bid tape to Depositor simultaneously with its distribution to potential investors.
7.3. The data tape for such offering will contain the most recent “Broker Price Opinion” values for the Sale Loans. Bidders will be instructed to bid off of such values and to provide “value fade” pricing at levels selected by the Servicer. Bidders must submit their initial bids to the Servicer, and the Servicer shall share such indications with Depositor.
7.3.1.	Depositor may approve or reject any initial bid in its sole discretion. The Servicer will cooperate with Depositor to evaluate submitted initial bids upon Depositor’s request.

7.3.2.	If Depositor approves of any initial bid from a bidder (the “Winning Bidder”), the Servicer will work with the potential investor to execute such Bulk Loan Sale (a “Loan Trade”).
7.4. Any Loan Trade shall be transacted on an “as is, where is” basis, with no representations or warranties or other recourse to the Trust, Depositor or any Depositor Affiliate, the Servicer or any other party.
7.5. The Servicer will prepare loan files and other standard due diligence materials for the Winning Bidder, with a copy of such files and materials delivered to Depositor. Any bid requests shall stipulate that the Winning Bidder will be required to share its due diligence results (including any valuation due diligence results) with Depositor.
7.6. Depositor shall review the post-due diligence, final bid submitted in connection with any Loan Trade. The Servicer will cooperate with Depositor to evaluate the final submitted bid upon Depositor’s request. In the event Depositor determines in its commercially reasonable discretion that the Loan Trade does not provide the Optimal NPV Return to the Trust in comparison to the Expected NPV Returns of alternate likely Loss Mitigation Alternatives, it will notify the Servicer and the Servicer will promptly reject such Loan Trade. In the event of such rejection, the Servicer will be entitled to payment of one half of the negotiated Servicer Loan Sale Fee (as the DAG Parties may have negotiated) and to reimbursement for its out-of-pocket expenses (“Servicer Loan Sale Expenses”), and authorized to reimburse the Winning Bidder its due diligence costs capped at a maximum of $300 per Sale Loan actually subject to a due diligence review, in each case from the Servicer Custodial Account as Servicing Advances.
7.7 In analyzing the Expected NPV Return to the Trust from any Loan Trade verses the Expected NPV Returns from other available and appropriate Loss Mitigation Alternatives with respect to the Sale Loans at the time of initial bid and final bid, the Servicer and Depositor shall net the cost of the expected Servicer Loan Sale Expenses and Servicer Loan Sale Fee from the Expected NPV Return of the Loan Trade.
7.8. Nothing herein shall be construed to obligate the Servicer to pursue any Bulk Loan Sale or Depositor to approve of any Bulk Loan Sale including, without limitation, if such party, in its commercially reasonable discretion, determines that a Bulk Loan Sale is not likely to produce the Optimal NPV Return to the Trust when compared to other available and Appropriate Loss Mitigation Alternatives.
8.	No Solicitation. The Servicer may engage in marketing activities that solicit borrowers for Refinance or other programs offered by the Servicer using (i) information derived from sources other than the Mortgage Loan Schedule or Mortgage Files or (ii) knowledge acquired other than from its capacity as Servicer under the Trust. Under no circumstances shall any such marketing activities or solicitations specifically target any Mortgagor, provided, however, that this prohibition shall not be construed to preclude strategic marketing activities or solicitations of the Servicer designed to reach a class of borrowers sharing certain characteristics of which a Mortgagor may be a part. This provision shall not be construed, however, to permit any such marketing activities or solicitations that are included in monthly statements or other in-house or outsourced communications to Mortgagors that the Servicer would otherwise be precluded from engaging in under this paragraph. Notwithstanding the foregoing, it is understood and agreed that strategic marketing activities or solicitations undertaken by the Servicer or any agent of the Servicer which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists and newspaper, radio and television advertisements, shall not constitute solicitation under this Section 8. Additionally, this Section 8 shall not be construed to prohibit the Servicer from advertising its Refinance or other programs on its website. Further, nothing in this Section 8 shall be construed to modify the terms of Section 1.5 hereof or to permit the offering or approval of a Loss Mitigation Alternative to a Mortgagor who does not qualify therefore under the terms of the DAG.

9.	Payoff Inquiries. In the event a Mortgagor contacts the Servicer for a payoff inquiry:

9.1. The Servicer may offer to waive the application of any related Prepayment Charge, if the Servicer reasonably believes doing so would maximize proceeds to the Trust.
9.2. The Servicer may offer the Mortgagor a Refinance in response to a payoff inquiry by the Mortgagor provided that such Refinance does not cause a loss or shortfall to the Trust.
10.	Periodic Depositor/Servicer Review. The DAG Parties shall review the DAG, as well as the Servicer Procedures, including the Approval Matrix, no less than quarterly to determine whether either party believes the DAG, the Servicer Procedures and the Approval Matrix, as the case may be, should be revised to increase Mortgage Loan performance and Optimal NPV Returns to the Trust, and to ensure compliance by the Servicer with the terms of the Agreement (including without limitation the DAG). Among other things:
10.1. Depositor and Trustee shall be entitled to review the Servicer’s operations, the Servicer Procedures and the Approval Matrix, including without limitation the Servicer’s Collections and loss mitigation practices and performance, including conformance with Customary Servicing Procedures and applicable law. Depositor and Trustee shall be authorized to evaluate the incentive structure with respect to the Collections Unit to ensure that representatives in the Collections Unit are incented to cure Early Stage Delinquencies.
10.2. Depositor and Trustee may place personnel or agents onsite at the Servicer for the purposes of such review.
10.3. The Servicer shall provide Depositor and Trustee with data and performance information, including, without limitation, information and files relating to Collections, Loss Mitigation Alternatives, delinquency migrations, customer contact audits (e.g., phone calls, etc.), Defaults, Foreclosures, bankruptcies, and other information as Depositor and Trustee may reasonably request.
10.4. In the absence of mutual agreement on revisions to the existing DAG, the Servicer shall be required to follow the existing DAG, the Servicer Procedures and the Approval Matrix. The Servicer shall notify the Securities Administrator of any revisions to the existing DAG and forward the revised DAG to the Securities Administrator for inclusion in the next succeeding Distribution Date Statement.
10.5. In the event Depositor is the owner of any Class of Certificates, and desires to sell any Certificates of such Class, the Servicer agrees to provide the same data to the potential buyer that it provides to Depositor under the Agreement; provided, however, that such potential buyer must first sign a nondisclosure agreement acceptable to Depositor and the Servicer that includes, among other provisions, covenants to comply with all applicable securities and privacy laws.
11.	The provisions of Section 10 shall apply for so long as Depositor (or, subject to the provisions of Section 13 hereof, an affiliate or successor-in-interest of (each, a Depositor

“Affiliate”)) holds any Class CE or Class R Certificate. If neither Depositor nor any applicable Depositor Affiliate is the holder of any such Certificates, the Servicer shall constitute the sole DAG Party and may unilaterally, from time to time in its sole discretion, revise the terms of the DAG; provided, however, that the purpose of any such revision must be to maximize proceeds to and otherwise service the Mortgage Loans in the best interest of the Trust pursuant to the terms of the agreement.
11.1. Depositor may appoint a designee to conduct its review under Section 10.
12.	Compliance with REMIC; Conflict. The Servicer may service the Mortgage Loans in accordance with the terms of the Servicer Procedures in accordance with the Approval Matrix to the extent not inconsistent with the terms of the Agreement. All actions of the Servicer in servicing the Mortgage Loans must not violate REMIC Provisions or any other applicable law. In the event of a conflict between the REMIC Provisions or any other applicable law and any of the Agreement, the DAG or the Servicer Procedures in accordance with the Approval Matrix, the Servicer shall comply with REMIC Provisions and other applicable law and the DAG Parties shall negotiate in good faith to revise the Agreement, the DAG or the Servicer Procedures in accordance with the Approval Matrix, as the case may be, to correct such inconsistency in the manner that the DAG Parties mutually agree is in the best interest of the Trust and resolves such non-compliance. In the event of an inconsistency between the Agreement or the DAG, the Approval Matrix and the Servicer Procedures , the Servicer shall follow the terms of the Agreement or the DAG, as the case may be, and either disregard the inconsistent part of the Servicer Procedures in servicing the Mortgage Loans or revise the Servicer Procedures to comply with the Agreement or the DAG, as applicable.

13.	Assignment. So long as AGFC or any affiliate of AGFC holds any of the Class R Certificates or Class CE Certificates, the Depositor shall remain a DAG Party. In the event of an assignment or transfer of any such Class of Certificates to Depositor’s Affiliate or to an unaffiliated third party, Depositor shall remain a DAG Party unless, following such assignment or transfer, neither Depositor nor Depositor’s Affiliate holds any such Class of Certificates, in which case the terms of Section 11 hereof shall apply. In the event that neither AGFC nor any of its affiliates holds the Class R Certificates or Class CE Certificates, the Servicer shall constitute the sole DAG Party.

14.	Servicer Procedures. The Servicer is obligated at all times to ensure that the Servicer Procedures comply with Customary Servicing Procedures, the Approval Matrix and all applicable law.

15.	Compliance with HAMP. In the event a Servicer is (i) a Participating Servicer in HAMP and (ii) servicing a Mortgage Loan eligible for and pursuant to HAMP, if any applicable provision of HAMP is inconsistent with any applicable provision of the DAG, then such HAMP provision shall control. Notwithstanding the foregoing, with respect to any Mortgage Loan eligible for and being serviced pursuant to HAMP:
15.1. The Servicer must otherwise follow the DAG to the extent any provision is not inconsistent with the requirements of HAMP. For avoidance of doubt, however, fees payable to the Servicer for any particular loss mitigation activity on a Mortgage Loan shall be available only pursuant to HAMP, if done under HAMP, or the DAG, if done under the DAG, but not both.
15.2. Upon termination of HAMP or the depletion of the Servicer’s delegated HAMP funds, the Servicer shall no longer follow the terms of HAMP and thereafter shall comply fully with the DAG to the extent permitted by federal law.
15.3. In the event of the transfer of servicing of a Mortgage Loan that is being serviced pursuant to HAMP, the succeeding Servicer shall sign the Assignment and Assumption Agreement (in the form of Exhibit C of the Servicer Participation Agreement) with respect to such Mortgage Loan.
16. Capitalized Terms. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreement.

Approval Matrix

Servicer Approval
Action	Delegated Authority	Required	Terms and Conditions
Process Payments by requiring Principal, Interest and Escrow portions of the payment before calling it a contractual payment and rolling the due date subject to the below exceptions. Exception for if an Escrowed loan, allow a $50 shortage and pull the shortage out of Escrow.
Modified Payment Logic	X
Exception for if not an Escrowed loan, allow a $5 shortage and pull the shortage out of Recoverable Corporate Advance. Followed Servicer Guidelines for Payment Overages.

Paid In Full Loans with Balances	X		If paid in full loan has a remaining balance of Escrow or Suspense, hold funds for 30 days to ensure any returned payments are received and netted out of the refund.

Pre-Payment Penalty (PPP) Waivers	X		Subservicer may waive the application of any related PPP if Subservicer reasonably believes doing so would maximize proceeds for the account.

Releasing Liens	X		Subservicer will release liens in accordance with the state requirements on paid in full and short sale loans.

Servicemembers Civil Relief Act	X		Subservicer will service loans qualified for the Servicemembers Civil Relief Act in accordance with the provisions of the law.

Servicer Approval
Action	Delegated Authority	Required	Terms and Conditions
Subservicer will consider a customer’s request for a Subordination of a Second Lien base upon the below criteria. Must have a current Interior Appraisal — Appraisal from Lender acceptable. CLTV must be less than 80% if greater than $1,000 Cash Out or between 80 — 95% with less than $1,000 Cash Out. CLTV calculated by (the Good Faith Estimate Loan Amount + the Second Credit Limit) divided by the As Is Appraisal Value. Based upon Subservicer judgment, the customer must have good pay history on the Second lien and on the credit bureau. Based upon Subservicer judgment, Subservicer can also approve Subordination with the stipulation of closing the line of credit.

Subordinations	X

Subservicer will respond promptly to any written inquiry from any Federal, State, County or City Agency or Organization as well as the Better Business Bureau with a copy to Servicer. Subservicer will follow all applicable laws, Subservicer’s written Complaint Resolution Process and good servicing practices as it relates to customer written complaints and disputes.
Responding to Disputes and Written Complaints	X

Credit Bureau reporting	X		Subservicer will report loans in compliance with the Fair Credit Reporting Act.

Setting Up Escrow	X		Subservicer will set up Escrow for customers who make the request. Subservicer will set up Escrow for customers who are not set up for Escrow but are modified under the HAMP program. Subservicer will set up Escrow for customers who are not set up for Escrow but Subservicer has had to pay delinquent taxes or establish a Creditor Placed Insurance Policy. Subservicer will follow all RESPA Requirements in relation to servicing Escrow Loans on behalf of Servicer.

Dissolving an Escrow Account	X		Subservicer will use its best judgment when a customer requests to dissolve an Escrow Account. At a minimum, customer should have a perfect pay history (0 x 30) for the past 24 months and the LTV should not be greater than 80%.

Interest on Escrow	X		Subservicer will follow all state requirements when by paying Interest On Escrow on a quarterly basis.

Servicer Approval
Action	Delegated Authority	Required	Terms and Conditions
Creditor Placed Insurance	X		For loans that are not set up for Escrow on Insurance, Subservicer will annually receive proof that the customers have a valid and paid for Hazard Insurance Policy. If the customers do not provide proof, Subservicer will set up a Creditor Placed Insurance Policy to cover the principal balance of the loan. Subservicer will set up an Escrow Account so Advance can be repaid over 12 months.

Payment of Delinquent Real Estate Taxes	X		As a rule of thumb, Subservicer should only pay delinquent taxes on behalf of a customer only if there is a risk of a Tax Sale within the next year (High Severity). However, Subservicer should use good business judgment when paying delinquent taxes on loans that are not Escrowed for Taxes. For example, if the delinquent taxes are given to a private company to collect with a high interest rate, it would be prudent to go ahead and pay those taxes even though they might not go to a Tax Sale. Would want to look at value of property and Balance as well. Subservicer will set up an Escrow Account so Advance can be repaid over 12 months.

Release of Hazard Insurance proceeds	X		Consistent with Subservicer Servicing Guidelines.

Applicable 1098, 1099A and 1099C IRS Reporting	X		Subservicer will provide customers and appropriate end of year reporting as required by law. This would include, but not be limited to, 1098, 1099A and 1099C reporting.

Hardship / Disaster		X	Servicer must be informed and approve approach / arrangements.

Servicer Approval
Action	Delegated Authority	Required	Terms and Conditions
Collections Efforts	X		Subservicer will follow all applicable collections laws including, but not limited to, FDCPA. Subservicer will have a dedicated staff assigned to Servicer Loans. Subservicer will staff with low spans of control for each delinquency bucket of Servicer Loans. Subservicer will make at least 1 collection phone attempt every 3 days on Servicer Loans. Subservicer will make multiple phone attempts using different strategies to contact customer beginning when a loan is 1 — 29 days past due. Subservicer will start collections attempts no later than 16 days past due (as early as 5 days past due for higher risk loans). Upon contact, Subservicer will ascertain reason for delinquency and ask for payment. Subservicer will continue to make collection calls for payments even if loan is in Foreclosure and/or Loss Mitigation. Subservicer will utilize a letter strategy that is consistent with Subservicer Guidelines.

Timing of Breach Notice	X		Typically at day 45 or at day 35 for loans in states that have implemented laws that require longer timeframes for NOI Letters. Consistent with Subservicer Servicing Guidelines.

Delinquent Loans Deferment Plans for	X		After 2 consecutive monthly contractual payments and no deferment in the last 12 months, deferment can be offered. Must collect the Escrow and Principal portions of the delinquent and current month payments in order to roll to the Next Due Date to Current (due for the next month). Exception, Deferments as described above are not approved for the Servicer Mortgage Loan Trust 2010-1 Securitization loans.

Repayment Plans for	X		Loan must be greater than or equal to 30 days delinquent. 1/2 of arrears should be collected prior to the forbearance, if possible. Remaining arrears to be collected over a 3 — 6 month period. 6 month max repayment plan term.

HAMP Modification	X		Follow all HAMP rules / process / reporting / guidelines including new required Directives. Participate in only the required programs unless approved by Servicer. Principal reductions not approved unless approved by Servicer at loan level.

Servicer Approval
Action	Delegated Authority	Required	Terms and Conditions
HAFA Short Sale/DIL	X		Follow all HAFA rules / process /reporting / guidelines including new required Directives. Subservicer must use the Minimum Net Proceeds calculation Approved by Servicer.

HAUP Program	X		Follow all HAUP (Unemployment) rules /process / reporting / guidelines including new required Directives.

Custom Modification	X X X	X	HAMP must always be the first alternative for Loan Modifications. For loans less than 90 days past due and not eligible for HAMP, Subservicer will submit all Loan Modification packages to Servicer for approval. Loans greater than or equal to 90 days past due and not eligible for HAMP, a minimum of a 3 month Forbearance Plan is required before loan can be modified. NPV must exceed Foreclosure / REO, Short Sale and DIL best case.

Forgiveness of principal, interest or other amounts outstanding / owed		X	All debt forgiveness of principal, interest or other outstanding arrears must be approved Servicer.

Short Sale	X X X X X X	X X	HAFA always the first alternative for Short Sales. Interior Appraisal Value less than 60 days old is required along with Hardship Letter from Customer. NPV must exceed Foreclosure / REO, Loan Modification and DIL base case. Realtor commissions not to exceed 5%. No cash out to seller. Sale Amount is compared to Appraisal to ensure value received. Servicer approval required on loans less than 90 Days past due. Servicer approval required on loans greater than or equal to 90 Days past due where Expected Loss exceeds $125,000.

Deed — in — Lieu (DIL)	X X X X		HAFA always the first alternative for DIL. Interior Appraisal Value less than 60 days old is required along with Hardship Letter from Customer. Updated Title required. NPV must exceed Foreclosure / REO, Loan Modification and Short Sale base case.

Servicer Approval
Action	Delegated Authority	Required	Terms and Conditions
		X X	Servicer approval required on loans less than 90 Days past due. Servicer approval required on loans greater than or equal to 90 Days past due where Expected Loss exceeds $125,000.

Cash for Keys — DIL	X		Delegated authority up to 3 monthly payments or 1% of the Unpaid Principal Balance, whichever is greater. Property must be left vacant and broom swept clean. Customer must permit an Interior Appraisal or BPO and execute DIL before receiving Proceeds.

Recoverable Corporate Advances	X	As allowed by law, Subservicer will
charge any legal foreclosure or
bankruptcy attorney cost or expense to the loan in the Recoverable Corporate Advance bucket so that the borrower will be responsible for paying these amounts back.

Foreclosure Referral 1st Liens 2nd Liens	X	X X	1st liens will be referred within 3 days upon expiration of demand notice and no longer active in HAMP. 1st liens with Principal Balances less than $60,000 or recent Interior Appraised/BPO Value of less than $15,000 must be approved by Servicer. Servicer to approve all 2nd lien referrals based on equity analysis.

HELOCs	X		For any Advance that is presented for payment of $10,000 or more, Subservicer will do a Signature Verification prior to acceptance of the advance. For any Advance that is presented for payment that is in the form of a Draft, Subservicer will decline payment and not post the transaction to the loan. For any Advance that is presented for payment less than $100, Subservicer will decline the payment and not post the transaction to the loan. If a HELOC loan that is still in the Draw Period goes 60 days past due, the line of credit will be shut down and an Adverse Action Notice will be sent to the customer.

Securitized Loans	X		For loans in the two Securitized Pools — 2006-1 and 2010-1, prior to the initiation of a Foreclosure Action, Subservicer will perform all actions necessary to transfer ownership of such Mortgage Loan to the appropriate Owner or Owner Designee Name.

Servicer Approval
Action	Delegated Authority	Required	Terms and Conditions
MERS	X		Prior to initiation of a Foreclosure Action, Subservicer will perform all actions necessary to transfer ownership of such Mortgage Loan from MERS to the appropriate Owner or Owner Designee Name.

Foreclosure Valuations	X	Within 180 days of Foreclosure Sale, an Interior Appraisal (if Vacant, Short Sale or DIL) is required or a BPO (prefer this to be done within 2 months of the Foreclosure Sale date if possible for the most current value).

Upon Completion of Foreclosure Sale, an Interior Appraisal (if Vacant, Short Sale or DIL) is required if the last Interior Appraisal is older than 180 days. If property occupied, a BPO is required if previous BPO is older than 180 days.

Foreclosure Bidding Instructions	X	X	85% of the most recent Interior Appraisal (vacant property) or BPO or the Pay-off, whichever is lower. Foreclosure Bids with Estimated Loss greater than $125,000 should be approved by Servicer.

Property Preservation	X		Delegated authority up to a cumulative $10,000 for each property.

Foreclosure and Bankruptcy Fees and Costs	X		Must comply with most recent FNMA Fee Matrix.

Bankruptcy	X X	X	Subservicer will file for Motion For Relief after 2 missed payments on bankrupt loans. Subservicer will solicit all Active Bankruptcy Chapter 7 loans for Reaffirmations and will receive court approval. Subservicer cannot approve principal reductions on bankrupt loans without prior approval from Servicer.

Charge-off Approval	X X	X	Accounts should be charged-off in the month in which the loan is 180 days past due and the lien is determined to no longer be valid. (e.g. senior lien foreclosure, third party sale foreclosure (3rd party outbids Servicer) or short sale completed). Subservicer has the authority to make charge-off decisions on 2nd liens with less than $30,000 equity. Charge-offs greater than $125,000 should be approved by Servicer.

Servicer Approval
Action	Delegated Authority	Required	Terms and Conditions
Registering of REO Properties	X		Subservicer will follow all local jurisdiction property registering requirements as required by local ordinances and statutes.

Dwelling Insurance	X		Subservicer will adequately provide for dwelling insurance of all REO properties up to and including the value of the property.

Limit of $2,000 for First Attempt.
Relocation Assistance to shorten Eviction - Cash For Keys	X		Second and greater Attempts limit is $2,500 for most recent Value of $0 — $250,000 or 1% of the most recent Value greater than $250,000. Property must be left in broom swept condition to receive proceeds.

REO List Price	X		An Interior Appraisal is required either for the Foreclosure Bid process, the Foreclosure Sale process or upon Vacancy once in REO. A BPO should also be received from the Real Estate Agent who is assigned the property to sell. REO Initial List Price should be set at the higher of the Interior Appraisal or BPO “As Is” value. If property being repaired, list using the “Repaired” value vs. the “As Is” value is acceptable. At 1 year and every year thereafter from the last Interior Appraisal Date, order a new Interior Appraisal unless the property is under contract.

REO List Price Reductions	X	Every 30 Days. After 60 Days, use best judgment.
		Property Value	30 Day Reduction	60 Day Reduction
		$0 — $24.9k	18%	14%
		$25 — $49.9k	14%	12%
		$50 — $99.9k	8%	6%
		$100k+	5%	5%

REO Repairs /Improvements	X	Delegated authority up to cumulative $10,000 for each property. Rule of thumb should be that the repair should increase the selling price by two times the expense.

Servicer Approval
Action	Delegated Authority	Required	Terms and Conditions

Property Preservation /Emergency Repairs	X		Delegated authority up to cumulative $10,000 for each property. Rule of thumb should be that the repair should increase the selling price by two times the expense.

Acceptance of REO Sales Offer	X X	X	Offer must be greater than or equal to 92% of current list price. All other offers less than 92% will require Servicer approval. All REO Sales Contracts should be executed “As Is” and “Final”.

Settlement of Litigated Accounts		X	Subservicer will provide monthly updates to Servicer as the status of any litigation loan in process. Servicer to approve all litigated files (initiated from outside party) based on recommendation by Subservicer and outside counsel.

Approval of any Form Letters	X		Subservicer will have Legal Approval of all Form Letters being sent to customers for any servicing reasons.

Regulatory Requests for Information or Exams	X		If Servicer receives data and/or exam requests from a State Regulatory Agency (for example: A Bureau of Financial Institutions), the request will be sent to Subservicer to retrieve data and/or provide answers and, with timely prior approval from Servicer, will provide the data or complete the exam or will send the information to Servicer for their response (Servicer decision). If Subservicer receives data and/or exam requests from a State Regulatory Agency on American General loans (for example: VA Bureau of Financial Institutions), Subservicer will notify American General within 10 days, will retrieve the data and/or complete the exam and, with timely prior approval from Servicer, will provide the data or exam to the requesting agency.

Solicitation of Customers		X	Subservicer will seek approval of any offer of any third party product or origination offer from Servicer prior to solicitation. In the event that Servicer approves of a Solicitation, Subservicer will eliminate any Do Not Solicit loans.

This Approval Matrix may have items added to it, items revised or items deleted at any time with mutual consent of both Subservicer and Servicer.